Filed Pursuant to Rule 424(b)(5)
Registration File No. 333-278010

PROSPECTUS SUPPLEMENT

(To Prospectus dated March 29, 2024)

Li-Cycle Holdings Corp.

5,000,000 Units, with each Unit consisting of:

One Common Share

One Series A Warrant to Purchase One Common Share

One Series B Warrant to Purchase One Common Share

10,000,000 Pre-Funded Units, with each Pre-Funded Unit consisting of:

One Pre-Funded Warrant to Purchase One Common Share

One Series A Warrant to Purchase One Common Share

One Series B Warrant to Purchase One Common Share

10,000,000 Common Shares Underlying the Pre-Funded Warrants

15,000,000 Common Shares Underlying the Series A Warrants

15,000,000 Common Shares Underlying the Series B Warrants

Li-Cycle Holdings Corp., an Ontario corporation (the “Company,” “Li-Cycle,” “we,” “us,” “our” or similar terms) is offering 5,000,000 units (the “Units”), with each Unit consisting of: (i) one common share, without par value, of the Company (each, a “common share”); (ii) one Series A Warrant to purchase one common share (each, a “Series A Warrant”); and (iii) one Series B Warrant to purchase one common share (each, a “Series B Warrant” and, together with the Series A Warrants, collectively, the “Warrants”). Each Series A Warrant is exercisable at an exercise price of $1.00 per common share. Each Series B Warrant is exercisable at an exercise price of $1.00 per common share, subject to certain anti-dilution and share combination event protections. The Series A Warrants will be immediately exercisable and will expire on the eight-month anniversary of the initial date of issuance and the Series B Warrants will be immediately exercisable and will expire on the five-year anniversary of the initial date of issuance. See “Description of Securities We Are Offering.” We are offering each Unit at a public offering price of $1.00 per Unit.

We are also offering the opportunity to purchase, if the purchaser so chooses and in lieu of Units, 10,000,000 pre-funded units (the “Pre-Funded Units”) to purchasers whose purchase of Units in this offering would otherwise result in the purchaser, together with its affiliates and certain related parties, beneficially owning more than 4.99% (or, at the election of the purchaser, 9.99%) of our common shares immediately following the consummation of this offering. Each Pre-Funded Unit consists of: (i) one pre-funded warrant exercisable for one common share (each, a “Pre-Funded Warrant”); (ii) one Series A Warrant; and (iii) one Series B Warrant. We are offering each Pre-Funded Unit at a public offering price of $0.99999 (equal to the price per Unit minus $0.00001), and the exercise price of each Pre-Funded Warrant included in the Pre-Funded Units will be $0.00001 per common share. The Pre-Funded Warrants will be immediately exercisable and may be exercised at any time until all of the Pre-Funded Warrants are exercised in full.

The common shares and Pre-Funded Warrants, and the accompanying Warrants, as the case may be, can only be purchased together in this offering but will be issued separately and will be immediately separable upon issuance. The Units and Pre-Funded Units have no stand-alone rights and will not be certificated or issued as stand-alone securities. Pursuant to the registration statement related to this prospectus supplement, we are also registering the common shares issuable upon exercise of the Warrants and the Pre-Funded Warrants included in the Units and Pre-Funded Units offered hereby.

The Series B Warrants will contain a reset of the exercise price to a price equal to the lesser of (i) the then applicable exercise price and (ii) the lowest volume weighted average price (“VWAP”) during the period commencing five trading days immediately preceding and the five trading days commencing on the date we effect a reverse stock split in the future. Additionally, the Series B Warrants will provide for an adjustment to the exercise price upon our issuance of common shares or common share equivalents at a price per share that is less than the then applicable exercise price of the Series B Warrants, subject to certain exceptions.

Any reduction to the exercise price of the Series B Warrants will be subject to a floor price. The floor price shall be equal to $0.50 (50% of the public offering price for the Units sold in this offering).We intend to use the proceeds from this offering for working capital and other general corporate purposes. See “Use of Proceeds.”

Our common shares are listed on the New York Stock Exchange (“NYSE”) under the symbol “LICY.” On January 14, 2025, the last reported sale price of our common shares was $1.52 per share. There is no established trading market for the Units, Pre-Funded Units, Warrants or Pre-Funded Warrants and we do not intend to list the Units, Pre-Funded Units, Warrants or Pre-Funded Warrants on any securities exchange or nationally recognized trading system.

	Per Unit	Per Pre-Funded Unit	Total
Public offering price	$1.00	$0.99999	$14,999,900.00
Underwriting discounts and commissions(1)	$0.07	$0.0699993	$1,049,993.00
Proceeds, before expenses(2)	$0.93	$0.9299907	$13,949,907.00

(1)	See “Underwriting” for a description of the compensation payable to the underwriter, including reimbursable expenses.
(2)	The amount of offering proceeds to us presented in this table does not give effect to any exercise of the Warrants or the Pre-Funded Warrants.

We have granted the underwriter an option for a period of 45 days from the date of this prospectus supplement to purchase up to 2,250,000 additional common shares (15.0% of the common shares included in the Units and the Pre-Funded Units sold in the offering), at a price of $0.99998 per common share, and/or up to 2,250,000 additional Series A Warrants to purchase an aggregate of an additional 2,250,000 common shares, representing 15.0% of the Series A Warrants included in the Units and Pre-Funded Units sold in the offering, at a price of $0.00001 per Series A Warrant, and/or up to 2,250,000 additional Series B Warrants to purchase an aggregate of an additional 2,250,000 common shares, representing 15.0% of the Series B Warrants included in the Units and Pre-Funded Units sold in the offering, at a price of $0.00001 per Series B Warrant. The underwriter may exercise this option with respect to the common shares only, Series A Warrants only, Series B Warrants only, or any combination thereof. See “Underwriting — Over-Allotment Option.”

An investment in our securities involves a high degree of risk. You should carefully consider the information under the heading “Risk Factors” beginning on page S-10 of this prospectus supplement, “Risk Factors” beginning on page 5 of the accompanying base prospectus, and in the documents incorporated by reference in this prospectus supplement before investing in our securities.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement. Any representation to the contrary is a criminal offense.

The underwriter expects to deliver the Units and Pre-Funded Units against payment in New York, New York on or about January 16, 2025.

Sole Book-Running Manager

Aegis Capital Corp.

The date of this prospectus supplement is January 15, 2025

Prospectus Supplement

Prospectus

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process and consists of two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and also supplements and updates information contained in the accompanying base prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying base prospectus. The second part is the accompanying base prospectus, which provides more general information, some of which may not apply to this offering.

The information contained in this prospectus supplement, the accompanying base prospectus and the documents incorporated by reference herein and therein are accurate only as of their respective dates, regardless of the time of delivery of any such document or the time of any sale of our common shares. Our business, financial condition, results of operations and prospects may have changed since those dates. It is important for you to read and consider all information contained or incorporated by reference in this prospectus supplement and the accompanying base prospectus in making your investment decision. You should read this prospectus supplement and the accompanying base prospectus, as well as the documents incorporated by reference herein and therein, and the additional information described under the section titled “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” in this prospectus supplement before investing in our securities.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in this prospectus supplement and the accompanying base prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

We are offering to sell, and seeking offers to buy, our securities only in jurisdictions where such offers and sales are permitted. The distribution of this prospectus supplement and the accompanying base prospectus and the offering of our securities in certain jurisdictions may be restricted by law. This prospectus supplement and the accompanying prospectus does not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement and the accompanying prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

You should rely only on the information contained in this prospectus supplement and the accompanying base supplement, as well as the information incorporated by reference into this prospectus supplement and the accompanying base prospectus. We have not, and the underwriter has not, authorized any other person to provide you with different or additional information. We do not, and the underwriter does not, take responsibility for, nor can we or they provide assurance as to the reliability of, any other information that others may provide. We are not, and the underwriter is not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. The information contained in this prospectus supplement, the accompanying base prospectus or any documents incorporated by reference, is accurate only as of the date of the applicable document or such other date stated in the applicable document, and our business, financial condition, results of operations and/or prospects may have changed since those dates.

Except as otherwise set forth in this prospectus supplement and the accompanying base prospectus, we have not, and the underwriter has not, taken any action to permit a public offering of these securities outside the United States or to permit the possession or distribution of this prospectus supplement and the accompanying base prospectus outside the United States. Persons outside the United States who come into possession of this prospectus supplement and the accompanying base prospectus must inform themselves about and observe any restrictions relating to the offering of these securities and the distribution of this prospectus supplement and the accompanying base prospectus outside the United States.

BASIS OF PRESENTATION

On December 21, 2022, the Board of Directors of the Company approved a change of the Company’s fiscal year end from October 31 to December 31 to better align with peer group companies. The change resulted in a transition period of November 1, 2022 through December 31, 2022. In addition, the Company previously qualified as a “foreign private issuer” under applicable U.S. securities laws and, on January 1, 2024, became subject to the rules and regulations of the SEC applicable to U.S. domestic issuers, including the requirement to report its financial statements in accordance with U.S. generally accepted accounting principles (“U.S. GAAP”). As a result, Li-Cycle’s annual consolidated financial statements for the years ended December 31, 2023, October 31, 2022 and October 31, 2021 and consolidated financial statements for the two-month period ended December 31, 2022, in each case as included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on March 15, 2024, as amended by the Form 10-K/A filed with the SEC on April 29, 2024 (the “Annual Report on Form 10-K for the year ended December 31, 2023”) and incorporated by reference herein, have been prepared in accordance with U.S. GAAP.

Terms used herein but not defined shall have the meanings set forth in the Company’s Quarterly Report on Form 10-Q for the three months ended September 30, 2024 under the heading “Frequently Used Terms.”

INDUSTRY AND MARKET DATA

In this prospectus supplement and the documents incorporated by reference in this prospectus supplement, we rely on and refer to industry data, information and statistics regarding the markets in which we compete, as well as from publicly available information, industry and general publications and research and studies conducted by third parties. We have supplemented this information where necessary with our own internal estimates, considering publicly available information about other industry participants and our management’s best view as to information that is not publicly available. We have taken such care as we consider reasonable in the extraction and reproduction of information from such data from third party sources.

Industry publications, research, studies, forecasts and estimates generally state that the information they contain has been obtained from sources believed to be reliable, but that the accuracy and completeness of such information is not guaranteed. Forecasts, estimates and other forward-looking information obtained from these sources are subject to the same qualifications and uncertainties as the other forward-looking statements in this prospectus supplement and any document incorporated by reference in this prospectus supplement. These forecasts, estimates and other forward-looking information are subject to uncertainty and risk due to a variety of factors, including those described under the section titled “Risk Factors.” These and other factors could cause results to differ materially from those expressed in the forecasts, estimates or other forward-looking information from independent third parties and us.

TRADEMARKS, SERVICE MARKS AND TRADE NAMES

This prospectus supplement includes certain trademarks, service marks and trade names that we own or otherwise have the right to use, such as “Li-Cycle” and “Spoke & Hub Technologies,” which are protected under applicable intellectual property laws and are our property. We have, or are in the process of obtaining, the exclusive right to use such trademarks, service marks and trade names in the countries in which we operate or may operate in the future. This prospectus supplement also contains additional trademarks, tradenames, and service marks belonging to other parties, which are the property of their respective owners. Solely for convenience, our trademarks, service marks and trade names referred to in this prospectus supplement may appear without the ® or ™ symbol, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights to these trademarks, service marks and trade names. We do not intend our use or display of other parties’ trademarks, tradenames, or service marks to imply, and such use or display should not be construed to imply, a relationship with, or endorsement or sponsorship of us by, these other parties.

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights selected information and does not contain all of the information you should consider before investing in our securities. Before making your investment decision with respect to our securities, you should carefully read this entire prospectus supplement, the accompanying base prospectus and the documents referred to in “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.” Some of the statements in this prospectus supplement constitute forward-looking statements that involve significant risks and uncertainties. See “Cautionary Statement on Forward-Looking Statements” for more information.

Our Company

Li-Cycle (NYSE: LICY) is a leading global lithium-ion battery resource recovery company. Established in 2016, and with customers and partners around the world, Li-Cycle’s mission is to recover critical battery-grade materials to create a domestic closed-loop battery supply chain for a clean energy future. The Company’s proprietary “Spoke & Hub” recycling and resource recovery process is designed (a) at its Spokes, or pre-processing facilities, to process battery manufacturing scrap and end-of-life batteries to produce “black mass”, a powder-like substance which contains a number of valuable metals, and other intermediate products, and (b) at its future Hubs, or post-processing facilities, to process black mass to produce critical materials for the lithium-ion battery supply chain, including lithium carbonate.

At its Spokes, in addition to producing black mass, the Company produces certain other intermediate products analogous to black mass that have a similar metal content, and, as a result, the Company tracks its production using a unit of measure called black mass and black mass equivalents.

Li-Cycle pioneered what it believes to be an innovative and scalable metallurgical processing method with its Spoke & Hub network, with the goal of making a valuable contribution to the EV industry and the world’s transition to a circular economy by offering an environmentally-friendly recycling solution alternative to energy-intensive pyrometallurgical processing methods. By re-inserting critical materials back into the lithium-ion battery supply chain, we believe we will be able to effectively close the loop between the beginning and end-of-life battery phases in both an environmentally and what we believe to be an economically sustainable manner.

Lithium-ion batteries are increasingly powering products and solutions in a range of industries, including consumer electronics, EVs and energy storage. An overview of the industries in which lithium-ion batteries are utilized is set forth below:

Source: Expert Interviews, Secondary Research and BIS Research Analysis

Recent Developments

Spoke Operations Highlights

Li-Cycle produced approximately 5,370 tonnes of black mass and equivalents1 (“BM&E”) in the year ended December 31, 2024 and approximately 1,200 tonnes of BM&E in the fourth quarter of 2024.

Balance Sheet Position

As of December 31, 2024, Li-Cycle had cash and cash equivalents of $22.6 million, compared to $32.2 million as of September 30, 2024.

Between August 12, 2024 and December 31, 2024, Li-Cycle raised $16.3 million of net proceeds by issuing an aggregate of 7,403,621 of the Company’s common shares under its at-the-market program at a weighted average price of $2.20 per share. The number of issued and outstanding common shares as of December 31, 2024, was 30,427,796.

The information above is based on preliminary unaudited information and estimates as of December 31, 2024, is not a comprehensive statement of our financial results for this period, and is subject to change pending completion of our financial closing procedures, final adjustments, completion of the review of our financial statements and other developments that may arise between now and the time the review of our financial statements is completed. The above information may change and any changes may be material. Our independent registered public accounting firm has not conducted an audit or review of, and has not expressed an opinion or any other form of assurance with respect to, the above information. Our actual results as of December 31, 2024 will not be available until after this offering is completed.

Corporate Information

Li-Cycle Holdings Corp. was incorporated on February 12, 2021 under the laws of Ontario as a corporation solely for the purpose of effectuating the Business Combination, which was consummated on August 10, 2021. It is governed by the Articles of Amalgamation dated August 10, 2021, as amended.

Our principal executive office is located 207 Queens Quay West, Suite 590, Toronto, ON M5J 1A7, Canada and our phone number is (877) 542-9253. Our agent for service of process in the United States is Puglisi & Associates located at 850 Library Avenue, Suite 204, Newark, DE 19711.

Our principal website address is http://www.li-cycle.com. The information contained on our website does not form a part of, and is not incorporated by reference into, this prospectus supplement and the accompanying base prospectus.

[1]	“Black mass and equivalents“ is black mass and products analogous to black mass that have similar metal content.

THE OFFERING

Units offered by us	5,000,000 Units. Each Unit consists of: (i) one common share; (ii) one Series A Warrant; and (iii) one Series B Warrant. The Units have no stand-alone rights and will not be certificated or issued as stand-alone securities.

Pre-Funded Units offered by us

We are also offering the opportunity to purchase, if the purchaser so chooses and in lieu of Units, 10,000,000 pre-funded units (the “Pre-Funded Units”) to purchasers whose purchase of Units in this offering would otherwise result in the purchaser, together with its affiliates and certain related parties, beneficially owning more than 4.99% (or, at the election of the purchaser, 9.99%) of our common shares immediately following the consummation of this offering. Each Pre-Funded Unit consists of: (i) one Pre-Funded Warrant; (ii) one Series A Warrant; and (iii) one Series B Warrant. The Pre-Funded Units have no stand-alone rights and will not be certificated or issued as stand-alone securities.

This prospectus supplement also relates to the common shares issuable upon exercise of the Warrants and Pre-Funded Warrants sold in this offering.

Warrants offered by us

15,000,000 Series A Warrants. The Series A Warrants will be immediately exercisable, have an exercise price of $1.00 per share (100% of the public offering price per Unit), and have a term of eight months from the initial date of issuance.

15,000,000 Series B Warrants. The Series B Warrants will be immediately exercisable, will have an exercise price of $1.00 per share (100% of the public offering price per Unit), and will have a term of five years from the initial date of issuance. The exercise price of the Series B Warrants is subject to adjustment as described in the Series B Warrants.

See “Description of Securities We Are Offering—Warrants.”

Pre-Funded Warrants offered by us	10,000,000 Pre-Funded Warrants. The Pre-Funded Warrants will be immediately exercisable, have an exercise price of $0.00001 per common share and may be exercised at any time until all of the Pre-Funded Warrants are exercised in full.

Over-allotment option	We have granted the underwriter an option for a period of 45 days from the date of this prospectus supplement to purchase up to 2,250,000 additional common shares, representing 15.0% of the common shares included in the Units and the Pre-Funded Units sold in the offering, at a price of $0.99998 per common share, and/or up to 2,250,000 additional Series A Warrants to purchase an aggregate of an additional 2,250,000 common shares, representing 15.0% of the Series A Warrants included in the Units and Pre-Funded Units sold in the offering, at a price of $0.00001 per Series A Warrant, and/or up to 2,250,000 additional Series B Warrants to purchase an aggregate of an additional 2,250,000 common shares, representing 15.0% of the Series B Warrants included in the Units and Pre-Funded Units sold in the offering, at a price of $0.00001 per Series B Warrant. The underwriter may exercise this option with respect to the common shares only, Series A Warrants only, Series B Warrants only, or any combination thereof. See “Underwriting — Over-Allotment Option.”

Common shares outstanding prior to the offering	30,427,796 common shares outstanding as of December 31, 2024.

Common shares to be outstanding after the offering	35,427,796 common shares (assuming no exercise of the underwriter’s over-allotment option)

Use of proceeds	We intend to use the net proceeds to us from this offering for working capital and other general corporate purposes. See “Use of Proceeds” beginning on page S-21.

Listing	Our common shares are listed on the NYSE under the symbol “LICY.” There is no established trading market for the Units, Pre-Funded Units, Warrants or Pre-Funded Warrants and we do not intend to list the Units, Pre-Funded Units, Warrants or Pre-Funded Warrants on any securities exchange or nationally recognized trading system.

Public offering price per Unit	$1.00.

Public offering price per Pre-Funded Unit	$0.99999.

Risk factors	Investing in our securities involves risks. See “Risk Factors” beginning on page S-10 of this prospectus supplement, “Risk Factors” beginning on page 5 of the accompanying base prospectus, and in the documents incorporated by reference in this prospectus supplement for a discussion of certain factors you should carefully consider before deciding to invest in our securities.

Lock-up agreements	Our executive officers, directors and 10% or greater shareholders have agreed, for a period of 90 days after the date hereof, subject to certain exceptions, not to offer, sell, contract to sell, encumber, grant any option for the sale of or otherwise dispose of any common shares or other securities convertible into or exercisable or exchangeable for common shares without the prior written consent of the underwriter.

All information in this prospectus supplement related to the number of common shares to be outstanding immediately after this offering (unless otherwise stated) is based on 23,219,938 common shares outstanding as of September 30, 2024, and excludes:

•	234,439 common shares issuable upon the exercise of options to purchase our common shares outstanding as of September 30, 2024 with a weighted average exercise price of $61.17 per common share;

•	3,055,417 common shares reserved for issuance upon settlement of the restricted stock units outstanding as of September 30, 2024;

•	1,282,459 common shares available for future issuance under our 2021 Incentive Award Plan (the “Long-Term Incentive Plan”) as of September 30, 2024;

•

1,185,916 common shares issuable upon the conversion of the KSP Convertible Notes as of September 30, 2024 (excluding common shares issuable upon conversion of $7.2 million capitalized PIK interest incurred on the KSP Convertible Notes subsequent to September 30, 2024);

•

1,473,652 common shares issuable upon the conversion of the First A&R Glencore Convertible Note as of September 30, 2024 (excluding the impacts of the modification of the First A&R Glencore Convertible Note and the common shares issuable upon conversion of $7.5 million capitalized PIK interest incurred on the First A&R Glencore Convertible Note subsequent to September 30, 2024);

•

1,449,179 common shares issuable upon the conversion of the Second A&R Glencore Convertible Note as of September 30, 2024 (excluding common shares issuable upon conversion of $7.2 million capitalized PIK interest incurred on the Second A&R Glencore Convertible Note subsequent to September 30, 2024); and

•

17,730,496 common shares issuable upon the conversion of the Glencore Senior Secured Convertible Note as of September 30, 2024 (excluding common shares issuable upon conversion of $6.6 million capitalized PIK interest incurred on the Second A&R Glencore Convertible Note subsequent to September 30, 2024).

Unless otherwise stated, all information contained in this prospectus supplement assumes no exercise of options to purchase our common shares, no settlement of restricted stock units, no issuance of any shares under the Long-Term Incentive Plan, and no conversion of any portion of any outstanding convertible notes, in each case after September 30, 2024.

RISK FACTORS

An investment in our securities carries a significant degree of risk. Before deciding whether to acquire any such securities, you should carefully consider the risk factors incorporated by reference to our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, and all other information contained or incorporated by reference into this prospectus supplement and the accompanying base prospectus. The risks described in these documents are not the only ones we face. There may be other unknown or unpredictable economic, business, competitive, regulatory or other factors that could affect our future results. Past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods. The occurrence of any of these or other risks might cause you to lose all or part of your investment in the offered securities. Please also read carefully the section titled “Cautionary Statement on Forward-Looking Statements.”

Risks Relating to Li-Cycle’s Business

There is substantial doubt about Li-Cycle’s ability to continue as a going concern.

As of December 31, 2024, Li-Cycle held cash and cash equivalents of $22.6 million. For the nine months ended September 30, 2024, Li-Cycle’s net loss and cash flows used in operating activities amounted to $88.4 million and $92.5 million, respectively. Li-Cycle has also incurred significant losses since inception, expects to incur net losses in the future and has a declining cash balance. Li-Cycle expects to continue to have a net cash outflow from operations for the foreseeable future. Li-Cycle will require significant additional capital in order to satisfy the funding condition to draw on the DOE Loan Facility and to restart the Rochester Hub project. The Company can provide no assurance as to when, if ever, or how much, if any, funds will be available or received from the DOE Loan Facility. The Company also requires capital to fund existing and remaining capital commitments related to the Rochester Hub, as well as for general business operations. Certain contractors, subcontractors, consultants and suppliers (together, the “lienors”) have also filed purported mechanic’s liens against the Company’s interests in certain properties in New York State related to the Rochester Hub project, under New York Lien Law, given alleged delays in making payments to those lienors. See “Item 1A—Risk Factors—Risks Relating to Li-Cycle’s Business—The development of Li-Cycle’s Rochester Hub, Spoke network and other future projects is subject to risks, including with respect to financing, engineering, permitting, procurement, construction, commissioning and ramp-up, and Li-Cycle cannot guarantee that these projects will be resumed, completed in a timely manner or at all, that their costs will not be significantly higher than estimated, that financing will be sufficient to cover costs or escalated costs, or that the completed projects will meet expectations with respect to their productivity or the specifications of their respective end products, among others” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023 and “Part II—Item 1. Legal Proceedings” included in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2024. In addition, there are inherent risks associated with the ability of the Company to execute its growth strategy and there can be no assurance that the Company will develop the manufacturing capabilities and processes, meet quality, engineering, design or production standards, or meet the required production volumes to successfully grow into a viable, cash flow positive, business. Other circumstances, such as a continued rise in inflation, commodity and labor prices and other challenging macroeconomic conditions, may also arise, which could have a material and adverse effect on the Company’s cash flow and anticipated cash needs, which in turn could result in significant additional funding needs. As a result, Li-Cycle requires additional short or long-term financing in the near term in order to have sufficient cash and cash equivalents on hand to support current operations. This casts substantial doubt upon the Company’s ability to continue as a going concern without access to additional capital through financing transactions or otherwise. There are no assurances that Li-Cycle will be able to address its liquidity needs, including by raising sufficient capital when needed and may therefore need to significantly modify or terminate operations or dissolve and liquidate its assets under applicable bankruptcy laws or otherwise.

Li-Cycle may not be able to generate or raise sufficient cash to service our debt and sustain our operations.

As of September 30, 2024, we had substantial indebtedness outstanding, including an aggregate principal amount of $126.5 million outstanding under the KSP Convertible Notes (excluding $7.2 million of capitalized PIK interest incurred on the KSP Convertible Notes subsequent to September 30, 2024), $116.6 million outstanding under the First A&R Glencore Convertible Note (excluding $7.5 million of capitalized PIK interest incurred on the First A&R Glencore Convertible Note subsequent to September 30, 2024), $114.6 million outstanding under the Second A&R Glencore

Convertible Note (excluding $7.2 million of capitalized PIK interest incurred on the Second A&R Glencore Convertible Note subsequent to September 30, 2024) and $75.0 million outstanding under the Glencore Senior Secured Convertible Note (excluding $6.6 million of capitalized PIK interest incurred on the Glencore Senior Secured Convertible Note subsequent to September 30, 2024). Our ability to make principal or interest payments when due on our indebtedness, including obligations under the KSP Convertible Notes and the Glencore Convertible Notes, and to fund our ongoing operations, will depend on our future performance and ability to generate cash, which, to a certain extent, is subject to the success of our business strategy as well as general economic, financial, competitive, legislative, legal, regulatory and other factors, as well as other factors discussed herein and in the documents incorporated by reference in this prospectus supplement, many of which are beyond our control.

We cannot assure you that our business will generate sufficient cash flows from operations, will achieve revenue growth, or that cost savings and operating improvements will be realized or that future debt and/or equity financing will be available to us in an amount sufficient to enable us to pay our debts when due, including the KSP Convertible Notes and the Glencore Convertible Notes, or to fund our other liquidity needs. See “Item 1A—Risk Factors—Risks Relating to Li-Cycle’s Business—Li-Cycle has a history of losses and expects to incur significant expenses for the foreseeable future and may never achieve or sustain profitability” and “Item 1A—Risk Factors——Risks Relating to Li-Cycle’s Business—There can be no assurance that the Cash Preservation Plan or the efforts to pursue financing options or strategic alternatives will achieve any of the intended results” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023. In addition, the terms of the Glencore Convertible Notes contain mandatory redemption provisions that are triggered upon the occurrence of certain events. We may not have sufficient available cash or be able to obtain financing at the time of a mandatory redemption. Our failure to redeem the Glencore Convertible Notes when required by the terms of the Glencore Convertible Notes, as applicable, will constitute a default under the terms of the Glencore Convertible Notes, as applicable. Such a default could also lead to a default and cross-acceleration under agreements governing our other present or future indebtedness. If the payment of the related indebtedness were to be accelerated after any applicable notice or grace periods, we may not have sufficient funds to repay the interest on such indebtedness.

If our future cash flows from operations and other capital resources are insufficient to service our debt obligations and repay the same as they mature, or to fund our liquidity needs, we may be forced to:

•	reduce or delay our business activities and capital expenditures;

•	sell assets;

•	obtain additional debt or equity capital; or

•	restructure or refinance all or a portion of our debt, including the KSP Convertible Notes and the Glencore Convertible Notes, on or before maturity.

The type, timing and terms of any future financing, restructuring, asset sales or other capital-raising transactions will depend on our cash needs and the prevailing conditions in the financial markets. We cannot assure you that we would be able to accomplish any of these alternatives on a timely basis or on satisfactory terms, if at all. In such an event, we may not have sufficient assets to repay all of our debt.

Any failure to make payments on our existing debt on a timely basis could result in a reduction of our credit rating, which could also harm our ability to incur additional indebtedness. Any refinancing of our debt could be at higher interest rates and may require us to comply with more onerous covenants, which could further restrict our business, financial condition and results of operations. There can be no assurance that any assets that we could be required to dispose of could be sold or that, if sold, the timing of such sale and the amount of proceeds realized from such sale would be acceptable. If our business does not generate sufficient cash flows from operations and if we are unsuccessful in raising additional capital, we may not have sufficient cash to service our debts and repay the same when due, including the KSP Convertible Notes and the Glencore Convertible Notes, or to fund our other liquidity needs.

Risks Related to This Offering and the Ownership of Our Securities

We have broad discretion in the use of the net proceeds from this offering and our existing cash and cash equivalents and may not use them effectively.

Our management will have broad discretion in the application of the net proceeds from this offering as well as our existing cash and cash equivalents, including for any of the purposes described in the section titled “Use of Proceeds,” and you will be relying on the judgment of our management regarding such application. You will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used effectively. Our management might not apply the net proceeds from this offering or our existing cash in ways that ultimately increase the value of your investment. If we do not invest or apply the net proceeds from this offering or our existing cash in ways that enhance shareholder value, we may fail to achieve expected results, which could cause the prices of our securities to decline.

This offering may cause the trading price of our common shares to decrease.

The number of common shares included in the Units and underlying the Warrants and Pre-Funded Warrants to be sold in this offering may result in an immediate decrease in the trading price of our common shares. This decrease may continue after the completion of this offering. We cannot predict the effect, if any, that the availability of common shares for future sale represented by the Warrants and Pre-Funded Warrants issued in connection with the offering will have on the trading price of our common shares from time to time. The sale, or even the possibility of a sale, of the common shares underlying the Warrants and Pre-Funded Warrants could have an adverse effect on the market price for our securities or on our ability to obtain future financing. In addition, if and to the extent the Warrants or Pre-Funded Warrants are exercised, you may experience dilution to your holdings.

There is no established public trading market for the Units, Pre-Funded Units, Warrants or Pre-Funded Warrants being offered in this offering, and we do not expect markets to develop for these securities.

There is no established trading market for the Units, Pre-Funded Units, Warrants or Pre-Funded Warrants being offered in this offering, and we do not expect markets to develop for these securities. In addition, we do not intend to apply to list the Units, Pre-Funded Units, Warrants or Pre-Funded Warrants on any national securities exchange or other nationally recognized trading system. Without an active market, the liquidity of the Units, Pre-Funded Units, Warrants and Pre-Funded Warrants will be limited.

The Warrants are speculative in nature.

Except as otherwise set forth in the Warrants, the Warrants offered in this offering do not confer any rights of common share ownership on their holders, such as voting rights, but rather merely represent the right to acquire common shares at a fixed price for a limited period of time. Specifically, holders of the Series A Warrants may exercise their right to acquire the common shares and pay an exercise price of $1.00 per share (100% of the public offering price per Unit), from time to time, until the eight-month anniversary of the initial date of issuance, after which date any unexercised Series A Warrants will expire and have no further value, and holders of Series B Warrants may exercise their right to acquire the common shares and pay an exercise price of $1.00 per share (100% of the public offering price per Unit), from time to time, until the five year anniversary of the initial date of issuance, after which date any unexercised Series B Warrants will expire and have no further value.

Holders of Warrants and Pre-Funded Warrants will have no rights as shareholders until such holders exercise their Warrants or Pre-Funded Warrants and acquire our Common Shares.

Until holders of Warrants or Pre-Funded Warrants acquire common shares upon exercise of the Warrants or Pre-Funded Warrants, as applicable, such holders will have no rights as shareholders with respect to the common shares issuable upon exercise of such Warrants or Pre-Funded Warrants, as applicable. Upon exercise of the Warrants or Pre-Funded Warrants, the holders will be entitled to exercise their shareholder rights only as to matters for which the record date occurs after the exercise date.

The Glencore Senior Secured Convertible Note contains restrictive covenants that limit our operating and financial flexibility, including a liquidity covenant that requires the Company to maintain a minimum amount of liquidity.

The Glencore Senior Secured Convertible Note contains covenants that impose significant operating and financial restrictions on us. This agreement limits our ability to, among other things:

•	incur or guarantee additional indebtedness;

•	make certain restricted payments, restricted debt payments and investments;

•	merge, consolidate or transfer or sell assets;

•	enter into transactions with affiliates;

•	create or incur certain liens;

•	make certain loans, investments or acquisitions; and

•	create or incur restrictions on the ability of our subsidiaries to pay dividends or to make other payments to us.

All of these restrictions are subject only to limited exceptions and qualifications. In particular, we have very limited ability to incur or guarantee additional debt, create or incur liens and make loans, investments or acquisitions. In addition, we will be required to redeem a portion of the Glencore Senior Secured Convertible Note upon the occurrence of certain events and to redeem the Glencore Senior Secured Convertible Note as well as the First A&R Glencore Convertible Note and the Second A&R Glencore Convertible Note upon the occurrence of a change of control. The covenants to which we are subject pursuant to the Glencore Senior Secured Convertible Note could limit our ability to implement our business plan, to finance our future operations and capital needs and to pursue business opportunities and activities that may be in our interest. The Glencore Senior Secured Convertible Note also contains a minimum liquidity covenant that requires us to maintain a minimum amount of liquidity of $10.0 million, tested monthly. In addition, the Glencore Senior Secured Convertible Note also contains a capital expenditure covenant that restricts our ability to make capital expenditures in excess of $2.0 million in any transaction or series of related transactions, subject to certain exceptions. Any uncured breach of the covenants contained in the Glencore Senior Secured Convertible Note, including the minimum liquidity covenant, could result in the occurrence of an event of default under the Glencore Senior Secured Convertible Note, which would enable the holder of the Glencore Senior Secured Convertible Note to potentially accelerate the maturity of the principal amount due under the Glencore Senior Secured Convertible Note and foreclose on the collateral which secures the obligations under the Glencore Senior Secured Convertible Note.

We may not be able to repurchase the Warrants and/or Pre-Funded Warrants upon a Fundamental Transaction, or make other cash payments that may be required under the Warrants and/or Pre-Funded Warrants.

Upon the occurrence of a Fundamental Transaction, holders of Warrants and Pre-Funded Warrants may require us to purchase their Warrants or Pre-Funded Warrants for an amount of cash equal to the Black Scholes value of the remaining unexercised portion of their Warrants or Pre-Funded Warrants on the date of the consummation of such Fundamental Transaction. The occurrence of a change of control under the terms of certain of our existing indebtedness, including the Glencore Convertible Notes, obligates us to redeem such indebtedness at a specified price. In addition, indebtedness that we incur in the future may include similar provisions. The source of funds for any repurchase of Warrants and/or Pre-Funded Warrants and the redemption or other repurchase of our other indebtedness would be our available cash or cash generated from our subsidiaries’ operations or other sources, including borrowings, sales of assets or sales of equity. We may not be able to repurchase the Warrants and/or Pre-Funded Warrants upon a Fundamental Transaction because we may not have sufficient financial resources to purchase the Warrants and/or Pre-Funded Warrants that holders submit for repurchase or to repurchase and repay any other indebtedness that is required to be redeemed or may otherwise become due. We may require additional financing from third parties to fund payments due upon repurchase of our indebtedness, the Warrants and/or Pre-Funded Warrants, and we may be unable to obtain such financing on satisfactory terms or at all.

In addition, the terms of our current indebtedness limits, and our future indebtedness may limit, our ability to (i) repurchase Warrants or Pre-Funded Warrants upon the occurrence of a Fundamental Transaction, (ii) from paying the consideration in the form otherwise due to holders of Warrants and Pre-Funded Warrants upon exercise of their Warrants or Pre-Funded Warrants, as applicable, following a “Fundamental Transaction,” which would otherwise cause the Warrants and Pre-Funded Warrants to be exercisable for common shares of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and if applicable any additional consideration receivable as a result of the Fundamental Transaction, or (iii) from paying cash to holders of Warrants and Pre-Funded Warrants if we ever make cash distributions to holders of our common shares. In addition, while we have entered into a consent and waiver with the holder of the Glencore Senior Secured Convertible Note in connection with the offering, the repurchase of Warrants or Pre-Funded Warrants upon the occurrence of a Fundamental Transaction and the payment of consideration to the holders of Warrants and Pre-Funded Warrants upon exercise of their Warrants or Pre-Funded Warrants following a Fundamental Transaction is only permitted to the extent that the Company shall have complied with its obligations to redeem the Glencore Convertible Notes in accordance with their terms in connection with such Fundamental Transaction prior to the Company redeeming any Warrants or paying consideration in connection with the Fundamental Transaction to the holders of the Warrants. There can be no assurance that we will be successful in obtaining any similar waivers or amendments should the terms of any of our other current or future indebtedness conflict with our obligations under the Warrants.

Provisions of the Warrants and Pre-Funded Warrants could discourage an acquisition of us by a third-party.

Certain provisions of the Warrants and Pre-Funded Warrants could make it more difficult or expensive for a third-party to acquire us. Among other things, the Warrants and Pre-Funded Warrants require any successor entity in a Fundamental Transaction to assume in writing the obligations of the Company under the Warrants or Pre-Funded Warrants, as applicable. This and other provisions of the Warrants and Pre-Funded Warrants could prevent or deter a third-party from acquiring us even where the acquisition could be beneficial to you.

We will not receive any meaningful amount of additional funds upon the exercise of the Pre-Funded Warrants.

Each Pre-Funded Warrant will be exercisable until such Pre-Funded Warrant is exercised in full and will be exercisable at an exercise price of $0.00001 per common share. Accordingly, we will not receive any meaningful additional funds upon the exercise of the Pre-Funded Warrants.

Our by-laws provide, subject to limited exceptions, that the Superior Court of Justice of the Province of Ontario and the appellate courts therefrom are the sole and exclusive forum for certain shareholder litigation matters, which could limit shareholders’ ability to obtain a favorable judicial forum for disputes with us or our directors, officers, employees or shareholders.

Our by-laws require, to the fullest extent permitted by law and subject to certain exemptions for actions brought to enforce a duty or liability under certain U.S. securities laws, that (i) derivative actions brought in our name, (ii) actions against directors, officers and employees for breach of fiduciary duty, (iii) any action or proceeding asserting a claim arising pursuant to the Ontario Business Corporations Act (“OBCA”) or our governing documents, and (iv) any action or proceeding asserting a claim otherwise related to our “affairs” (as defined in the OBCA) may be brought only in the Superior

Court of Justice of the Province of Ontario, Canada and the appellate courts therefrom and, if brought outside of such forum, the shareholder bringing the suit will be deemed to have consented to the personal jurisdiction of the provincial and federal courts located within the Province of Ontario in connection with any action brought in such court to enforce the forum provisions and to service of process on such shareholder’s counsel. Any person or entity purchasing or otherwise acquiring any interest in our common shares will be deemed to have notice of and consented to the forum provisions in its articles. Unless we consent in writing to the selection of an alternative forum, the federal district courts of the United States of America will have exclusive jurisdiction for the resolution of any complaint asserting a cause of action arising under the Securities Act. The exclusive forum provision in our by-laws will not apply to actions arising under the Securities Act or the Exchange Act.

This choice of forum provision may limit a shareholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with us or any of our directors, officers, other employees or shareholders, which may discourage lawsuits with respect to such claims. Alternatively, if a court were to find the choice of forum provision contained in our by-laws to be inapplicable or unenforceable in an action, we may incur additional costs associated with resolving such action in other jurisdictions, which could harm our business, results of operations and financial condition.

We may issue additional common shares or other equity securities without shareholder approval, which would dilute the ownership interests of existing shareholders in the Company and may depress the market price of our common shares.

We may issue additional common shares or other equity securities in the future in connection with, among other things, capital raises (including through our ATM Program), future acquisitions, repayment of outstanding indebtedness or grants under the Long-Term Incentive Plan, without shareholder approval in a number of circumstances, including in reliance on a “financial hardship exemption” from the shareholder approval requirements of the NYSE rules. We are currently actively exploring financing options and strategic alternatives. If we raise additional funds through further issuances of equity or convertible debt securities, our existing shareholders could suffer significant further dilution, and any new equity securities we issue could have rights, preferences, and privileges superior to those of holders of our common shares. Pursuant to the terms of the KSP Convertible Notes, and the Glencore Convertible Notes, we may issue common shares upon conversion or redemption of the KSP Convertible Notes or the Glencore Convertible Notes, as applicable, upon exercise of the warrants issued to Glencore in connection with a redemption of the Glencore Convertible Notes or pursuant to any other term of the KSP Convertible Notes or the Glencore Convertible Notes, as applicable, including as a result of any of the PIK provisions of the KSP Convertible Notes or Glencore Convertible Notes, as applicable.

The issuance of additional shares or other equity securities could have one or more of the following effects:

•	our existing shareholders’ proportionate ownership will decrease;

•	the amount of cash available per share, including for payment of dividends in the future, may decrease;

•	the relative voting strength of each previously outstanding share may be diminished; and

•	the market price of our common shares may decline.

The market price of our common shares has been and may be volatile.

The trading price of our common shares could be subject to wide fluctuations due to a variety of factors, including:

•	our liquidity position, including our ability to continue as a going concern;

•	updates related to our planned capital projects, including further pauses or slow downs;

•	our actual or anticipated operating performance and the operating performance of our competitors;

•

failure of securities analysts to initiate or maintain coverage of us, changes in financial estimates by any securities analysts who follow our Company, or our failure to meet the estimates or the expectations of investors;

•	any major change in our Board of Directors, management, or key personnel;

•	market conditions in our industry;

•	general economic conditions such as recessions, inflation, interest rates, fuel prices, international currency fluctuations;

•	rumors and market speculation involving us or other companies in our industry;

•	announcements by us or our competitors of significant innovations, new products, services or capabilities, acquisitions, strategic investments, partnerships, joint venture or capital commitments;

•	the inclusion, exclusion or deletion of our stock from any trading indices, such as the Russell 3000;

•	the legal and regulatory landscape and changes in the application of existing laws or adoption of new laws that impact our business;

•	legal and regulatory claims, litigation, or pre-litigation disputes and other proceedings;

•	other events or factors, including those resulting from war, incidents of terrorism, or responses to these events; and

•	sales or expected sales of our common shares by us, our officers, directors, significant shareholders, and employees.

The stock market in general and the NYSE have experienced price and volume fluctuations unrelated or disproportionate to the operating performance of the companies affected. These fluctuations may be even more pronounced in the trading market for our common shares due to the supply and demand forces for newly public companies.

Our executive officers and directors may have interests different than yours and may take actions with which you disagree.

Li-Cycle’s executive officers and directors have a significant stake in the Company and are likely to have influence over any critical decisions relating to Li-Cycle. Li-Cycle’s executive officers and directors collectively hold, directly or indirectly, approximately 11.0% of the Company’s outstanding common shares as of December 31, 2024. In particular our co-founder, Ajay Kochhar, held approximately 10.3% of the Company’s outstanding common shares as of December 31, 2024. As a result, Mr. Kochhar is likely to continue to have a significant influence in determining any matters submitted to our shareholders for approval, and to have significant influence in the management and affairs of the Company. The interests of our executive officers and directors may differ from the interests of other shareholders of Li-Cycle due to various factors and as a result, our executive officers and directors may take actions with which you disagree or which are in conflict with your interests.

The NYSE may delist our common shares, which could limit investors’ ability to engage in transactions in our common shares and subject us to additional trading restrictions.

Our common shares are listed on the New York Stock Exchange. On December 20, 2023, we received written notice from the NYSE (the “Trading Standards Notice”) indicating that we were not in compliance with Rule 802.01C of the NYSE Listed Company Manual because the average closing price of our common shares was less than $1.00 over a consecutive 30 trading-day period. We implemented a share consolidation of all our common shares at a ratio of one post-consolidation common share for every eight pre-consolidation common shares, which became effective June 3, 2024, and subsequently regained compliance with Rule 802.01C of the NYSE Listed Company Manual. If in the future we are unable to maintain compliance with Rule 802.01C of the NYSE Listed Company Manual or we fail to comply with any other applicable continued listing requirements, the NYSE may subsequently delist our common shares.

If the NYSE were to delist our common shares, we could face significant material adverse consequences, including:

•	a limited availability of market quotations for our securities;

•	a limited amount of news and analyst coverage for the Company; and

•	a decreased ability to obtain capital or pursue acquisitions by issuing additional equity or convertible securities.

As of January 1, 2024, we no longer report to the SEC as a “foreign private issuer” and we are required to comply with the provisions of the Exchange Act, and the rules of NYSE, applicable to “U.S. domestic issuers,” and reporting our financial statements in accordance with U.S. GAAP, which will continue to require us to incur significant expense and expend time and resources.

As of June 30, 2023, we determined that we no longer qualify as a “foreign private issuer” as such term is defined in Rule 405 under the Securities Act. As a result, as of January 1, 2024, we are no longer eligible to use the rules and forms designated for foreign private issuers and we are considered a U.S. domestic issuer. As a result, we are required to file periodic and current reports and registration statements on U.S. domestic issuer forms with the SEC, which are generally more detailed and extensive than the forms available to a foreign private issuer. In addition, we are required to comply with U.S. proxy requirements and Regulation FD and our officers, directors and principal shareholders are subject to the beneficial ownership reporting and short-swing profit recovery requirements in Section 16 of the Exchange Act. We are also no longer eligible to rely upon exemptions from corporate governance requirements that are available to foreign private issuers or to benefit from other accommodations for foreign private issuers under the rules of the SEC or NYSE, which may involve additional costs. As a result of our transition to being a “U.S. domestic issuer,” we were required to restate our financial statements for past periods from IFRS to U.S. GAAP, and implement additional corporate governance and public disclosure processes, which in turn have increased our legal and financial compliance costs and the amount of management attention that must be devoted to compliance matters.

The regulatory and compliance costs applicable to us under U.S. securities laws as a U.S. domestic issuer may be significantly higher than the costs we previously incurred as a foreign private issuer. We expect to continue to incur significant legal, accounting, insurance and other expenses and to expend greater time and resources to comply with these requirements. In addition, we may need to develop our reporting and compliance infrastructure and may face challenges in complying with the new requirements applicable to us. If we fall out of compliance, we risk becoming subject to litigation or being delisted, among other potential problems. Further, it may be more expensive for us to maintain adequate director and officer liability insurance, and we may be required to accept reduced coverage or incur substantially higher costs to obtain coverage. These factors could also make it more difficult for us to attract and retain qualified executive officers and members of our Board of Directors.

Failure to develop and maintain effective internal control over financial reporting could have a material adverse effect on our business, results of operations and the trading price of our common shares.

We are required to comply with Section 404 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), which requires, among other things, that we evaluate annually the effectiveness of our internal control over financial reporting. Section 404(a) of the Sarbanes-Oxley Act requires management to assess and report annually on the effectiveness of internal control over financial reporting and to identify any material weaknesses in internal control over financial reporting. Additionally, Section 404(b) of the Sarbanes-Oxley Act requires the independent registered public accounting firm to issue an annual report that addresses the effectiveness of internal control over financial reporting.

We have identified material weaknesses in our internal control over financial reporting as discussed in greater detail in the sections titled “Item 1A. Risk Factors—Risks Relating to Li-Cycle’s Business—Li-Cycle has identified material weaknesses in its internal control over financial reporting. If its remediation of such material weaknesses is not effective, or if it fails to develop and maintain a proper and effective internal control over financial reporting, its ability to produce timely and accurate financial statements or comply with applicable laws and regulations could be impaired” and “Item 9A. Controls and Procedures” in our Annual Report on Form 10-K for the year ended December 31, 2023, which is incorporated by reference herein. The opinion of KPMG LLP, our registered public accounting firm for the fiscal year ended December 31, 2023, on our internal control over financial reporting is included in our Annual Report on Form 10-K for the year ended December 31, 2023 under the section titled “Item 8. Financial Statements and Supplementary Data” and is incorporated by reference herein.

If we continue to identify, or are unable to remediate existing, deficiencies in our internal control over financial reporting or if we are unable to comply with the requirements applicable to us as a public company in a timely manner, we may be unable to accurately report our financial results, or report them within the timeframes required by the SEC. If this occurs, we also could become subject to sanctions or investigations by the SEC or other regulatory authorities.

Our management may not be able to effectively and timely implement controls and procedures that adequately respond to the increased regulatory compliance and reporting requirements that are applicable to the Company, including under Section 404 of the Sarbanes-Oxley Act, including because of attrition and the impact of workforce reductions and any additional steps that we take to right-size and right-shape our organization based on our go-forward strategic objectives and our Cash Preservation Plan, including with respect to corporate positions, specifically in accounting. In addition, if we are unable to assert that our internal control over financial reporting is effective, investors may lose confidence in the accuracy and completeness of our financial reports, we may face restricted access to the capital markets and our share price may be materially adversely affected.

We expect to continue to incur costs related to our internal control over financial reporting in the upcoming years to further improve our internal control environment.

The issuance of our common shares in connection with the conversion of any of the KSP Convertible Notes or the Glencore Convertible Notes would cause substantial dilution, and could materially affect the trading price of our common shares and your interests and any future financings may cause further dilution.

As of September 30, 2024, there was an aggregate principal amount of $126.5 million outstanding under the KSP Convertible Notes (excluding $7.2 million of capitalized PIK interest incurred on the KSP Convertible Notes subsequent to September 30, 2024), $116.6 million outstanding under the First A&R Glencore Convertible Note (excluding $7.5 million of capitalized PIK interest incurred on the First A&R Glencore Convertible Note subsequent to September 30, 2024), $114.6 million outstanding under the Second A&R Glencore Convertible Note (excluding $7.2 million of capitalized PIK interest incurred on the Second A&R Glencore Convertible Note subsequent to September 30, 2024) and $75.0 million outstanding under the Glencore Senior Secured Convertible Note (excluding $6.6 million of capitalized PIK interest incurred on the Second A&R Glencore Convertible Note subsequent to September 30, 2024).

To the extent we or the holders of the KSP Convertible Notes or the Glencore Convertible Notes, as applicable, convert any of their convertible notes into our common shares, substantial amounts of our common shares will be issued. In addition, under the terms of the First A&R Glencore Note, on December 9, 2024, the conversion price for the First A&R Glencore Note was adjusted to $3.03. The terms of the KSP Convertible Notes and the Glencore Convertible Notes contain anti-dilution adjustments that could be triggered by the future issuance of common shares or instruments convertible into or exchangeable for common shares, including as a result of this offering. Any such adjustments could significantly increase the amount of common shares issuable upon conversion of the KSP Convertible Notes and/or Glencore Convertible Notes. Any issuances of our common shares upon conversion of any of the KSP Convertible Notes or the Glencore Convertible Notes could result in substantial decreases to our share price and dilution to our existing shareholders.

Conversion of the Glencore Convertible Notes may result in a change of control of the Company. As of December 9, 2024, Glencore’s beneficial ownership of the Company on a pro forma fully-diluted basis was approximately 66.3%. As a result, Glencore may be able to exert significant voting influence on votes requiring shareholder approval and may take actions with which you disagree or which are in conflict with your interests. Furthermore, if Glencore is an investor in any future financing, it may result in Glencore acquiring additional beneficial ownership of the issued and outstanding common shares on an actual or as-converted basis. Any concentration of share ownership may also have the effect of delaying, deferring or preventing a change in control, impeding a merger, consolidation, takeover or other business combinations, or discouraging a potential acquirer from making a tender offer or otherwise attempting to obtain control of our business, even if such a transaction would benefit other shareholders. This concentration of share ownership may not be in the best interests of all of our shareholders. In addition, on March 25, 2024, in connection with the closing of the Glencore Senior Secured Convertible Note, the Company entered into a side letter agreement (the “Side Letter Agreement”) with

Glencore Ltd., Glencore Canada Corporation and Glencore, in which it granted to Glencore the right to nominate two additional directors (the “Glencore Nominees”) to the Board of Directors, for a total of three nominees. We cannot assure you that any of the governance protections Glencore committed to in the Side Letter Agreement, including not causing the Company to rely on the “controlled company” exemption of the NYSE and the standstill provisions, among others, would remain in place following any such future financing, which loss of governance protections may further affect your interests and shareholder rights.

It is expected that the Company will seek additional financing or strategic alternatives in the future, including to satisfy the funding condition under the DOE Loan Facility, which financing alternatives in particular could result in the issuance of additional equity or equity-linked securities, in turn resulting in further dilution to existing shareholders.

We do not currently intend to pay dividends on our common shares and, consequently, your ability to achieve a return on your investment in our common shares will depend on appreciation in the price of our common shares.

We currently intend to retain our future earnings, if any, to finance the further development and expansion of our business and do not intend to pay cash dividends in the foreseeable future. Any future determination to pay dividends will be at the discretion of our Board of Directors and will depend on our financial condition, results of operations, capital requirements and future agreements and financing instruments, business prospects and such other factors as our Board of Directors deems relevant. As a result, a shareholder’s ability to achieve a return on their investment in our common shares will depend solely on appreciation in the price of our common shares.

Our inability to meet expectations and projections in any research or reports published by securities or industry analysts, or a lack of coverage by securities or industry analysts, could result in a depressed market price and limited liquidity for our common shares.

The trading market for our common shares may be influenced by the research and reports that industry or securities analysts may publish about us, our business, our market, or our competitors. If securities or industry analysts do not cover the Company, our share price would likely be lower than if we had such coverage, and the liquidity, or trading volume, of our common shares may be limited, making it more difficult for a shareholder to sell common shares at an acceptable price or amount. If securities or industry analysts do cover the Company, their projections may vary widely and may not accurately predict the results we actually achieve. Our share price may decline if our actual results do not match the projections of analysts covering the Company. Similarly, if one or more of the analysts who write reports on the Company downgrades our common shares or publishes inaccurate or unfavorable research about our business, our share price could decline. Some of our analysts have ceased to cover the Company or publish reports. If in the future, additional analysts cease coverage of the Company or fail to publish reports on it regularly, our share price or trading volume could decline.

We may be required to take write-downs or write-offs, restructuring and impairment or other charges that could have a significant negative effect on our financial condition, results of operations and share price, which could cause you to lose some or all of your investment.

We may be forced to write down or write off assets, restructure our operations, or incur impairment or other charges that could result in losses. Unexpected risks may arise and previously known risks may materialize. Even though these charges may be non-cash items and not have an immediate impact on our liquidity, the fact that we may report charges of this nature could contribute to negative market perceptions about the Company or our securities. In addition, charges of this nature may cause us to be unable to obtain future financing on favorable terms or at all.

We could be or may become a passive foreign investment company, which could result in materially adverse U.S. federal income tax consequences.

It is possible that we could be classified as a “passive foreign investment company” or “PFIC” for U.S. federal income tax purposes, which could have material adverse U.S. tax consequences for U.S. persons holding the Company’s common shares. Although we do not expect to be classified as a PFIC for our taxable year ended December 31, 2024, the current taxable year or any taxable year in the foreseeable future, whether the Company is a PFIC is a factual determination made annually, and our status will depend among other things upon changes in the composition and relative value of our gross receipts and assets. Accordingly, no assurance can be given that we will not be classified as a PFIC for our current taxable year ending December 31, 2025, or in any future taxable year.

CAUTIONARY STATEMENT ON FORWARD-LOOKING STATEMENTS

Certain statements contained in this prospectus supplement and the accompanying base prospectus (including information incorporated by reference herein) may be considered “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act, Section 21 of the Exchange Act and applicable Canadian securities laws. Forward-looking statements may generally be identified by the use of words such as “believe”, “may”, “will”, “continue”, “anticipate”, “intend”, “expect”, “should”, “would”, “could”, “plan”, “potential”, “future”, “target” or other similar expressions that predict or indicate future events or trends or that are not statements of historical matters, although not all forward-looking statements contain such identifying words. Forward-looking statements in this prospectus supplement and the accompanying base prospectus include but are not limited to statements about: the expectation that Li-Cycle will recover critical battery-grade materials to create a domestic closed-loop battery supply chain for a clean energy future; the expectation that the steps taken under the Cash Preservation Plan will result in cash savings; Li-Cycle’s expectations regarding cash outflows; Li-Cycle’s expectations regarding its ability to raise additional capital for operating expenses and liquidity requirements; Li-Cycle’s expectations regarding the DOE Loan Facility; Li-Cycle’s expectations that it will require significant funding before restarting the Rochester Hub project or that it will be able to restart the Rochester Hub project and raise the capital needed to complete the Rochester Hub project; Li-Cycle’s expectations that it will be stopping or slowing operations at its remaining operating Spokes and re-evaluating its strategy for bringing on additional Spoke and Hub capacity in the near-term; Li-Cycle’s expectation to recognize revenue from the sale of critical battery-grade materials; Li-Cycle’s expectation regarding other capital expenditures; Li-Cycle’s expectation that it will need to secure an alternative short or long-term financing; expectations related to potential financing and other strategic alternatives; expectations related to the outcome of future litigation, including the filing of certain mechanic’s liens against the Company and the amount owed; expectations regarding the ability to attract new suppliers; expectations regarding annual growth rate of the number of EVs and hybrids; expectations regarding the price and supply of nickel and cobalt; and expectations regarding expected growth in the amount of LIB materials available for recycling. These statements are based on various assumptions, whether or not identified in this prospectus supplement and the accompanying base prospectus, or in the documents incorporated by reference herein or therein, made by Li-Cycle’s management, including but not limited to assumptions regarding the timing, scope and cost of Li-Cycle’s projects, including paused projects; the processing capacity and production of Li-Cycle’s facilities; Li-Cycle’s expectations regarding workforce reductions; Li-Cycle’s ability to source feedstock and manage supply chain risk; Li-Cycle’s ability to increase recycling capacity and efficiency; Li-Cycle’s ability to obtain financing on acceptable terms or execute any strategic transactions; Li-Cycle’s ability to retain and hire key personnel and maintain relationships with customers, suppliers and other business partners; the success of the Cash Preservation Plan, the outcome of the review of the go-forward strategy of the Rochester Hub; Li-Cycle’s ability to attract new suppliers or expand its supply pipeline from existing suppliers; general economic conditions; currency exchange and interest rates; compensation costs; and inflation. There can be no assurance that such assumptions will prove to be correct and, as a result, actual results or events may differ materially from expectations expressed in or implied by the forward-looking statements.

Forward-looking statements involve inherent risks and uncertainties, most of which are difficult to predict and many of which are beyond the control of Li-Cycle, and which may cause actual results to differ materially from the forward-looking information. The risk factors and cautionary language discussed in this prospectus supplement and the accompanying base prospectus (including information incorporated by reference herein) provide examples of risks, uncertainties and events that may cause actual results to differ materially from the expectations described by us in such forward-looking statements, including among other things:

•	Li-Cycle’s estimated total addressable market;

•	risk and uncertainties related to Li-Cycle’s ability to continue as a going concern;

•	Li-Cycle’s reliance on the experience and expertise of senior management and key personnel;

•	the potential for Li-Cycle’s directors and officers who hold common shares to have interests that may differ from, or be in conflict with, the interests of other shareholders;

•	Li-Cycle’s insurance may not cover all liabilities and damages;

•	Li-Cycle’s reliance on a limited number of commercial partners to generate revenue;

•	customer demand for recycled materials;

•	the NYSE may delist the common shares, which could limit investors’ ability to engage in transactions in the common shares and subject the Company to additional trading restrictions;

•

Li-Cycle’s failure to effectively remediate the material weaknesses in its internal control over financial reporting that it has identified or its failure to develop and maintain a proper and effective internal control over financial reporting; and

•	risk of litigation or regulatory proceedings that could materially adversely impact Li-Cycle’s financial results.

These and other risks and uncertainties related to Li-Cycle’s business and the assumptions on which the forward-looking information is based are described in greater detail in the section titled “Risk Factors” and elsewhere in this prospectus supplement and the accompanying base prospectus, in the Annual Report on Form 10-K for the year ended December 31, 2023, and in the other documents incorporated by reference into this prospectus supplement and the accompanying base prospectus.

Li-Cycle assumes no obligation to update or revise any forward-looking statements, except as required by applicable laws. These forward-looking statements should not be relied upon as representing Li-Cycle’s assessments as of any date subsequent to the date of this prospectus supplement and the accompanying base prospectus or the dates of the documents incorporated by reference in this prospectus supplement and the accompanying base prospectus. The information contained or incorporated in this prospectus supplement and the accompanying base prospectus is based upon the facts and circumstances known at this time, and any forward-looking statements speak only as of the date on which they are made. We undertake no duty to update this information except as required by law.

USE OF PROCEEDS

We estimate that the net proceeds to us from this offering, after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us, will be approximately $13.4 million (or approximately $15.5 million if the underwriter exercises its over-allotment option in full).

We currently intend to use the net proceeds from this offering for working capital and general corporate purposes. The expected use of the net proceeds from this offering represents our intentions based on our current plans and business conditions, which could change in the future as our plans and business conditions evolve. The amounts and timing of our actual expenditures will depend on numerous factors, including the factors described under “Risk Factors” in this prospectus supplement, the accompanying base prospectus and in the documents incorporated by reference herein and therein, as well as the amount of cash used in our operations. We may find it necessary or advisable to use the net proceeds for other purposes, and we will have broad discretion in the application of the net proceeds of this offering.

CAPITALIZATION

The following table sets forth our cash and cash equivalents and capitalization as of September 30, 2024, on an actual basis and on an as-adjusted basis to give effect to this offering (and assumes no exercise of the underwriter’s over-allotment option). You should read the following table together with our consolidated financial statements and notes thereto incorporated by reference into this prospectus supplement and the accompanying base prospectus.

	As of September 30, 2024 (in millions) (Unaudited)
	Actual	As Adjusted
Cash and cash equivalents	$32.2	45.6
Debt
Operating lease liabilities (including current portion)	93.2	93.2
Convertible debt(1)	342.6	342.6

Total debt	435.8	435.8
Equity
Common stock and additional paid-in capital Authorized unlimited shares, 23.2 million issued and outstanding at September 30, 2024 (2)(3)	655.6	669.0
Accumulated deficit	(360.0)	(360.0)
Accumulated other comprehensive loss	(0.3)	(0.3)

Total equity	295.3	308.7

Total capitalization	$731.1	$744.5

(1)

Does not give effect to $7.2 million capitalized PIK interest incurred on the KSP Convertible Note, $7.5 million capitalized PIK interest incurred on the First A&R Glencore Convertible Note, $7.2 million capitalized PIK interest incurred on the Second A&R Glencore Convertible Note and $6.6 million capitalized PIK interest incurred on the Glencore Senior Secured Convertible Note subsequent to September 30, 2024.

(2)

Based on 23.2 million common shares outstanding as of September 30, 2024 and excluding (i) 234,439 common shares issuable upon the exercise of options to purchase our common shares outstanding as of September 30, 2024 with a weighted average exercise price of $61.17 per common share; (ii) 3,055,417 common shares reserved for issuance upon settlement of the restricted stock units outstanding as of September 30, 2024; (iii) 1,282,459 common shares available for future issuance under the Long-Term Incentive Plan; (iv) 1,185,916 common shares issuable upon the conversion of the KSP Convertible Notes; (v) 1,473,652 common shares issuable upon the conversion of the First A&R Glencore Convertible Note; (vi) 1,449,179 common shares issuable upon the conversion of the Second A&R Glencore Convertible Note; and (vii) 17,730,496 common shares issuable upon the conversion of the Glencore Senior Secured Convertible Note.

(3)	Does not give effect to 6,702,298 common shares issued under the ATM Program from November 8, 2024 to December 31, 2024.

DILUTION

The net tangible book value of our common shares as of September 30, 2024 was approximately $293.6 million, or approximately $12.64 per common share, based upon 23,219,938 common shares outstanding as of such date. Net tangible book value is equal to our total tangible assets, less our total liabilities.

After giving effect to the sale of the Units at an offering price of $1.00 per Unit, and after deducting underwriting discounts and commissions and estimated offering expenses payable by us in connection with this offering (and assuming no exercise of the underwriter’s over-allotment option), our as adjusted net tangible book value as of September 30, 2024 would have been $307.0 million, or $8.03 per common share. This represents an immediate decrease in net tangible book value of $4.61 per common share to our existing shareholders.

The following table illustrates these calculations on a per-share basis after the issuance of the Units in this offering:

Assumed public offering price per common share (attributing no value to Warrants)		$1.00
Historical net tangible book value per common share as of September 30, 2024	$12.64
Decrease in net tangible book value per common share attributable to the offering	$4.61
As adjusted net tangible book value per common share as of September 30, 2024, after giving effect to this offering		$8.03
Accretion in net tangible book value per common share to new investors		$7.03

If the underwriter exercises its option to purchase an additional 2,250,000 common shares, and/or Series A Warrants and/or Series B Warrants in full by electing to purchase an additional 2,250,000 common shares, our as adjusted net tangible book value after giving effect to this offering, would have been approximately $7.64 per common share, representing a decrease in net tangible book value of $5.01 per share to existing shareholders and accretion in net tangible book value of approximately $6.64 per common share to new investors purchasing Units in this offering.

The table and discussion above are based on 23,219,938 common shares outstanding as of September 30, 2024 and excludes:

•	234,439 common shares issuable upon the exercise of options to purchase our common shares outstanding as of September 30, 2024 with a weighted average exercise price of $61.17 per common share;

•	3,055,417 common shares reserved for issuance upon settlement of the restricted stock units outstanding as of September 30, 2024;

•	1,282,459 common shares available for future issuance under our Long-Term Incentive Plan as of September 30, 2024;

•	1,185,916 common shares issuable upon the conversion of the KSP Convertible Notes as of September 30, 2024;

•	1,473,652 common shares issuable upon the conversion of the First A&R Glencore Convertible Note as of September 30, 2024;

•	1,449,179 common shares issuable upon the conversion of the Second A&R Glencore Convertible Note as of September 30, 2024; and

•	17,730,496 common shares issuable upon the conversion of the Glencore Senior Secured Convertible Note as of September 30, 2024.

Unless otherwise stated, all information contained in this prospectus supplement assumes no exercise of options to purchase our common shares, no settlement of restricted stock units, no issuance of any shares under the Long-Term Incentive Plan, and no conversion of any portion of any outstanding convertible notes, in each case after September 30, 2024, and reflects an assumed public offering price of $1.00 per common share, which is the price of the Units in the offering.

In addition, we may choose to raise additional capital due to market conditions or strategic considerations, even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our shareholders.

DESCRIPTION OF SECURITIES WE ARE OFFERING

We are offering Units and Pre-Funded Units in this offering. Each Unit consists of: (i) one common share; (ii) one Series A Warrant; and (iii) one Series B Warrant. The Units have no stand-alone rights and will not be certificated or issued as stand-alone securities.

We are also offering the opportunity to purchase, if the purchaser so chooses and in lieu of Units, Pre-Funded Units to purchasers whose purchase of Units in this offering would otherwise result in the purchaser, together with its affiliates and certain related parties, beneficially owning more than 4.99% (or, at the election of the purchaser, 9.99%) of our common shares immediately following the consummation of this offering. Each Pre-Funded Unit consists of: (i) one Pre-Funded Warrant; (ii) one Series A Warrant; and (iii) one Series B Warrant. The Pre-Funded Units have no stand-alone rights and will not be certificated or issued as stand-alone securities.

Common Shares

The material terms and provisions of our common shares are described under the caption “Description of the Common Shares and Preferred Shares” in the accompanying base prospectus.

Warrants

The following is a brief summary of certain terms and conditions of the Warrants being offered in this offering. You should review the forms of Warrants, which will be filed as exhibits to a Current Report on Form 8-K that we will file with the SEC.

Exercisability. The Series A Warrants will be immediately exercisable and will expire on the eight-month anniversary of the initial date of issuance, and the Series B Warrants will be immediately exercisable and will expire on the five-year anniversary of the initial date of issuance. Each of the Warrants will be exercisable, at the option of each holder, in whole or in part by delivering to us a duly executed exercise notice accompanied by payment in full in immediately available funds for the number of common shares subscribed for upon such exercise (except in the case of a cashless exercise as discussed below).

Cashless Exercise

If a registration statement registering the issuance of the common shares underlying the Warrants under the Securities Act is not effective or available, the holder may, in its sole discretion, elect to exercise the Warrants through a cashless exercise, in which case the holder would receive upon such exercise the net number of common shares determined according to the formula set forth in the Warrants.

No fractional common shares will be issued in connection with the exercise of a Warrant. In lieu of fractional shares, we will, at our election, pay the holder an amount in cash equal to the fractional amount multiplied by the exercise price or round up to the next whole common share.

Exercise Limitation. A holder will not have the right to exercise any portion of the Warrants if the holder (together with its affiliates) would beneficially own in excess of 4.99% (or, upon election by a holder prior to the issuance of any Warrants, 9.99%) of the number of common shares outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Warrants. However, any holder may increase or decrease such percentage to any other percentage not in excess of 9.99%, upon at least 61 days’ prior notice from the holder to us with respect to any increase in such percentage.

Exercise Price.

The Series A Warrants have an exercise price of $1.00 per common share (equal to 100% of the public offering price per Unit) and have a term of eight months from the initial date of issuance.

The Series B Warrants have an exercise price of $1.00 per common share (equal to 100% of the public offering price per Unit) and will have a term of five years from the initial date of issuance.

With the consent of the holder, the Company may adjust the exercise price of the Warrants to such amount and for such time as may be agreed, subject to applicable rules of the NYSE.

Adjustment for Subsequent Issuances in the Series B Warrants.

Subject to certain exceptions, if we sell any common shares (or securities convertible into or exercisable into common shares) at a price per common share (or conversion or exercise price, as applicable) less than the exercise price of the Series B Warrants then in effect, then the exercise price of the Series B Warrants will be reduced to such lower price (subject to a minimum exercise price of $0.50).

Share Combination Event Adjustment in the Series B Warrants.

If at any time on or after the date of issuance there occurs any share split, share dividend, share combination, recapitalization or other similar transaction involving our common shares and the lowest daily volume weighted average price during the period commencing on the five trading days immediately preceding the applicable date of the share combination event and ending on the fifth trading day immediately following such date is less than the exercise price of the Series B Warrants then in effect, then the exercise price of the Series B Warrants will be reduced to the lowest daily volume weighted average price during such period (subject to a minimum exercise price of $0.50) and the number of common shares issuable upon exercise will be proportionately adjusted such that the aggregate price will remain unchanged.

Voluntary Adjustment in the Series B Warrants.

Subject to the rules and regulations of the NYSE and the consent of the holder, we may at any time during the term of the Series B Warrants reduce the then current exercise price to any amount and for any period of time deemed appropriate by our Board of Directors.

Transferability. Subject to applicable laws, the Warrants may be offered for sale, sold, transferred or assigned without our consent.

Exchange Listing. We do not intend to apply for the listing of the Warrants offered in this offering on any stock exchange. Without an active trading market, the liquidity of the Warrants will be limited.

Rights as a Shareholder. Except as otherwise provided in the Warrants or by virtue of such holder’s ownership of our common shares, the holder of a Warrant does not have the rights or privileges of a holder of our common shares, including any voting rights, until the holder exercises the Warrant.

Fundamental Transaction. In the event of a fundamental transaction, as described in the Warrants, and generally including, with certain exceptions, any reorganization, recapitalization or reclassification of our common shares, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, or the acquisition of more than 50% of our outstanding common shares, the holders of the Warrants will be entitled to receive upon exercise thereof the kind and amount of securities, cash or other property that the holders would have received had they exercised the Warrants immediately prior to such fundamental transaction. Additionally, as more fully described in the Warrants, in the event of a fundamental transaction (as defined in the Warrants), the holders of the Warrants will be entitled to receive consideration in an amount in cash equal to the Black Scholes value of the Warrants determined according to a formula set forth in the Warrants.

See “Item 1A—Risk Factors— Risks Related to This Offering and the Ownership of Our Securities—We may not be able to repurchase the Warrants and Pre-Funded Warrants upon a Fundamental Transaction, or make other cash payments that may be required under the Warrants and Pre-Funded Warrants.”

Governing Law. The Warrants will be governed by New York law.

Pre-Funded Warrants

The following is a brief summary of certain terms and conditions of the Pre-Funded Warrants being offered in this offering. You should review the form of Pre-Funded Warrant, which will be filed as an exhibit to a Current Report on Form 8-K that we will file with the SEC.

Exercisability. Each Pre-funded Warrant will be immediately exercisable at any time that the Pre-Funded Warrant is outstanding. There is no expiration date for the Pre-Funded Warrants. Each of the Pre-Funded Warrants will be exercisable, at the option of each holder, in whole or in part by delivering to us a duly executed exercise notice accompanied by payment in full in immediately available funds for the number of common shares subscribed for upon such exercise (except in the case of a cashless exercise as discussed below).

Cashless Exercise

If a registration statement registering the issuance of the common shares underlying the Pre-Funded Warrants under the Securities Act is not effective or available, the holder may, in its sole discretion, elect to exercise the Pre-Funded Warrants through a cashless exercise, in which case the holder would receive upon such exercise the net number of common shares determined according to the formula set forth in the Pre-Funded Warrants.

No fractional common shares will be issued in connection with the exercise of a Pre-Funded Warrant. In lieu of fractional shares, we will, at our election, pay the holder an amount in cash equal to the fractional amount multiplied by the exercise price or round up to the next whole common share.

Exercise Limitation. A holder will not have the right to exercise any portion of the Pre-Funded Warrants if the holder (together with its affiliates) would beneficially own in excess of 4.99% (or, upon election by a holder prior to the issuance of any Pre-Funded Warrant, 9.99%) of the number of common shares outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Pre-Funded Warrants. However, any holder may increase or decrease such percentage to any other percentage not in excess of 9.99%, upon at least 61 days’ prior notice from the holder to us with respect to any increase in such percentage.

Exercise Price. The Pre-Funded Warrants have an exercise price of $0.00001 per common share.

Transferability. Subject to applicable laws, the Pre-Funded Warrants may be offered for sale, sold, transferred or assigned without our consent.

Exchange Listing. We do not intend to apply for the listing of the Pre-Funded Warrants offered in this offering on any stock exchange. Without an active trading market, the liquidity of the Pre-Funded Warrants will be limited.

Rights as a Shareholder. Except as otherwise provided in the Pre-Funded Warrants or by virtue of such holder’s ownership of our common shares, the holder of a Pre-Funded Warrant does not have the rights or privileges of a holder of our common shares, including any voting rights, until the holder exercises the Pre-Funded Warrant.

Fundamental Transaction. In the event of a fundamental transaction, as described in the Pre-Funded Warrants, and generally including, with certain exceptions, any reorganization, recapitalization or reclassification of our common shares, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, or the acquisition of more than 50% of our outstanding common shares, the holders of the Pre-Funded Warrants will be entitled to receive upon exercise thereof the kind and amount of securities, cash or other property that the holders would have received had they exercised the Pre-Funded Warrants immediately prior to such fundamental transaction.

See “Item 1A—Risk Factors—Risks Related to This Offering and the Ownership of Our Securities—We may not be able to repurchase the Warrants and Pre-Funded Warrants upon a Fundamental Transaction, or make other cash payments that may be required under the Warrants and Pre-Funded Warrants.”

Governing Law. The Pre-Funded Warrants will be governed by New York law.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following discussion is a general summary based on present law of certain U.S. federal income tax considerations relevant to U.S. Holders (as defined below) of common shares and Warrants. This discussion is not a complete description of all tax considerations that may be relevant to a U.S. Holder of common shares and Warrants; it is not a substitute for tax advice. It applies only to U.S. Holders that will hold common shares and Warrants as capital assets (generally property held for investment) and use the U.S. dollar as their functional currency. In addition, it does not describe all of the U.S. federal income tax considerations that may be relevant to a U.S. Holder in light of a U.S. Holder’s particular circumstances, including U.S. Holders subject to special rules, such as banks or other financial institutions, insurance companies, tax-exempt entities, pension funds, dealers, traders in securities that elect to mark-to-market, regulated investment companies, real estate investment trusts, partnerships and other pass-through entities (including S-corporations) and their owners, U.S. expatriates or former long-term residents of the United States, persons liable for the alternative minimum tax, persons that directly, indirectly or constructively, own 5% or more of the total combined voting power of the Company’s stock or of the total value of the Company’s equity interests, investors that will hold common shares and Warrants in connection with a permanent establishment or fixed base outside the United States, corporations that accumulate earnings to avoid U.S. federal income tax, persons that have been, are, or will be a resident or deemed to be a resident in Canada for purposes of the Income Tax Act (Canada) and the regulations enacted thereunder (the “Canadian Tax Act”) or whose Shares and Warrants constitute “taxable Canadian property” under the Canadian Tax Act, persons who acquired common shares and Warrants pursuant to the exercise of any employee option or otherwise as compensation, or investors that will hold securities as part of a hedge, straddle, conversion, constructive sale or other integrated financial transaction. This summary also does not address U.S. federal taxes other than the income tax (such as estate or gift taxes) or U.S. state and local, or non-U.S. tax laws or considerations. This summary also does not address U.S. federal taxes other than the income tax (such as alternative minimum taxes and estate or gift taxes) or U.S. state and local, or non-U.S. tax laws or considerations.

As used in this section, “U.S. Holder” means a beneficial owner of common shares and Warrants that is, for U.S. federal income tax purposes: (i) a citizen or individual resident of the United States, (ii) a corporation, or other entity taxable as a corporation, created or organized in or under the laws of the United States, any state thereof or the District of Columbia, (iii) a trust subject to the control of one or more U.S. persons and the primary supervision of a U.S. court; or (iv) an estate the income of which is subject to U.S. federal income taxation regardless of its source.

The U.S. federal income tax treatment of a partner in a partnership (or other entity or arrangement treated as a partnership for U.S. federal income tax purposes) that holds common shares and Warrants generally will depend on the status of the partner and the activities of the partnership. Partnerships that hold common shares should consult their own tax advisors regarding the specific U.S. federal income tax consequences to their partners of the partnership’s ownership and disposition of common shares and Warrants.

Allocation of purchase price for a Unit

Each common share and accompanying Warrants acquired together by a U.S. Holder that purchases a Unit are expected to be treated for U.S. federal income tax purposes as an investment unit consisting of (i) one common share, (ii) one Series A Warrant and (iii) one Series B Warrant. For U.S. federal income tax purposes, each U.S. Holder must allocate the purchase price paid for such an investment unit among the common share and the accompanying interests in the Warrants based on the relative fair market value of each such underlying component security at the time of its issuance by the Company. Subject to the discussion below under “—Passive Foreign Investment Company rules,” this allocation will be used to establish the U.S. Holder’s initial tax basis for U.S. federal income tax purposes in each such acquired underlying component security.

For U.S. federal income tax purposes, a determination of value is generally based on all the relevant facts and circumstances and each U.S. Holder should consult their tax advisors, including with respect to the determination and allocation of value for these purposes.

Treatment of Pre-Funded Warrants

Although not free from doubt, a Pre-Funded Warrant should be treated as a share of our common stock for U.S. federal income tax purposes, and a U.S. Holder of Pre-Funded Warrants should generally be taxed in the same manner as a holder of common stock, as described below. Accordingly, no gain or loss should be recognized upon the exercise of a Pre-Funded Warrant (subject to the discussion of cashless exercises below under “—Exercise or lapse of Warrants,”) and, upon exercise, the holding period of a Pre-Funded Warrant should carry over to the share of common stock received. Similarly, the tax basis of the pre-funded warrant should carry over to the share of common stock received upon exercise, increased by the exercise price of $0.00001. The discussion below assumes the characterization described above is respected for U.S. federal income tax purposes. This characterization of Pre-Funded Warrants is not binding on the IRS, and the IRS may treat the Pre-Funded Warrants as warrants to acquire our common stock. If so, the amount and character of your gain with respect to an investment in our Pre-Funded Warrants generally would be as described below for our Warrants. Holders should consult their tax advisors regarding the risks associated with the acquisition of Pre-Funded Warrants pursuant to this offering (including alternative characterizations).

U.S. federal income tax considerations for U.S. Holders

Dividends on common shares

Subject to the discussion below under “—Passive Foreign Investment Company rules,” the gross amount of any distribution of cash or property (other than certain pro rata distributions of common shares) with respect to our common shares will be included in a U.S. Holder’s gross income as ordinary income from foreign sources when actually or constructively received. Dividends will not be eligible for the dividends-received deduction generally available to U.S. corporations. Dividends received from a “qualified foreign corporation” by eligible non-corporate U.S. Holders that satisfy a minimum holding period and certain other requirements generally will be taxed at the preferential rate applicable to qualified dividend income. A non-U.S. corporation is treated as a qualified foreign corporation with respect to dividends it pays on shares that are readily tradable on an established securities market in the United States. U.S. Treasury guidance indicates that shares listed on NYSE will be considered readily tradable on an established securities market in the United States. There can be no assurance, however, that common shares will be considered readily tradable on an established securities market in future years. Non-corporate U.S. holders that do not meet a minimum holding period requirement during which they are not protected from the risk of loss or that elect to treat the dividend income as “investment income” pursuant to Section 163(d)(4) of the Code (dealing with the deduction for investment interest expense) will not be eligible for the reduced rates of taxation regardless of the Company’s status as a qualified foreign corporation. In addition, the rate reduction will not apply to dividends if the recipient of a dividend is obligated to make related payments with respect to the positions in substantially similar or related property. This disallowance applies even if the minimum holding period has been met. The Company will not constitute a qualified foreign corporation for purposes of these rules if it is a passive foreign investment company for the taxable year in which it pays a dividend or for the preceding taxable year. See “—Passive Foreign Investment Company Rules.”

Dividends paid in a currency other than U.S. dollars will be included in income in a U.S. dollar amount based on the exchange rate in effect on the date of receipt, whether or not the currency is converted into U.S. dollars at that time. A U.S. Holder’s tax basis in the non-U.S. currency will equal the U.S. dollar amount included in income. Any gain or loss realized on a subsequent conversion or other disposition of the non-U.S. currency for a different U.S. dollar amount generally will be U.S. source ordinary income or loss. If dividends paid in a currency other than U.S. dollars are converted into U.S. dollars on the day they are received, the U.S. Holder generally will not be required to recognize foreign currency gain or loss in respect of the dividend income.

Subject to certain conditions and limitations, withholding taxes, if any, on dividends paid by the Company may be treated as foreign taxes eligible for credit against a U.S. Holder’s U.S. federal income tax liability under the U.S. foreign tax credit rules. For purposes of calculating the U.S. foreign tax credit, dividends paid on our common shares will generally be treated as income from sources outside the United States and will generally constitute passive category income. The rules governing the U.S. foreign tax credit are complex. U.S. Holders should consult their tax advisors regarding the availability of the U.S. foreign tax credit under their particular circumstances.

Non-corporate U.S. Holders whose income exceeds certain thresholds generally are subject to a 3.8% Medicare contribution tax on all or a portion of their “net investment income.” Dividends received by non-corporate U.S. Holders will be includible in net investment income for purposes of the contribution tax.

Sale or other disposition of common shares or Warrants

Subject to the discussion below under “—Passive Foreign Investment Company rules,” a U.S. Holder generally will recognize capital gain or loss on the sale or other disposition of common shares or Warrants in an amount equal to the difference between the U.S. dollar value of the amount realized and the U.S. Holder’s adjusted tax basis in the disposed common shares or Warrants. Any gain or loss generally will be treated as arising from U.S. sources and will be long-term capital gain or loss if the U.S. Holder’s holding period exceeds one year. A U.S. Holder’s initial tax basis in Warrants generally will be determined as described above under “—Allocation of purchase price for a Unit.” Long-term capital gain of a non-corporate U.S. Holder is generally taxed at preferential rates. Deductions for capital loss are subject to significant limitations.

It is possible that Canada may impose an income tax upon sale of common shares or Warrants. Because gain on a disposition of our common shares or Warrants generally will be treated as U.S. source gain, as a result of the U.S. foreign tax credit limitation, any Canadian income tax imposed upon capital gains in respect of common shares or Warrants may not be currently creditable unless a U.S. Holder has other foreign source income for the year in the appropriate U.S. foreign tax credit limitation basket. U.S. Holders should consult their tax advisors regarding the application of Canadian taxes to a disposition of common shares or Warrants and their ability to credit a Canadian tax against their U.S. federal income tax liability.

Capital gains from the sale or other disposition of common shares received by non-corporate U.S. Holders generally will be includible in “net investment income” for purposes of the Medicare contribution tax.

Exercise or Lapse of Warrants

Except as discussed below with respect to the cashless exercise of Warrants, a U.S. Holder generally will not recognize gain or loss upon the acquisition of a common share on the exercise of Warrants for cash. A U.S. Holder’s tax basis in a common share received upon exercise of Warrants generally will be an amount equal to the sum of the U.S. Holder’s tax basis in the Warrants exercised therefor and the exercise price. Subject to the discussion below under “—Passive Foreign Investment Company rules,” the U.S. Holder’s holding period for common shares received upon the exercise of Warrants will begin on the date following the date of exercise (or possibly the date of exercise) of the Warrants and will not include the period during which the U.S. Holder held the Warrants. If Warrants are allowed to lapse unexercised, a U.S. Holder that has otherwise not disposed of the Warrants generally will recognize a capital loss equal to such U.S. Holder’s tax basis in the Public Warrant. Deductions for capital losses are subject to significant limitations.

Under the terms of the Warrants, a U.S. Holder may be permitted to undertake a cashless exercise of the Warrants into Common Shares in certain circumstances. The U.S. federal income tax consequences of a cashless exercise of Warrants is not clear. A cashless exercise may be tax-free, either because the exercise is not a gain realization event or because the exercise is treated as a recapitalization for U.S. federal income tax purposes. In either tax-free situation, a U.S. Holder’s basis in the common share received would equal its basis in the warrant. If the cashless exercise were treated as not being a gain realization event, a U.S. Holder’s holding period in the common shares would be treated as commencing on the date following the date of exercise (or possibly the date of exercise) of the Warrant. If the cashless exercise were treated as a recapitalization, the holding period of the common shares would include the holding period of the Warrant.

It is also possible that a cashless exercise could be treated in part as a taxable exchange in which gain or loss would be recognized. In such event, a U.S. Holder could be deemed to have surrendered Warrants equal to the number of common shares having a value equal to the exercise price for the total number of Warrants to be exercised. A U.S. Holder would recognize capital gain or loss in an amount equal to the difference between the fair market value of the common shares represented by the Warrants deemed surrendered and its tax basis in the Warrants deemed surrendered. In this case, a U.S. Holder’s tax basis in the common shares received would equal the sum of the fair market value of the common shares represented by the Warrants deemed surrendered and the U.S. Holder’s tax basis in the Warrants exercised. A U.S. Holder’s holding period for the common share would commence on the date following the date of exercise (or possibly the date of exercise) of the Warrant.

Due to the absence of authority on the U.S. federal income tax treatment of a cashless exercise, there can be no assurance which, if any, of the alternative tax consequences and holding periods described above would be adopted by the U.S. Internal Revenue Service (“IRS”) or a court of law. Accordingly, U.S. Holders should consult their own tax advisors regarding the U.S. federal income tax consequences of a cashless exercise of Warrants.

Certain adjustments to the Warrants

The terms of each Warrant provides for an adjustment to the number of common shares for which the Warrant may be exercised or to the exercise price of the Warrant in certain events. An adjustment which has the effect of preventing dilution generally is not taxable. A U.S. Holder of a Warrant would, however, be treated as receiving a constructive distribution if, for example, the adjustment increases the U.S. Holder’s proportionate interest in the Company’s assets or earnings and profits (for instance, through an increase in the number of common shares that would be obtained upon exercise of such Warrant) as a result of a distribution of cash or other property such as other securities to the holders of the common shares which is taxable to the U.S. Holders of such shares as described above under “—Dividends on common shares.” Such constructive distribution would be subject to tax as described under that section in the same manner as if the U.S. Holder of such Warrant received a cash distribution from the Company equal to the fair market value of such increased interest. A U.S. Holder’s adjusted tax basis in a Warrant will generally be increased to the extent of any such constructive distribution that is treated as a dividend for U.S federal income tax purposes.

Passive Foreign Investment Company rules

Based on the composition of the Company’s current gross assets and income and the manner in which the Company expects to operate its business in future years, the Company believes that it should not be classified as a PFIC for U.S. federal income tax purposes for its current taxable year and does not expect to be so classified in the foreseeable future. In general, a non-U.S. corporation will be a PFIC for any taxable year in which, taking into account a pro rata portion of the income and assets of 25% or more owned subsidiaries, either (i) 75% or more of its gross income is passive income, or (ii) 50% or more of the average quarterly value of its assets are assets that produce, or are held for the production of, passive income or which do not produce income. For this purpose, passive income generally includes, among other things and subject to various exceptions, interest, dividends, rents, royalties and gains from the disposition of assets that produce passive income. Whether the Company is a PFIC is a factual determination made annually, and the Company’s status could change depending among other things upon changes in the composition and relative value of its gross receipts and assets. Accordingly, no assurance can be given that the Company will not be a PFIC in the current year or in any future taxable year.

If the Company were a PFIC for any taxable year in which a U.S. Holder holds common shares, such U.S. Holder would be subject to additional taxes on any excess distributions and any gain realized from the sale or other taxable disposition of common shares regardless of whether the Company continues to be a PFIC. A U.S. Holder will have an excess distribution to the extent that distributions on common shares during a taxable year exceed 125% of the average amount received during the three preceding taxable years (or, if shorter, the US Holder’s holding period). To compute the tax on excess distributions or any gain, (i) the excess distribution or gain is allocated ratably over the U.S. Holder’s holding period, (ii) the amount allocated to the current taxable year and any year before the Company became a PFIC is taxed as ordinary income in the current year and (iii) the amount allocated to other taxable years is taxed at the highest applicable marginal rate in effect for each year and an interest charge is imposed to recover the deemed benefit from the deferred payment of the tax attributable to each year. In the case of common shares acquired upon the exercise of Warrants, the relevant holding period would generally include the holding period of the applicable Warrant.

A U.S. Holder that holds our common shares at any time during a taxable year in which we are classified as a PFIC generally will continue to treat such common shares as common shares in a PFIC, even if we no longer satisfy the income and asset tests described above, unless the U.S. Holder elects to recognize gain, which will be taxed under the excess distribution rules described above as if such common shares had been sold on the last day of the last taxable year for which we were a PFIC. Pursuant to proposed Treasury Regulations, if a U.S. Holder has an option, warrant or other right to acquire stock of a PFIC (such as a Warrant), such option, warrant or right is generally considered to be PFIC stock for the purpose of determining tax due on any gain recognized upon disposition. Accordingly, if the Company is considered a PFIC at any time during which a U.S. Holder holds Warrants, such U.S. Holder will generally be subject to the rules described above with respect to any gain realized from a sole or other disposition of such Warrants.

If, as is not expected to be the case, the Company were a PFIC for any taxable year in which a U.S. Holder holds common shares, a U.S. Holder may be able to avoid some of the adverse impacts of the PFIC rules described above by electing to mark common shares to market annually. The election is available only if the common shares are considered “marketable stock,” which generally includes stock that is regularly traded in more than de minimis quantities on a qualifying exchange (which includes NYSE). If a U.S. Holder makes the mark-to-market election, any gain from marking common shares to market or from disposing of them would be ordinary income. Any loss from marking common shares to market would be recognized only to the extent of unreversed gains previously included in income. Loss from marking common shares to market would be ordinary, but loss on disposing of them would be capital loss except to the extent of mark-to-market gains previously included in income. No assurance can be given that the common shares will be traded in sufficient frequency and quantity to be considered “marketable stock.” A valid mark-to-market election cannot be revoked without the consent of the IRS unless the common shares cease to be marketable stock. Any mark-to-market election made by a U.S. Holder for common shares will also apply to such U.S. Holder’s common shares acquired upon exercise of Warrants. As a result, if a mark-to-market election has been made by a U.S. Holder with respect to common shares, any common shares received upon exercise of Warrants will automatically be marked-to-market in the year of exercise.

As an alternative, if the Company were to be treated as a PFIC, a U.S. Holder may avoid the excess distribution rules described above in respect of common shares by electing to treat the Company (for the first taxable year in which the U.S. Holder owns any common shares) and any lower-tier PFIC (for the first taxable year in which the U.S. Holder is treated as owning an equity interest in such lower-tier PFIC) as a “qualified electing fund” (a “QEF”). If a U.S. Holder makes an effective QEF election with respect to the Company (and any lower-tier PFIC), the U.S. Holder will be required to include in gross income each year, whether or not the Company makes distributions, as capital gains, its pro rata share of the Company’s (and such lower-tier PFIC’s) net capital gains and, as ordinary income, its pro rata share of the Company’s (and such lower-tier PFIC’s) net earnings in excess of its net capital gains. U.S. Holders can make a QEF election only if the Company (and each lower-tier PFIC) provides certain information, including the amount of its ordinary earnings and net capital gains determined under U.S. tax principles. The Company has not determined whether it will provide U.S. Holders with this information if it determines that it is a PFIC. A QEF election can be revoked only with the consent of the IRS. A holder of an option, warrant or other right to acquire stock of a PFIC (such as a Warrant, if the Company is a PFIC) may not make a QEF election. Further, if a U.S. Holder of common shares makes a QEF election, such election may not be treated as a timely QEF election with respect to common shares subsequently acquired on the exercise of Warrants.

U.S. Holders of common shares or Warrants should consult their own tax advisors concerning the Company’s possible PFIC status and the consequences to them if the Company were classified as a PFIC for any taxable year.

Information Reporting and Backup Withholding

Dividends on common shares and proceeds from the sale or other disposition of common shares or Warrants may be reported to the IRS unless the holder is a corporation or otherwise establishes a basis for exemption. Backup withholding tax may apply to amounts subject to reporting. Any amount withheld may be credited against the holder’s U.S. federal income tax liability subject to certain rules and limitations. U.S. Holders should consult with their own tax advisers regarding the application of the U.S. information reporting and backup withholding rules.

Certain non-corporate U.S. Holders are required to report information with respect to common shares or Warrants not held through an account with a domestic financial institution to the IRS. U.S. Holders that fail to report required information could become subject to substantial penalties. Prospective investors are encouraged to consult with their own tax advisors about these and any other reporting obligations arising from their investment in common shares or Warrants.

THE DISCUSSION ABOVE IS A GENERAL SUMMARY. IT DOES NOT COVER ALL TAX MATTERS THAT MAY BE OF IMPORTANCE TO A PARTICULAR U.S. HOLDER. EACH U.S. HOLDER OF COMMON SHARES OR WARRANTS IS URGED TO CONSULT ITS OWN TAX ADVISOR ABOUT THE TAX CONSEQUENCES TO IT OF OWNING AND DISPOSING OF COMMON SHARES OR WARRANTS IN LIGHT OF THE U.S. HOLDER’S OWN CIRCUMSTANCES.

CERTAIN CANADIAN FEDERAL INCOME TAX CONSIDERATIONS

The following summary describes the principal Canadian federal income tax considerations under the Canadian Tax Act, as of the date hereof, that are generally applicable to an investor who acquires as beneficial owner common shares and Warrants, and who, at all relevant times, for the purposes of the Canadian Tax Act and any applicable tax treaty or convention: (i) deals at arm’s length with the Company and the underwriter, and is not affiliated with the Company or the underwriter; (ii) is not and is not deemed to be resident in Canada; (iii) holds the common shares and Warrants as capital property; and (iv) does not use or hold, and is not deemed to use or hold, any common shares or Warrants in connection with, or in the course of carrying on, a business in Canada of trading or dealing in securities (a “Non-Canadian Holder”).

Special rules, which are not discussed in this summary, may apply to a Non-Canadian Holder that is an insurer carrying on business in Canada and elsewhere or an “authorized foreign bank” (within the meaning of the Canadian Tax Act). Such Non-Canadian Holders should consult their own tax advisors.

This summary is based upon the current provisions of the Canadian Tax Act in force as of the date hereof and an understanding of the current administrative policies published in writing by the Canada Revenue Agency prior to the date hereof. This summary also takes into account all specific proposals to amend the Canadian Tax Act publicly announced by or on behalf of the Minister of Finance (Canada) prior to the date hereof (the “Proposed Amendments”), and assumes that all Proposed Amendments will be enacted in the form proposed. However, no assurances can be given that the Proposed Amendments will be enacted as proposed, or at all. Except for the Proposed Amendments, this summary does not take into account or anticipate any changes in law or administrative policies, whether by legislative, regulatory, administrative or judicial action or decision, nor does it take into account other federal or any provincial, territorial or foreign tax legislation or considerations, which may be different from those discussed in this summary.

This summary is of a general nature only, is not exhaustive of all possible Canadian federal income tax considerations and is not intended to be, nor should it be construed to be, legal or tax advice to any particular Non-Canadian Holder. Accordingly, Non-Canadian Holders should consult their own tax advisors with respect to their particular circumstances and the tax consequences applicable to them of an investment in common shares and Warrants.

This summary does not address any Canadian federal income tax or withholding tax considerations applicable to the acquisition, holding or disposition of Pre-Funded Warrants. Non-Canadian Holders should consult their own tax advisors with respect to their particular circumstances and the tax consequences applicable to them of an investment in Pre-Funded Warrants.

Currency

For the purposes of the Canadian Tax Act, all amounts expressed in a currency other than Canadian dollars relating to the acquisition, holding or disposition of common shares or Warrants, including dividends, adjusted cost base and proceeds of disposition, must be determined in Canadian dollars using the relevant rate of exchange required under the Canadian Tax Act.

Common Shares

Dividends

Dividends paid or credited, or deemed to be paid or credited, on common shares to a Non-Canadian Holder will be subject to Canadian withholding tax. Under the Canadian Tax Act, the rate of withholding tax is 25% of the gross amount of such dividends, which rate may be subject to reduction under the provisions of an applicable income tax treaty or convention. A Non-Canadian Holder who is a resident of the United States for the purposes of the Canada-United States Income Tax Convention, who is fully entitled to all of the benefits of such convention and who is the beneficial owner of the dividends, will generally be subject to Canadian withholding tax at a rate of 15% of the gross amount of such dividends.

Disposition of common shares

A Non-Canadian Holder who disposes or is deemed to dispose of a common share in a taxation year will not be subject to tax in Canada, unless the common share is, or is deemed to be, “taxable Canadian property” to the Non-Canadian Holder at the time of disposition and the Non-Canadian Holder is not entitled to an exemption under an applicable income tax treaty or convention between Canada and the country in which the Non-Canadian Holder is resident. See the discussion below under “—Taxable Canadian Property Status.”

Non-Canadian Holders who dispose of common shares that are, or may be, taxable Canadian property should consult their own tax advisors with respect to the requirement to file a Canadian income tax return, and any other relevant tax consequences, in respect of the disposition in their particular circumstances.

Series A Warrants

Exercise of Warrants

The exercise of a Series A Warrant by a Non-Canadian Holder to acquire a common share of the Company will not constitute a disposition of property for purposes of the Canadian Tax Act and, consequently, no gain or loss will be realized by a Non-Canadian Holder upon the exercise of a Series A Warrant.

Disposition of Warrants

A Non-Canadian Holder who disposes of or is deemed to dispose of a Series A Warrant (otherwise than by exercise of the Series A Warrant) will not be subject to tax under the Canadian Tax Act in respect of any capital gain realized on such a disposition, unless the Series A Warrant constitutes “taxable Canadian property” of the Non-Canadian Holder and such holder is not entitled to relief under an applicable tax treaty or convention. See the discussion below under “—Taxable Canadian Property Status.”

Non-Canadian Holders who dispose of Series A Warrants that are, or may be, taxable Canadian property should consult their own tax advisors with respect to the requirement to file a Canadian income tax return, and any other relevant tax consequences, in respect of the disposition in their particular circumstances.

Expiry of Warrants

The expiry of an unexercised Series A Warrant will not result in any Canadian federal income tax consequences to a Non-Canadian Holder provided the Series A Warrant does not constitute “taxable Canadian property” of the Non-Canadian Holder.

Series B Warrants

The principles and considerations described above under “—Series A Warrants” are generally applicable in respect of the exercise, disposition or expiry of Series B Warrants held by a Non-Canadian Holder.

Taxable Canadian Property Status

Provided the common shares are listed on a “designated stock exchange,” as defined in the Canadian Tax Act (which currently includes the NYSE), at the time of disposition, the common shares and Warrants generally will not constitute taxable Canadian property of a Non-Canadian Holder at that time, unless at any time during the 60 month period immediately preceding the disposition the following two conditions are met concurrently: (i) one or any combination of (a) the Non-Canadian Holder, (b) persons with whom the Non-Canadian Holder did not deal at arm’s length, and (c) partnerships in which the Non-Canadian Holder or a person described in (b) holds a membership interest directly or indirectly through one or more partnerships owned 25% or more of the issued shares of any class or series of shares of the Company; and (ii) more than 50% of the fair market value of the common shares was derived directly or indirectly from one or any combination of (a) real or immovable property situated in Canada, (b) “Canadian resource property” (as defined in the Canadian Tax Act), (c) “timber resource property” (as defined in the Canadian Tax Act), or (d) an option in respect of, an interest in, or for civil law rights in, property described in any of (a) through (c), whether or not such property exists.

Notwithstanding the foregoing, the common shares and/or Warrants may otherwise be deemed to be taxable Canadian property to a Non-Canadian Holder for purposes of the Canadian Tax Act in certain limited circumstances.

ENFORCEMENT OF CIVIL LIABILITIES

We are incorporated under the laws of the Province of Ontario, Canada. Some of our directors and officers, and some of the experts named in this prospectus supplement, are residents of Canada or otherwise reside outside of the United States, and all or a substantial portion of their assets, and a substantial portion of our assets, are located outside of the United States. We have appointed an agent for service of process in the United States, but it may be difficult for shareholders who reside in the United States to effect service within the United States upon those directors, officers and experts who are not residents of the United States. It may also be difficult for shareholders who reside in the United States to realize in the United States upon judgments of courts of the United States predicated upon our civil liability and the civil liability of our directors, officers and experts under the United States federal securities laws. There can be no assurance that U.S. investors will be able to enforce against us, members of our Board of Directors, officers or certain experts named herein who are residents of Canada or other countries outside the United States, any judgments in civil and commercial matters, including judgments under the federal securities laws. There is uncertainty with respect to whether a Canadian court would take jurisdiction on a matter of liability predicated solely upon U.S. federal securities laws, and uncertainty with respect to whether a Canadian court would recognize or enforce a foreign judgment on liabilities predicated upon the securities laws of the United States.

We have appointed Puglisi & Associates, 850 Library Avenue, Suite 204, Newark, DE 19711 as our agent to receive service of process with respect to any action brought against us under the federal securities laws of the United States or of any state in the United States.

UNDERWRITING

We will enter into an underwriting agreement (“Underwriting Agreement”) with Aegis Capital Corp. (“Aegis” or the “underwriter”). Aegis is the sole book-running manager relating to this offering. Subject to the terms and conditions of the Underwriting Agreement, the underwriter has agreed to purchase, and we have agreed to sell to the underwriter, the number of Units and Pre-Funded Units set forth opposite its name below:

Underwriter	Number of Units	Number of Pre-Funded Units
Aegis Capital Corp.	5,000,000	10,000,000

The underwriter is committed to purchase all of the Units and Pre-Funded Units being offered if it purchases any Units and Pre-Funded Units. Delivery of the Units and Pre-Funded Units offered hereby is expected to occur on or about January 16, 2025, subject to satisfaction of certain customary closing conditions.

We estimate that the total expenses of this offering, excluding the underwriting discounts and commissions, will be approximately $0.6 million. We have agreed to reimburse the underwriter for certain offering-related expenses, including up to $75,000 for the fees and disbursements of the underwriter’s legal counsel.

The following table provides information regarding the underwriting discounts to be paid to the underwriter by us, before expenses. These amounts are shown assuming no exercise of the underwriter’s over-allotment option in the offering.

	Per Unit	Per Pre-Funded Unit	Total
Public offering price	$1.00	$0.99999	$14,999,900.00
Underwriter discounts and commissions(1)	$0.07	$0.0699993	$1,049,993
Proceeds, before expenses, to us	$0.93	$0.9299907	$13,949,907

(1)	Represents the underwriter fee of 7%. Does not include reimbursement by us of the underwriter’s legal fees of up to $75,000.

In connection with this offering, the underwriter may engage in stabilizing transactions, which involves making bids for, purchasing and selling common shares in the open market for the purpose of preventing or retarding a decline in the market price of the common shares while this offering is in progress. These stabilizing transactions may include making short sales of common shares, which involves the sale by the underwriter of a greater number of common shares than they are required to purchase in this offering, and purchasing common shares on the open market to cover positions created by short sales. Short sales may be “covered” shorts, which are short positions in an amount not greater than the underwriter’s option to purchase additional common shares referred to below, or may be “naked” shorts, which are short positions in excess of that amount. The underwriter may close out any covered short position either by exercising their option to purchase additional common shares, in whole or in part, or by purchasing common shares in the open market. In making this determination, the underwriter will consider, among other things, the price of common shares available for purchase in the open market compared to the price at which the underwriter may purchase common shares through the option to purchase additional common shares. A naked short position is more likely to be created if the underwriter is concerned that there may be downward pressure on the price of the common shares in the open market that could adversely affect investors who purchase in this offering. To the extent that the underwriter creates a naked short position, they will purchase common shares in the open market to cover the position.

These activities may have the effect of raising or maintaining the market price of the common shares or preventing or retarding a decline in the market price of the common shares, and, as a result, the price of the common shares may be higher than the price that otherwise might exist in the open market. If the underwriter commences these activities, they may discontinue them at any time. The underwriter may carry out these transactions on the NYSE, in the over-the-counter market or otherwise. Neither we nor the underwriter makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our common shares. In addition, neither we nor the underwriter makes any representation that the underwriter will engage in these stabilizing transactions or that any transaction, once commenced, will not be discontinued without notice.

The underwriter and its affiliates may provide from time to time in the future certain commercial banking, financial advisory, investment banking and other services for us and our affiliates in the ordinary course of their business, for which they have received and may continue to receive customary fees and commissions. In addition, from time to time, the underwriter and its affiliates may effect transactions for their own account or the account of customers, and hold on behalf of themselves or their customers, long or short positions in our debt or equity securities or loans, and may do so in the future.

Over-Allotment Option

We have granted the underwriter an option to purchase up to 2,250,000 additional common shares (15.0% of the common shares included in the Units, and the Pre-Funded Units, sold in the offering), at a price of $0.99998 per common share, and/or up to 2,250,000 additional Series A Warrants to purchase an aggregate of an additional 2,250,000 common shares, representing 15.0% of the Series A Warrants included in the Units and Pre-Funded Units sold in the offering, at a price of $0.00001 per Series A Warrant, and/or up to 2,250,000 additional Series B Warrants to purchase an aggregate of an additional 2,250,000 common shares, representing 15.0% of the Series B Warrants included in the Units and Pre-Funded Units sold in the offering, at a price of $0.00001 per Series B Warrant. The underwriter may exercise this option in whole or in part at any time within forty-five (45) days after the date of this prospectus supplement. The underwriter may exercise this option with respect to the common shares only, Series A Warrants only, Series B Warrants only, or any combination thereof. We will be obligated, pursuant to the option, to sell these additional common shares, Series A Warrants or Series B Warrants to the underwriter to the extent the option is exercised. If this over-allotment option is exercised in full, the total offering price to the public will be approximately $17.25 million, and the total net proceeds, before expenses and after deducting the underwriting discounts described above, to us will be approximately $16.0 million.

Indemnification

We have agreed to indemnify the underwriter against certain liabilities, including liabilities under the Securities Act. If we are unable to provide this indemnification, we will contribute to payments that the underwriter may be required to make for these liabilities.

Electronic Offer, Sale, and Distribution of Securities

This prospectus supplement and the accompanying base prospectus in electronic format may be made available on websites or through other online services maintained by the underwriter, or by its affiliates. Other than this prospectus supplement and the accompanying base prospectus in electronic format, the information on the underwriter’s websites and any information contained in any other websites maintained by the underwriter is not part of this prospectus supplement and the accompanying base prospectus, has not been approved and/or endorsed by us or the underwriter in its capacity as underwriter, and should not be relied upon by investors.

Lock-Up Agreements

The Company’s directors, executive officers and shareholders holding at least ten percent (10%) of the outstanding common shares (the “Lock-Up Parties”) have agreed to enter into customary “lock-up” agreements in favor of the underwriter for a period of ninety (90) days after the closing of the offering (the “Lock-Up Period”), pursuant to which each Lock-Up Party will not directly or indirectly (a) offer, sell, agree to offer or sell, solicit offers to purchase, grant any call option or purchase any put option with respect to, pledge, encumber, assign, borrow or otherwise dispose of (each a “Transfer”) any common share, any unit, any warrant to purchase common shares or any other security of the Company or any other entity that is convertible into, or exercisable or exchangeable for, common shares or any other equity security of the Company, in each case owned beneficially or otherwise by the relevant Lock-Up Party on the date of closing of the offering or acquired by the Lock-Up Party during the Lock-Up Period (a “Relevant Security”) or otherwise publicly disclose the intention to do so, or (b) establish or increase any “put equivalent position” or liquidate or decrease any

“call equivalent position” with respect to any Relevant Security (in each case within the meaning of Section 16 of the Exchange Act) with respect to any Relevant Security or otherwise enter into any swap, derivative or other transaction or arrangement that Transfers to another, in whole or in part, any economic consequence of ownership of a Relevant Security, whether or not such transaction is to be settled by the delivery of Relevant Securities, other securities, cash or other consideration, or otherwise publicly disclose the intention to do so, without the underwriter’s prior written consent, subject to certain exceptions.

Securities Issuance Standstill

In connection with the offering, without the prior written consent of Aegis, the Company will not, for a period of ninety (90) days after the closing of the offering (the “Standstill Period”), (a) offer, sell, issue, or otherwise transfer or dispose of, directly or indirectly, any equity of the Company or any securities convertible into or exercisable or exchangeable for equity of the Company; (b) file or caused to be filed any registration statement with the SEC relating to the offering of any equity of the Company or any securities convertible into or exercisable or exchangeable for equity of the Company; or (c) enter into any agreement or announce the intention to effect any of the actions described in subsections (a) or (b) hereof (all of such matters, the “Standstill Restrictions”). The following matters shall not be prohibited by the Standstill Restrictions: (i) the adoption of an equity incentive plan and the grant of awards or equity pursuant to any equity incentive plan, and the filing of a registration statement on Form S-8; (ii) securities issued pursuant to agreements, options, restricted share units or convertible securities existing as of the date of this prospectus supplement provided the terms are not modified; and (iii) securities issued pursuant to acquisitions or strategic transactions (whether by merger, consolidation, purchase of equity, purchase of assets, reorganization or otherwise) approved by a majority of the disinterested directors of the Company, provided that such securities are issued as “restricted securities” (as defined in Rule 144) and carry no registration rights that require or permit the filing of any registration statement in connection therewith during the Standstill Period, and provided that any such issuance shall only be to a person or entity (or to the equity holders of an entity) which is, itself or through its subsidiaries, an operating company or an owner of an asset in a business synergistic with the business of the Company and shall provide to the Company additional benefits in addition to the investment of funds, but shall not include a transaction in which the Company is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities. In no event should any equity transaction during the Standstill Period result in the sale of equity at an offering price to the public less than that of the offering.

Offer Restrictions Outside the United States

Other than in the United States, no action has been taken by us or the underwriter that would permit a public offering of the securities offered by this prospectus supplement in any jurisdiction where action for that purpose is required. The securities offered by this prospectus supplement may not be offered or sold, directly or indirectly, nor may this prospectus supplement or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons who come into possession of this prospectus supplement are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus supplement. This prospectus supplement does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus supplement in any jurisdiction in which such an offer or a solicitation is unlawful.

Listing

The Company’s common shares are listed on the NYSE under the symbol “LICY.” We do not intend to list the Units, Pre-Funded Units, Warrants or Pre-Funded Warrants on any securities exchange or nationally recognized trading system.

LEGAL MATTERS

The validity of the common shares offered by this prospectus supplement and certain legal matters as to Canadian law will be passed upon by McCarthy Tétrault LLP. The validity of the Warrants and Pre-Funded Warrants offered by this prospectus supplement and certain legal matters as to U.S. securities and New York law will be passed on by Freshfields US LLP. Additional legal matters may be passed on for the underwriter by Sichenzia Ross Ference Carmel LLP.

EXPERTS

The financial statements of Li-Cycle Holdings Corp. for the years ended December 31, 2023 and October 31, 2022 and the two-month period ended December 31, 2022, incorporated by reference in this prospectus supplement by reference to Li-Cycle Holdings Corp.’s Annual Report on Form 10-K for the year ended December 31, 2023, and the effectiveness of the Company’s internal control over financial reporting as of December 31, 2023 and October 31, 2022 have been audited by KPMG LLP, an independent registered public accounting firm, as stated in their report. Such financial statements are incorporated by reference in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

The audit report covering the December 31, 2023 consolidated financial statements contains an explanatory paragraph that states the Company’s recurring losses from operations from inception, negative cash flows from operations, resulting negative working capital and the pause on construction raise substantial doubt about the Company’s ability to continue as a going concern. The consolidated financial statements do not include any adjustments that might result from the outcome of that uncertainty.

The offices of KPMG LLP are located at 100 New Park Place, Suite 1400, Vaughan, ON L4K 0J3.

The financial statements of Li-Cycle Holdings Corp. for the year ended October 31, 2021, incorporated by reference in this prospectus supplement by reference to Li-Cycle Holdings Corp.’s Annual Report on Form 10-K for the year ended December 31, 2023, have been audited by Deloitte LLP, an independent registered public accounting firm, as stated in their report. Such financial statements are incorporated by reference in reliance upon the report of such firm given their authority as experts in accounting and auditing.

The offices of Deloitte LLP are located at 8 Adelaide Street West, Suite 200, Toronto, ON M5H 0A9, Canada.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus supplement is part of a registration statement on Form S-3 that we have filed with the SEC. This prospectus supplement, filed as part of the registration statement, does not contain all the information set forth in the registration statement and its exhibits and schedules, portions of which have been omitted as permitted by the rules and regulations of the SEC. For further information about us, we refer you to the registration statement and to its exhibits and schedules. Certain information in the registration statement has been omitted from this prospectus supplement in accordance with the rules of the SEC.

We are subject to the information reporting requirements of the Exchange Act, and we are required to file reports, proxy statements and other information with the SEC. The SEC maintains an Internet website that contains reports and other information regarding issuers that file electronically with the SEC. Our filings with the SEC are available to the public through the SEC’s website at http://www.sec.gov.

We maintain a corporate website at www.li-cycle.com. The information posted on or accessible through our website is not incorporated into this prospectus supplement and the accompanying base prospectus. We have included our website address in this prospectus supplement and the accompanying base prospectus solely for informational purposes and the references to our websites are intended to be inactive textual references only. Accordingly, no information in any of these internet addresses is included or incorporated herein.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with or furnish to them. This means that we can disclose important information to you by referring you to those documents. Each document incorporated by reference is current only as of the date of such document, and the incorporation by reference of such documents shall not create any implication that there has been no change in our affairs since the date thereof or that the information contained therein is current as of any time subsequent to its date. The information incorporated by reference is considered to be a part of this prospectus supplement and should be read with the same care. When we update the information contained in documents that have been incorporated by reference by making future filings with the SEC, the information incorporated by reference in this prospectus supplement is considered to be automatically updated and superseded. In other words, in the case of a conflict or inconsistency between information contained in this prospectus supplement and information incorporated by reference into this prospectus supplement, you should rely on the information contained in the document that was filed later.

We incorporate by reference the documents listed below and any documents filed with the SEC in the future under Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (but excluding any information furnished to rather than filed with the SEC) until the offering made under this prospectus supplement is completed. Under no circumstances shall any information furnished under Item 2.02 or 7.01 of Form 8-K be deemed incorporated herein by reference unless such Form 8-K expressly provides to the contrary.

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed with the SEC on March 15, 2024 (as amended by the Form 10-K/A filed with the SEC on April 29, 2024);

•

our Quarterly Reports on Form 10-Q for the three months ended March 31, 2024, June 30, 2024 and September 30, 2024, filed with the SEC on May  10, 2024, August  8, 2024 and November 7, 2024, respectively;

•

the information specifically incorporated by reference into our Annual Report on Form 10-K from our proxy statement on DEF 14A filed with the SEC on April  12, 2024 as amended or supplemented by additional soliciting material;

•

our Current Reports on Form 8-K filed with the SEC on March 12, 2024 (other than the portions thereof that are furnished and not filed), March 25, 2024 (other than the portions thereof that are furnished and not filed), March 26, 2024 (other than the portions thereof that are furnished and not filed), April  2, 2024, May  10, 2024 (other than the portions thereof that are furnished and not filed), May  15, 2024, May 24, 2024 (other than the portions thereof that are furnished and not filed), both Current Reports on Form 8-K filed on June 4, 2024, the Form 8-K/A filed on June  5, 2024, June  28, 2024, July  18, 2024 (other than the portions thereof that are furnished and not filed), August  9, 2024, October  15, 2024, October 31, 2024 (other than the portions thereof that are furnished and not filed), the 8-K filed on November 7, 2024 (other than the portions thereof that are furnished and not filed), December  10, 2024 and January 14, 2025; and

•

the description of the securities contained in Exhibit 4.2 of our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed with the SEC on March  15, 2024 (as amended by the Form 10-K/A filed with the SEC on April 29, 2024) together with all amendments and reports filed for the purpose of updating that description.

We will provide without charge to each person, including any beneficial owner, to whom this prospectus supplement is delivered, upon his or her written or oral request, a copy of any or all documents referred to above which have been or may be incorporated by reference into this prospectus supplement other than exhibits which are not specifically incorporated by reference into those documents. You can request those documents from the below:

Li-Cycle Holdings Corp.

207 Queens Quay West,

Suite 590, Toronto, ON M5J 1A7

Canada

(877) 542-9253

We have not authorized any other person to provide you with any information other than the information contained in this prospectus supplement and the documents incorporated by reference herein. We do not take responsibility for, or provide any assurance as to the reliability of, any different or additional information. We are not making an offer to sell any securities in any jurisdiction where the offer or sale is not permitted. You should assume the information appearing in this prospectus supplement and the documents incorporated by reference herein are accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates.

PROSPECTUS

Li-Cycle Holdings Corp.

$200,000,000

Common Shares

Preferred Shares

Debt Securities

Warrants

Rights

Units

Li-Cycle Holdings Corp., an Ontario corporation (the “Company,” “Li-Cycle,” “we,” “us,” “our” or similar terms) may offer from time to time up to $200,000,000 in aggregate principal amount of its common shares (the “common shares”), preferred shares of the Company, warrants to purchase common, preferred shares and/or debt securities of the Company, rights to purchase common shares, preferred shares, debt securities or other securities of the Company, debt securities of the Company which may or may not be converted into other securities, or any combination thereof (“units”) in one or more offerings under this prospectus and on the terms described in one or more applicable supplements to this prospectus. The Company may also offer under this prospectus any common or preferred shares issuable upon the exercise of warrants or rights, along with any common or preferred shares or other securities issuable on conversion of debt securities. Collectively, the common shares, preferred shares, warrants, rights, debt securities, common or preferred shares issuable upon exercise of the warrants, common or preferred shares or other securities issuable upon the exercise or conversion of rights, and units are referred to as the “securities.”

This prospectus describes some of the general terms that may apply to the securities and the general manner in which they may be offered. The specific terms of any securities to be offered, the specific manner in which they may be offered, and whether the offered securities will be listed on any national securities exchange(s), will be described in one or more supplements to this prospectus. A prospectus supplement may also add, update or change information contained in this prospectus. Investors should carefully read this prospectus and the applicable prospectus supplement, as well as the documents incorporated or deemed to be incorporated by reference herein or therein, before investing in any of the securities.

The securities covered by this prospectus may be issued, offered and sold from time to time at fixed prices, at market prices or at negotiated prices, in the same offering or in separate offerings; to or through underwriters, dealers, and agents; or directly to purchasers, or through a combination of these methods, on a continuous or delayed basis. The names of any underwriters, dealers, or agents, if any, involved in the sale of any securities covered by this prospectus, their compensation and any options to purchase additional securities held by them will be described in the applicable prospectus supplement. For more information see “Plan of Distribution” in this prospectus.

We will receive proceeds from the issuance and sale of the securities.

Our common shares are currently listed on The New York Stock Exchange under the symbol “LICY”. On March 14, 2024, the last reported sale price of our common shares as reported on The New York Stock Exchange was $0.71 per common share.

We may amend or supplement this prospectus from time to time by filing amendments or supplements. You should read this entire prospectus and any amendments or supplements carefully before you make your investment decision.

Our principal executive offices are located at 207 Queens Quay West, Suite 590, Toronto, Ontario, M5J 1A7, Canada.

Investing in our common shares involves a high degree of risk. Before buying any common shares, you should carefully read the discussion of material risks of investing in our common shares in the section entitled “Risk Factors” beginning on page 5 of this prospectus and the other information included or incorporated by reference in the prospectus and the applicable prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these common shares or passed on the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

Prospectus dated March 15, 2024

You should rely only on the information contained in this prospectus, as well as the information incorporated by reference into this prospectus and any applicable prospectus supplement. We have not authorized any other person to provide you with different or additional information. We do not take responsibility for, nor can we provide assurance as to the reliability of, any other information that others may provide. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. The information contained in this prospectus, any applicable prospectus supplement or any documents incorporated by reference, is accurate only as of the date of the applicable document or such other date stated in the applicable document, and our business, financial condition, results of operations and/or prospects may have changed since those dates.

Except as otherwise set forth in this prospectus, we have not taken any action to permit a public offering of these securities outside the United States or to permit the possession or distribution of this prospectus outside the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about and observe any restrictions relating to the offering of these securities and the distribution of this prospectus outside the United States.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the United States Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf registration process, we may, from time to time, offer and sell in one or more offerings on a continuous or delayed basis up to $200,000,000 of any combination of the securities described in this prospectus and the applicable prospectus supplement.

This prospectus includes important information about us, the common shares, the securities being offered and other information you should know before investing. Each time we use this prospectus to offer any of the securities, we will provide one or more prospectus supplements that will contain specific information about the offering and the terms of those securities. We may also add, update or change other information contained in this prospectus by means of a prospectus supplement or by incorporating by reference the information that the Company files with the SEC. If there is any inconsistency between the information contained in this prospectus and any prospectus supplement, you should rely on the information contained in that particular prospectus supplement. This prospectus does not contain all of the information provided in the registration statement that we filed with the SEC.

Information on the website of the Company is not included or incorporated by reference in the registration statement of which this prospectus forms a part.

You should read both this prospectus and any applicable prospectus supplement, together with additional information described below under the captions “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

No offer of these securities will be made in any jurisdiction where the offer is not permitted.

BASIS OF PRESENTATION

On December 21, 2022, the Board of Directors approved a change of the Company’s fiscal year end from October 31 to December 31 to better align with peer group companies. The change resulted in a transition period of November 1, 2022 through December 31, 2022. In addition, the Company previously qualified as a “foreign private issuer” under applicable U.S. securities laws and on January 1, 2024, became subject to the rules and regulations of the SEC applicable to U.S. domestic issuers, including the requirement to report its financial statements in accordance with U.S. generally accepted accounting principles (“U.S. GAAP”). As a result, Li-Cycle’s annual consolidated financial statements for the years ended December 31, 2023, October 31, 2022 and October 31, 2021 and consolidated financial statements for the two-month period ended December 31, 2022, in each case included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2023 and incorporated by reference herein, have been prepared in accordance with U.S. GAAP.

INDUSTRY AND MARKET DATA

In this prospectus, we rely on and refer to industry data, information and statistics regarding the markets in which we compete, as well as from publicly available information, industry and general publications and research and studies conducted by third parties. We have supplemented this information where necessary with our own internal estimates, considering publicly available information about other industry participants and our management’s best view as to information that is not publicly available. We have taken such care as we consider reasonable in the extraction and reproduction of information from such data from third party sources.

Industry publications, research, studies, forecasts and estimates generally state that the information they contain has been obtained from sources believed to be reliable, but that the accuracy and completeness of such information is not guaranteed. Forecasts, estimates and other forward-looking information obtained from these sources are subject to the same qualifications and uncertainties as the other forward-looking statements in this prospectus. These forecasts, estimates and other forward-looking information are subject to uncertainty and risk due to a variety of factors, including those described under the section titled “Risk Factors.” These and other factors could cause results to differ materially from those expressed in the forecasts, estimates or other forward-looking information from independent third parties and us.

FREQUENTLY USED TERMS

As used in this prospectus, unless the context otherwise requires or indicates otherwise, references to “we,” “us,” “our,” “Li-Cycle” or the “Company” refer to Li-Cycle Holdings Corp., an Ontario corporation, and its consolidated subsidiaries.

In this document:

“Amalgamation” means the amalgamation of Peridot Ontario and NewCo in accordance with the terms of the Arrangement.

“Amended and Restated Registration Rights Agreement” means the amended and restated Glencore Registration Rights Agreement to be entered into between Glencore Canada Corporation and the Company upon closing of the Glencore Senior Secured Convertible Note.

“Arrangement” means the plan of arrangement (including the Business Combination) in substantially the form attached as Annex C to the proxy statement/prospectus forming a part of the registration statement on Form F-4, filed by the Company with the SEC on July 6, 2021.

“black mass” means a powder-like substance which contains a number of valuable metals, including nickel, cobalt and lithium.

“Black Mass & Equivalents” or “BM&E” means black mass and products analogous to black mass that have a similar metal content.

“Business Combination” means the transactions contemplated by the Business Combination Agreement.

“Business Combination Agreement” means the Business Combination Agreement, dated as of February 15, 2021, as amended, by and among Peridot, Li-Cycle Corp. and NewCo.

“Cash Preservation Plan” means the cash preservation plan initiated on November 1, 2023, which included reducing staffing in its corporate support functions, pausing production at its Ontario Spoke and implementing a plan to manage lower levels of Black Mass & Equivalents production and otherwise slow down operations at its remaining operating Spoke locations in order to reduce expenses and slow cash outflows as well as reviewing existing plans for bringing on additional Spoke capacity and taking other steps to preserve the Company’s available cash while pursuing funding alternatives for the Company and continuing to review the go-forward strategy for the Rochester Hub project.

“Closing Date” means the closing date of the Business Combination.

“common shares” means the common shares of the Company.

“Continuance” means the continuance of Peridot from the Cayman Islands under the Companies Act to the Province of Ontario, Canada as a corporation existing under the OBCA.

“DOE Loan” means the potential loan for gross proceeds of up to $375.0 million through the DOE’s Advanced Technology Vehicles Manufacturing program pursuant to the conditional commitment entered into by the Company and the DOE Loan Programs Office.

“EV” means electric vehicles.

“Glencore” means Glencore plc and its subsidiaries.

v

“Glencore Convertible Note” means the unsecured convertible note in the principal amount of $200 million due May 31, 2027 issued to Glencore Ltd. pursuant to the Glencore Note Purchase Agreement on May 31, 2022, as such note may be amended from time to time.

“Glencore Convertible Notes” means the Glencore Convertible Note together with any PIK Notes issued in satisfaction of interest due and payable thereon.

“Glencore Note Purchase Agreement” means the note purchase agreement, dated as of May 5, 2022, between the Company and Glencore Ltd.

“Glencore Registration Rights Agreement” means the registration rights agreement, dated as of May 31, 2022, between the Company and Glencore Ltd.

“Glencore Senior Secured Convertible Note” means a senior secured convertible note in an aggregate principal amount of $75 million to be issued to an affiliate of Glencore plc pursuant to the Glencore Senior Secured Convertible Note Purchase Agreement, as such note may be amended from time to time.

“Glencore Senior Secured Convertible Note Purchase Agreement” means the agreement dated March 11, 2024 by and between the Company, an affiliate of Glencore plc and the other parties named therein for the issuance of the Glencore Senior Secured Convertible Note.

“Glencore Senior Secured Convertible Note Warrants” means warrants to be issued by Li-Cycle to the holder of the Glencore Senior Secured Convertible Note in connection with an optional or mandatory redemption of the Glencore Senior Secured Convertible Note that entitle the holder to acquire, until the sixth anniversary of the issuance of the Glencore Senior Secured Convertible Note, a number of common shares equal to the principal amount of the Glencore Senior Secured Convertible Note being redeemed divided by the then applicable conversion price.

“Glencore Warrants” means warrants to be issued by Li-Cycle to the holder of the Glencore Convertible Note in connection with an optional redemption of the Glencore Convertible Note that entitle the holder to acquire, until the maturity date of the Glencore Convertible Note, a number of common shares equal to the principal amount of the Glencore Convertible Note being redeemed divided by the then applicable conversion price.

“Hub” means a centralized facility for large-scale production of specialty materials that achieves economies of scale in recycling.

“IP” means intellectual property.

“Investor Agreement” means the Investor and Registration Rights Agreement, dated as of August 10, 2021, by and among the Company, the Peridot Class B Holders and the Li-Cycle Holders.

“KSP Convertible Note” means the unsecured convertible note in the principal amount of $100 million due September 29, 2026 originally issued to Spring Creek Capital, LLC (an affiliate of Koch Strategic Platforms, LLC, being a company within the Koch Investments Group) pursuant to the KSP Note Purchase Agreement on September 29, 2021 and subsequently assigned on May 1, 2022, to one of its affiliates, Wood River Capital, LLC, as such note may be amended from time to time.

“KSP Convertible Notes” means the KSP Convertible Note together with any PIK Notes issued in satisfaction of interest due and payable thereon.

“KSP Note Purchase Agreement” means the Note Purchase Agreement, dated as of September 29, 2021, between the Company and Spring Creek Capital, LLC, and assigned on May 1, 2022, to Wood River Capital, LLC.

“LGC” means LG Chem, Ltd.

“LGES” means LG Energy Solution, Ltd.

“LG Subscription Agreements” means the subscription agreements with each of LGES and LGC, dated as of December 13, 2021, each of which were subsequently amended and restated on March 11, 2022 and April 21, 2022.

“LIB” means lithium-ion batteries, including lithium-ion battery manufacturing scrap and end-of-life lithium-ion batteries.

“Li-Cycle Holders” means the prior shareholders of Li-Cycle Corp. that entered into the Li-Cycle Transaction Support Agreements in connection with the Business Combination.

“Li-Cycle Shares” means the issued and outstanding common shares of Li-Cycle Corp. prior to the Business Combination.

“Li-Cycle Transaction Support Agreements” means the Transaction Support Agreements, each dated as of February 15, 2021, among Peridot and the Li-Cycle Holders, entered into in connection with the Business Combination Agreement.

“MHP” means mixed hydroxide precipitate, containing nickel, cobalt and manganese.

“NewCo” means Li-Cycle Holdings Corp. prior to the Amalgamation.

“NYSE” means the New York Stock Exchange.

“OBCA” means the Ontario Business Corporations Act.

“Ontario Spoke” means Li-Cycle’s Spoke in Kingston, Ontario, the operations of which are currently paused.

“Peridot Class B Holders” means the holders of Peridot Class B Shares immediately prior to the Business Combination.

“Peridot Class B Shares” means the Class B common shares of Peridot.

“Peridot” means, before the Continuance, Peridot Acquisition Corp., a Cayman Islands exempt company and, after the Continuance, Peridot Ontario.

“Peridot Ontario” means Peridot as continued under the OBCA following the Continuance.

“PIK Notes” means the additional unsecured convertible notes that may be issued by Li-Cycle from time to time in satisfaction of the interest due and payable on the KSP Convertible Notes or the Glencore Convertible Notes, as the case may be, as such notes may be amended from time to time.

“PIPE Financing” means the issuance and sale to the PIPE Investors, following the Amalgamation and prior to the closing date of the Business Combination, of an aggregate of 31,549,000 common shares for a purchase price of $10.00 per share, for aggregate gross proceeds of $315,490,000.

“PIPE Investors” means those certain investors, including an affiliate of Peridot’s Sponsor, who entered into Subscription Agreements to purchase common shares in the PIPE Financing.

“private placement warrants” means 8,000,000 warrants to purchase common shares that were issued to the Sponsor in exchange for outstanding warrants of Peridot in connection with the Business Combination, which were exercised or surrendered for common shares or redeemed on January 26, 2022 pursuant to the notice of redemption dated December 27, 2021.

“public warrants” means 15,000,000 warrants to purchase common shares that were issued in exchange for outstanding warrants of Peridot that were issued in Peridot’s initial public offering, which were exercised or surrendered for common shares or redeemed on January 26, 2022 pursuant to the notice of redemption dated December 27, 2021.

“Rights Plan” means the limited duration shareholder rights plan adopted on October 31, 2023.

“Rochester Hub” means Li-Cycle’s planned, first commercial-scale Hub, under development in Rochester, New York, the construction of which is currently paused.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the U.S. Securities Act of 1933, as amended.

“SOFR” means the Secured Overnight Financing Rate.

“Spoke” means a decentralized facility that mechanically processes batteries close to sources of supply and handles the preliminary processing of end-of-life batteries and battery manufacturing scrap.

“Sponsor” means Peridot Acquisition Sponsor, LLC, a Delaware limited liability company.

“Subscription Agreements” means the subscription agreements entered into with the PIPE Investors, in connection with the PIPE Financing.

“warrants” means the public warrants and the private placement warrants.

References to “dollar,” “USD,” “US$” and “$” are to U.S. dollars and references to “CA$” and “Cdn. $” are to Canadian dollars.

TRADEMARKS, SERVICE MARKS AND TRADE NAMES

This prospectus includes certain trademarks, service marks and trade names that we own or otherwise have the right to use, such as “Li-Cycle” and “Spoke & Hub Technologies” which are protected under applicable intellectual property laws and are our property. We have, or are in the process of obtaining, the exclusive right to use such trademarks, service marks and trade names in the countries in which we operate or may operate in the future. This prospectus also contains additional trademarks, tradenames, and service marks belonging to other parties, which are the property of their respective owners. Solely for convenience, our trademarks, service marks and trade names referred to in this prospectus may appear without the ® or ™ symbol, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights to these trademarks, service marks and trade names. We do not intend our use or display of other parties’ trademarks, tradenames, or service marks to imply, and such use or display should not be construed to imply, a relationship with, or endorsement or sponsorship of us by, these other parties.

PROSPECTUS SUMMARY

This summary highlights selected information and does not contain all of the information you should consider before investing in our securities. Before making your investment decision with respect to our securities, you should carefully read this entire prospectus, any applicable prospectus supplement and the documents referred to in “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.” Some of the statements in this prospectus constitute forward-looking statements that involve significant risks and uncertainties. See “Forward-Looking Statements” for more information.

Our Company

Li-Cycle (NYSE: LICY) is a leading global lithium-ion battery (“LIB”) resource recovery company. Established in 2016, and with customers and partners around the world, Li-Cycle’s mission is to recover critical battery-grade materials to create a domestic closed-loop battery supply chain for a clean energy future. The Company’s proprietary “Spoke & Hub” recycling and resource recovery process is designed (a) at its Spokes, or pre-processing facilities, to process battery manufacturing scrap and end-of-life batteries to produce “black mass”, a powder-like substance which contains a number of valuable metals, and other intermediate products, and (b) at its future Hubs, or post-processing facilities, to process black mass to produce critical materials for the lithium-ion battery supply chain, including lithium carbonate.

At its Spokes, in addition to producing black mass, the Company produces certain other intermediate products analogous to black mass that have a similar metal content, and, as a result, the Company tracks its production using a unit of measure called black mass and black mass equivalents (“Black Mass & Equivalents” or “BM&E”).

Li-Cycle pioneered what it believes to be an innovative and scalable metallurgical processing method with its Spoke & Hub network, with the goal of making a valuable contribution to the EV industry and the world’s transition to a circular economy by offering an environmentally-friendly recycling solution alternative to energy-intensive pyrometallurgical processing methods. By re-inserting critical materials back into the lithium-ion battery supply chain, we believe we will be able to effectively close the loop between the beginning and end-of-life manufacturing phases in both an environmentally and what we believe to be an economically sustainable manner.

Lithium-ion batteries are increasingly powering products and solutions in a range of industries, including consumer electronics, EVs and energy storage. An overview of the industries in which lithium-ion batteries are utilized is set forth below:

Corporate Information

Li-Cycle Holdings Corp. was incorporated on February 12, 2021 under the laws of Ontario as a corporation solely for the purpose of effectuating the Business Combination, which was consummated on August 10, 2021. It is governed by Articles of Amalgamation dated August 10, 2021.

Our principal executive office is located 207 Queens Quay West, Suite 590, Toronto, ON M5J 1A7, Canada and our phone number is (877) 542-9253. Our agent for service of process in the United States is Puglisi & Associates located at 850 Library Avenue, Suite 204, Newark, DE 19711.

Our principal website address is http://www.li-cycle.com. The information contained on our website does not form a part of, and is not incorporated by reference into, this prospectus.

Summary of Risk Factors

Investing in our securities entails a high degree of risk as more fully described in the “Risk Factors” section of this prospectus beginning on page 5. You should carefully consider such risks before deciding to invest in our securities. These risks include but are not limited to the following:

Risks Relating to Li-Cycle’s Business

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There is substantial doubt about Li-Cycle’s ability to continue as a going concern and Li-Cycle’s losses and significant expenses means there is no guarantee it will achieve or sustain profitability. The Cash Preservation Plan and the efforts to pursue financing options or strategic alternatives may not achieve any of their intended results.

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The development of Li-Cycle’s Rochester Hub, Spokes and other future projects is subject to risks, may not be completed on time or at the cost estimated and may not meet expectations with respect to productivity or the specifications of their respective end products.

•	Li-Cycle may not be able to service its indebtedness or sustain its operations, the terms of its debt contain restrictive covenants and will be secured by a substantial portion of its assets.

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Li-Cycle may not be able to successfully or timely implement its global growth strategy and may be unable to manage future global growth effectively. Expanding internationally involves risks that could adversely affect Li-Cycle’s business by delaying expansion plans and/or prohibit us from entering markets in certain jurisdictions.

•	Li-Cycle may not be able to economically and efficiently source, recover and recycle lithium-ion battery materials, as well as third-party black mass, and to meet the market demand.

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Failure to materially increase recycling capacity and efficiency could materially adversely affect Li-Cycle. Li-Cycle is and will be dependent on the continuing operation and capacity of its recycling facilities, and sufficient feedstock to maintain operations efficiently or at all.

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Li-Cycle may engage in strategic transactions that could disrupt its business, dilute shareholders, reduce financial resources, result in additional debt or other liabilities, or prove not to be successful.

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Problems with the handling of lithium-ion battery cells that result in less usage of lithium-ion batteries or affect Li-Cycle’s operations, or the development of an alternative chemical make-up of lithium-ion batteries or battery alternatives could materially adversely affect Li-Cycle’s revenues and results of operations.

•	Li-Cycle’s business is subject to operational and project development risks that could disrupt our business, some of which may not be insured or fully covered by insurance.

•	Li-Cycle’s revenue depends on maintaining and increasing feedstock supply commitments as well as securing new sources of supply.

•	Li-Cycle relies on a limited number of commercial partners to generate most of its current and expected revenue.

•	A decline in the adoption rate of EVs, or a decline in the support by governments for “green” energy technologies, could materially harm Li-Cycle’s financial results and ability to grow its business.

•

Decreases in demand and fluctuations in benchmark prices for the metals contained in Li-Cycle’s products could significantly impact Li-Cycle’s costs, revenues and results of operations. Changes in the volume and composition of lithium-ion battery feedstock materials processed at Li-Cycle’s facilities (including manufacturing scrap, spent batteries and third-party purchased black mass) could significantly impact Li-Cycle’s revenues and results of operations.

•	Li-Cycle’s reliance on the experience and expertise of its senior management and key personnel may cause material adverse impacts on it if a senior management member or key employee departs.

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Li-Cycle relies on third-party consultants for its regulatory compliance and could be materially adversely impacted if the consultants do not correctly inform Li-Cycle of the legal changes. Further, Li-Cycle is subject to the risk of litigation, foreclosure or regulatory proceedings, which could materially adversely impact its financial results.

•

Li-Cycle may not be able to complete its recycling processes as quickly as customers may require, which could cause it to lose supply contracts and could harm its reputation. Li-Cycle operates in an emerging, competitive industry and failure to compete successfully could materially adversely affect revenue and profitability.

•	Increases in income tax rates, changes in income tax laws or disagreements with tax authorities could materially adversely affect Li-Cycle’s business, results of operations and financial condition.

•	Li-Cycle’s operating and financial results may vary significantly from period to period due to fluctuations in its operating costs and other factors.

•	Fluctuations in foreign currency exchange rates could result in increases in Li-Cycle’s operating costs when translated to U.S. dollars for reporting purposes.

•

Unfavorable economic or geopolitical conditions, including disruptions in the global supply chain and inflation, natural disasters, unusually adverse weather, epidemic or pandemic outbreaks, cyber incidents, boycotts and geo-political events could have a material adverse effect on Li-Cycle’s business, results of operations and financial condition.

•

Failure to protect or enforce Li-Cycle’s intellectual property could materially adversely affect its business, and Li-Cycle may be subject to intellectual property rights claims by third parties, which could be costly to defend, could require us to pay significant damages and could limit the Company’s ability to use certain technologies.

Risks Relating to Ownership of Our Securities

•	Our by-laws could limit shareholders’ ability to obtain a favorable judicial forum for disputes.

•

We may issue additional shares or other equity securities without shareholder approval, which would dilute the ownership interests of existing shareholders and may depress the market price of our common shares.

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The market price of our common shares has been and may be volatile. The NYSE may delist our common shares, which could limit investors’ ability to engage in transactions in our common shares and subject us to additional trading restrictions.

•	Our shareholder rights plan could impede or discourage a takeover or change of control and our executive officers and directors may have interests different than yours.

•

We have identified material weaknesses in our internal control over financial reporting. Failure to develop and maintain effective internal control over financial reporting could have a material adverse effect on our business, results of operations and trading price of our common shares. We will need to incur significant expense, time and resources to comply with the rules applicable to “U.S. domestic issuers”.

•

The Company becoming a “passive foreign investment company” could also have material adverse U.S. federal income tax consequences for U.S. Holders. We do not currently intend to pay dividends, which could affect your ability to achieve a return on your investment.

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The Company’s ability to meet expectations and projections in any analyst reports, or a lack of coverage by securities or industry analysts, could result in a depressed market price and limited liquidity for its shares.

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The Company’s substantial convertible debt may cause substantial dilution or, depending on certain future events, a change of control of the Company, affecting the trading price of our common shares and the shareholders’ interests.

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The Company may be required to take write-downs or write-offs, restructuring and impairment or other charges that could have a significant negative effect on its financial condition, results of operations and share price.

RISK FACTORS

An investment in our securities carries a significant degree of risk. Before deciding whether to acquire any such securities, you should carefully consider the risk factors incorporated by reference to our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K we file after the date of this prospectus, and all other information contained or incorporated by reference into this prospectus, as updated by our subsequent filings under the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the risk factors and other information contained in the applicable prospectus supplement and any applicable free writing prospectus before acquiring any of such securities. The risks described in these documents are not the only ones we face. There may be other unknown or unpredictable economic, business, competitive, regulatory or other factors, or factors that we currently deem immaterial, that could have material adverse effects on our future results. Past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities. Please also read carefully the section titled “Forward-Looking Statements.”

FORWARD-LOOKING STATEMENTS

Certain statements contained in this prospectus (including information incorporated by reference herein) may be considered “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act, Section 21 of the Exchange Act and applicable Canadian securities laws. Forward-looking statements may generally be identified by the use of words such as “believe”, “may”, “will”, “continue”, “anticipate”, “intend”, “expect”, “should”, “would”, “could”, “plan”, “potential”, “future”, “target” or other similar expressions that predict or indicate future events or trends or that are not statements of historical matters, although not all forward-looking statements contain such identifying words. Forward-looking statements in this prospectus include but are not limited to statements about: the expectation that Li-Cycle will recover critical battery-grade materials to create a domestic closed-loop battery supply chain for a clean energy future; the expectation that the steps taken under the Cash Preservation Plan will result in cash savings; Li-Cycle’s expectations regarding cash outflows; Li-Cycle’s expectations regarding the DOE Loan; Li-Cycle’s expectations that it will require significant funding before restarting the Rochester Hub project or that it will be able to restart the Rochester Hub project; Li-Cycle’s expectation that the phased approach may include the ability to produce intermediate battery metal products such as MHP; Li-Cycle’s expectations that it will be stopping or slowing operations at its operational Spokes in North America and re-evaluating its strategy for bringing on additional Spoke and Hub capacity in the near-term; Li-Cycle’s expectation to recognize revenue from the sale of critical battery materials; Li-Cycle’s expectation regarding other capital expenditures in 2024; Li-Cycle’s expectation that it will need to secure an alternative short or long-term financing in the near term or else it will not have sufficient cash and cash equivalents on hand or other resources to support current operations for the twelve months following the filing of the Annual Report on Form 10-K for the fiscal year ended December 31, 2023; and expectations related to potential financing and other strategic alternatives. These statements are based on various assumptions, whether or not identified in this prospectus (including information incorporated by reference herein), made by Li-Cycle management, including but not limited to assumptions regarding the timing, scope and cost of Li-Cycle’s projects, including paused projects; the processing capacity and production of Li-Cycle’s facilities; Li-Cycle’s expectations regarding near-term significant workforce reductions, Li-Cycle’s ability to source feedstock and manage supply chain risk; Li-Cycle’s ability to increase recycling capacity and efficiency; Li-Cycle’s ability to obtain financing on acceptable terms or execute any strategic transactions; the expected closing of the Glencore Senior Secured Convertible Note investment; Li-Cycle’s ability to retain and hire key personnel and maintain relationships with customers, suppliers and other business partners; the success of the Cash Preservation Plan, the outcome of the review of the go-forward strategy of the Rochester Hub, Li-Cycle’s ability to attract new suppliers or expand its supply pipeline from existing suppliers; general economic conditions; currency exchange and interest rates; compensation costs; and inflation. There can be no assurance that such assumptions will prove to be correct and, as a result, actual results or events may differ materially from expectations expressed in or implied by the forward-looking statements.

Forward-looking statements involve inherent risks and uncertainties, most of which are difficult to predict and many of which are beyond the control of Li-Cycle, and which may cause actual results to differ materially from the forward-looking information. The risk factors and cautionary language discussed in this prospectus (including information incorporated by reference herein) provide examples of risks, uncertainties and events that may cause actual results to differ materially from the expectations described by us in such forward-looking statements, including among other things:

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Li-Cycle’s inability to economically and efficiently source, recover and recycle lithium-ion batteries and lithium-ion battery manufacturing scrap, as well as third party black mass, and to meet the market demand for an environmentally sound, closed-loop solution for manufacturing waste and end-of-life lithium-ion batteries;

•	Li-Cycle’s inability to successfully implement its global growth strategy, on a timely basis or at all;

•	Li-Cycle’s inability to manage future global growth effectively;

•

Li-Cycle’s inability to develop the Rochester Hub as anticipated or at all, and other future projects including its Spoke network expansion projects in a timely manner or on budget or that those projects will not meet expectations with respect to their productivity or the specifications of their end products;

•

Li-Cycle’s history of losses and expected significant expenses for the foreseeable future as well as additional funds required to meet Li-Cycle’s liquidity needs and capital requirements in the future not being available to Li-Cycle on acceptable terms or at all when it needs them;

•	risk and uncertainties related to Li-Cycle’s ability to continue as a going concern;

•	uncertainty related to the success of Li-Cycle’s Cash Preservation Plan and related past and expected near-term further significant workforce reductions;

•	Li-Cycle’s inability to attract, train and retain top talent who possess specialized knowledge and technical skills;

•	Li-Cycle’s failure to oversee and supervise strategic review of all or any of Li-Cycle’s operations and capital project and obtain financing and other strategic alternatives;

•	Li-Cycle’s ability to service its debt and the restrictive nature of the terms of its debt;

•

Li-Cycle’s potential engagement in strategic transactions, including acquisitions, that could disrupt its business, cause dilution to its shareholders, reduce its financial resources, result in incurrence of debt, or prove not to be successful;

•	one or more of Li-Cycle’s current or future facilities becoming inoperative, capacity constrained or disrupted, or lacking sufficient feed streams to remain in operation;

•	the potential impact of the pause in construction of the Rochester Hub on the authorizations and permits granted to Li-Cycle for the operation of the Rochester Hub and the Spokes on pause;

•

the risk that the New York state and municipal authorities determine that the permits granted to Li-Cycle for the production of metal sulphates at the Rochester Hub will be impacted by the change to MHP and the reduction in scope for the project;

•	Li-Cycle’s failure to materially increase recycling capacity and efficiency;

•	Li-Cycle expects to continue to incur significant expenses and may not achieve or sustain profitability;

•	problems with the handling of lithium-ion battery cells that result in less usage of lithium-ion batteries or affect Li-Cycle’s operations;

•	Li-Cycle’s inability to maintain and increase feedstock supply commitments as well as secure new customers and off-take agreements;

•	a decline in the adoption rate of EVs, or a decline in the support by governments for “green” energy technologies;

•	decreases in benchmark prices for the metals contained in Li-Cycle’s products;

•	changes in the volume or composition of feedstock materials processed at Li-Cycle’s facilities;

•	the development of an alternative chemical make-up of lithium-ion batteries or battery alternatives;

•	Li-Cycle’s expected revenues for the Rochester Hub are expected to be derived significantly from a limited number of customers;

•	uncertainty regarding the sublease agreement with Pike Conductor Dev 1, LLC related to the construction, financing and leasing of a warehouse and administrative building for the Rochester Hub;

•	Li-Cycle’s insurance may not cover all liabilities and damages;

•	Li-Cycle’s heavy reliance on the experience and expertise of its management;

•	Li-Cycle’s reliance on third-party consultants for its regulatory compliance;

•	Li-Cycle’s inability to complete its recycling processes as quickly as customers may require;

•	Li-Cycle’s inability to compete successfully;

•	increases in income tax rates, changes in income tax laws or disagreements with tax authorities;

•	significant variance in Li-Cycle’s operating and financial results from period to period due to fluctuations in its operating costs and other factors;

•	fluctuations in foreign currency exchange rates which could result in declines in reported sales and net earnings;

•	unfavorable economic conditions, such as consequences of the global COVID-19 pandemic;

•	natural disasters, unusually adverse weather, epidemic or pandemic outbreaks, cyber incidents, boycotts and geo-political events;

•	failure to protect or enforce Li-Cycle’s intellectual property;

•	Li-Cycle may be subject to intellectual property rights claims by third parties;

•	Li-Cycle may be subject to cybersecurity attacks, including, but not limited to, ransomware;

•

Li-Cycle’s failure to effectively remediate the material weaknesses in its internal control over financial reporting that it has identified or its failure to develop and maintain a proper and effective internal control over financial reporting;

•	the potential for Li-Cycle’s directors and officers who hold Company common shares to have interests that may differ from, or be in conflict with, the interests of other shareholders; and

•	risks related to adoption of Li-Cycle’s Rights Plan and amendment to the Rights Plan and the volatility of the price of Li-Cycle’s common shares.

These and other risks and uncertainties related to Li-Cycle’s business and the assumptions on which the forward-looking information is based are described in greater detail in the section entitled “Risk Factors” and elsewhere in this prospectus, in our most recent Annual Report on Form 10-K and in the other documents incorporated by reference into this prospectus.

Li-Cycle assumes no obligation to update or revise any forward-looking statements, except as required by applicable laws. These forward-looking statements should not be relied upon as representing Li-Cycle’s assessments as of any date subsequent to the date of this prospectus or the dates of the documents incorporated by reference in this prospectus. The information contained or incorporated in this prospectus is based upon the facts and circumstances known at this time, and any forward-looking statements speak only as of the date on which they are made. We undertake no duty to update this information except as required by law.

USE OF PROCEEDS

Unless otherwise indicated in a prospectus supplement, the net proceeds from our sale of the securities will be used for general corporate purposes.

DESCRIPTION OF THE COMMON SHARES AND PREFERRED SHARES

Description of Share Capital

The following description of the material terms of our share capital includes a summary of certain provisions of our articles that became effective upon the closing of the Business Combination (the “articles”). This description is qualified in its entirety by reference to our articles which are incorporated by reference as exhibits to the registration statement of which this prospectus forms a part.

Our authorized share capital consists of an unlimited number of common shares and an unlimited number of preferred shares issuable in series. As of March 8, 2024, there were 179,047,118 common shares outstanding and no preferred shares outstanding.

Common Shares

Voting Rights. Under our articles, the common shares are entitled to receive notice of, and to attend and vote at all meetings of shareholders, except meetings at which only holders of a specified class of shares are entitled to vote. Each common share entitles its holder to one vote.

Dividend Rights. The holders of outstanding common shares are entitled to receive dividends at such times and in such amounts and form as the board may from time to time determine, but subject to the rights of the holders of any preferred shares. The Company is permitted to pay dividends unless there are reasonable grounds for believing that: (i) the Company is, or would after such payment be, unable to pay its liabilities as they become due; or (ii) the realizable value of the Company’s assets would, as a result of such payment, be less than the aggregate of its liabilities and stated capital of all classes of shares. The timing, declaration, amount and payment of any future dividends will depend on the Company’s financial condition, earnings, capital requirements and debt service obligations, as well as legal requirements, industry practice and other factors that our board deems relevant.

Preemptive Rights. There are no pre-emptive rights relating to the common shares.

Repurchase of Common Shares. Under the OBCA, the Company will be entitled to purchase or otherwise acquire any of its issued shares, subject to restrictions under applicable securities laws and provided that the Company will not be permitted to make any payment to purchase or otherwise acquire any of its issued shares if there are reasonable grounds for believing that: (i) the Company is, or would after such payment be, unable to pay its liabilities as they become due; or (ii) the realizable value of the Company’s assets would, as a result of such payment, be less than the aggregate of its liabilities and stated capital of all classes of shares.

Liquidation. Upon the dissolution, liquidation or winding up of the Company, or any other distribution of assets of the Company, among its shareholders for the purpose of winding up its affairs, subject to the rights of the holders of any outstanding series of preferred shares, the holders of common shares will be entitled to receive the remaining property and assets of the Company available for distribution to its shareholders ratably in proportion to the number of common shares held by them.

Preferred Shares

The Company is authorized to issue an unlimited number of preferred shares, issuable in series. Subject to any limitations prescribed by law, including the OBCA, each series of preferred shares will consist of such number of shares and have such rights, privileges, restrictions and conditions as may be determined by the board prior to the issuance of such series. No rights, privileges, restrictions or conditions attaching to any series of preferred shares will confer upon the shares of such series a priority in respect of dividends or distribution of assets or return of capital in the event of the liquidation, dissolution or winding up of the Company over the shares of any other series of preferred shares. The preferred shares of each series will, with respect to the right of payment of dividends and the distribution of assets or return of capital in the event of liquidation, dissolution or winding up of the Company, rank on parity with the shares of every other series of preferred shares.

The issuance of preferred shares and the terms selected by the board could decrease the amount of earnings and assets available for distribution to holders of common shares or adversely affect the rights and powers, including the voting rights, of the holders of common shares without any further vote or action by the holders of common shares. The issuance of preferred shares, or the issuance of rights to purchase preferred shares, could make it more difficult for a third-party to acquire a majority of the outstanding voting shares and thereby have the effect of delaying, deferring or preventing a change of control of the Company or an unsolicited acquisition proposal or of making the removal of management more difficult. Additionally, the issuance of preferred shares may have the effect of decreasing the market price of the common shares.

Dissent Rights

Under the OBCA, shareholders of a corporation are entitled to exercise dissent rights in respect of certain matters and to be paid the fair value of their shares in connection therewith. The dissent right is applicable where the corporation resolves to: (i) amend its articles to add, remove or change restrictions on the issue, transfer or ownership of shares of a class or series of the shares of the corporation; (ii) amend its articles to add, remove or change any restrictions on the business it is permitted to carry on or the powers it may exercise; (iii) amalgamate with another corporation, subject to certain exceptions; (iv) be continued under the laws of another jurisdiction; or (v) sell, lease or exchange all or substantially all of its property. In addition, holders of a class or series of shares of an OBCA corporation are, in certain circumstances and, in the case of items (a), (b) and (e) below, unless the articles of the corporation provide otherwise, entitled to exercise dissent rights and be paid the fair value of their shares if the corporation resolves to amend its articles to (a) increase or decrease any maximum number of authorized shares of such class or series, or increase any maximum number of authorized shares of a class or series having rights or privileges equal or superior to shares of such class or series; (b) effect an exchange, reclassification or cancellation of the shares of such class or series; (c) add to, remove or change the rights, privileges, restrictions or conditions attached to the shares of such class or series; (d) add to the rights or privileges of any class or series of shares having rights or privileges equal or superior to the shares of such class or series; (e) create a new class or series of shares equal or superior to the shares of such class or series, except in certain circumstances; (f) make a class or series of shares having rights or privileges inferior to the shares of such class or series equal or superior to the shares of such class or series; (g) effect an exchange or create a right of exchange of the shares of another class or series into the shares of such class of series; or (h) add, remove or change restrictions on the issue, transfer or ownership of the shares of such class of series.

Transfer of Shares

Subject to the rules of any stock exchange on which shares are posted or listed for trading, no transfer of a security issued by the Company will be registered except upon (i) presentation of the security certificate representing the security with an endorsement which complies with the OBCA, together with such reasonable assurance that the endorsement is genuine and effective as the directors may require, (ii) payment of all applicable taxes and fees, and (iii) compliance with the articles of the Company. If no security certificate has been issued by the Company in respect of a security issued by the Company, clause (i) above may be satisfied by presentation of a duly executed security transfer power, together with such reasonable assurance that the security transfer power is genuine and effective as the directors may require.

Listing

Our common shares are listed on the NYSE under the symbol “LICY”. Holders of our common shares should obtain current market quotations for their securities. There can be no assurance that our common shares will remain listed on NYSE. If we fail to comply with the NYSE listing requirements, our common shares could be delisted from NYSE. A delisting of our common shares would affect the liquidity of our common shares and could inhibit or restrict our ability to raise additional financing.

Transfer Agent

A register of holders of our common shares is maintained by Continental Stock Transfer and Trust Company in the United States, who serves as registrar and transfer agent for our equity securities.

Registration Rights

Investor Agreement

On August 10, 2021, the Company, the Peridot Class B Holders and the Li-Cycle Holders (collectively for the purposes of this subsection referred to as the “Holders”) entered into the Investor Agreement, pursuant to which the Company has granted certain registration rights to the Holders. The Company has filed with the SEC a shelf registration statement on Form F-3 covering the resale of the common shares held by the Holders (and others), which was declared effective by the SEC on September 23, 2022, and subsequently amended with the filing of a post-effective amendment on Form S-3 on March 15, 2024 (the “Resale Shelf”). In addition, pursuant to the terms of the Investor Agreement and subject to certain requirements and customary conditions, including with regard to the number of demand rights that may be exercised, the Holders may demand at any time or from time to time, that the Company file a registration statement on Form S-3 (or on Form S-1 if Form S-3 is not available) to register the securities of the Company held by such Holders, and each may specify that such demand registration take the form of an underwritten offering, in each case subject to limitations on the number of demands and underwritten offerings that can be requested by each Holder, as specified in the Investor Agreement. Holders will also have “piggy-back” registration rights, subject to certain requirements and customary conditions. The Investor Agreement also provides that the Company will pay certain expenses relating to such registrations and indemnify the Holders against (or make contributions in respect of) certain liabilities that may arise under the Securities Act.

Subscription Agreements

Contemporaneously with the execution of the Business Combination Agreement, Subscription Agreements were entered into by and among each PIPE Investor, Peridot, and NewCo., Peridot obtained commitments from the PIPE Investors to purchase common shares for a purchase price of $10.00 per share for aggregate gross proceeds of $315,490,000. Certain offering related expenses were payable by Peridot under the Subscription Agreements, including customary fees payable to the placement agents. The purpose of the sale of common shares to the PIPE Investors under the Subscription Agreements was to raise additional capital for use in connection with the Business Combination.

The common shares sold to the PIPE Investors were identical to the common shares that were held by our other shareholders at the time of the Closing, except that when initially issued by Peridot, such shares were restricted securities. The PIPE Financing occurred on the date of, and immediately prior to, the consummation of the Business Combination.

The closing of the PIPE Financing was subject to customary conditions, including, among other conditions, the Company’s agreement to, as soon as practicable (but in any case no later than 30 calendar days after the consummation of the Business Combination), file with the SEC (at its sole cost and expense) a registration statement registering the resale of the shares received by the PIPE Investors in the PIPE Financing and to use its commercially reasonable efforts to have such resale registration statement declared effective as soon as practicable after the filing thereof. The Resale Shelf is intended to satisfy this requirement.

KSP Note Purchase Agreement

On September 29, 2021, in connection with the Company’s entry into the KSP Note Purchase Agreement and issuance of the KSP Convertible Note, the Company granted certain registration rights to the holder of the

KSP Convertible Notes under the KSP Note Purchase Agreement. The Resale Shelf covers the resale of the common shares issued or issuable upon conversion of the KSP Convertible Notes in accordance with those registration rights and the Company has agreed to keep the Resale Shelf (or another shelf registration statement covering the common shares issued or issuable upon conversion of the KSP Convertible Notes) effective until the earlier of (x) the third anniversary of the first issuance of the KSP Convertible Notes or (y) the date on which the holder of the KSP Convertible Notes ceases to hold any common shares issued or upon conversion of the KSP Convertible Notes.

LG Subscription Agreements

On December 13, 2021, Li-Cycle entered into subscription agreements with each of LGES and LGC, each of which were subsequently amended and restated on March 11, 2022 and April 21, 2022 (the “LG Subscription Agreements” and each, an “LG Subscription Agreement”), pursuant to which each of LGES and LGC agreed, subject to the satisfaction of certain conditions, to subscribe for an equal number of the Company’s common shares in transactions exempt from registration under the Securities Act (the “LG Subscription”). The LG Subscription was completed on May 11, 2022 and consisted of the issuance by the Company in accordance with the LG Subscription Agreements of (i) an initial tranche of 4,416,960 common shares, in the aggregate, at a price of $10.00 per share, for an aggregate initial tranche subscription price of approximately $44.2 million, and (ii) a second tranche of 883,392 common shares, in the aggregate, at a price of $6.60 per share (based on the volume-weighted average trading price of the Company’s common shares for the 5 trading days ending immediately prior to April 29, 2022), for an aggregate second tranche subscription price of approximately $5.8 million, for a total subscription price of approximately $50.0 million.

The Company has granted certain registration rights to LGES and LGC under the LG Subscription Agreements. The Resale Shelf covers the resale of the common shares issued pursuant to the LG Subscription Agreements. The Company has agreed to keep the Resale Shelf (or another shelf registration statement covering the common shares issued pursuant to the LG Subscription Agreements) effective until the earlier of (x) May 11, 2025 or (y) the date on which LGES or LGC, as applicable, ceases to hold any of the common shares acquired pursuant to the LG Subscription Agreements.

Glencore Registration Rights Agreement

Concurrently with the issuance of the Glencore Convertible Note, the Company entered into a registration rights agreement with Glencore (the “Glencore Registration Rights Agreement”). The Glencore Registration Rights Agreement provides that upon request of the holder of the Glencore Convertible Note, the Company will file with the SEC within 45 days after notice of such request, a resale registration statement covering the resale of the common shares issuable upon conversion of the Glencore Convertible Note and upon exercise of the Glencore Warrants and held by such holder. The Company is required to use commercially reasonable efforts to have such registration statement declared effective by the SEC as soon as practicable and no later than the earlier of (A) 45 days after the filing of such registration statement (or 75 days after the filing of such registration statement if the SEC notifies the Company that it will review the registration statement) or (B) 15 business days after the SEC notifies the Company in writing that it will not review the registration statement. The Company agreed to keep the registration statement (or another shelf registration statement covering the common shares issued or issuable upon conversion of the Glencore Convertible Note and upon exercise of the Glencore Warrants) effective until three years after the holder’s receipt of the common shares issued upon conversion of the Glencore Convertible Note or upon exercise of the Glencore Warrants, as applicable.

In addition, subject to certain requirements and customary conditions, including with regard to the number of demand rights that may be exercised, the holder of the Glencore Convertible Note may demand at any time or from time to time, that the Company file a registration statement on Form S-3 (or on Form S-1 if Form S-3 is not available) to register the common shares issuable upon conversion of the Glencore Convertible Note and upon exercise of the Glencore Warrants and held by such holder. In addition, the holder of the Glencore Convertible

Note may specify that such demand registration take the form of an underwritten offering, subject to limitations on the number of demands and underwritten offerings that can be requested by the holder, as specified in the Glencore Registration Rights Agreement. The holder of the Glencore Convertible Note will also have “piggy-back” registration rights, subject to certain requirements and customary conditions.

The Glencore Registration Rights Agreement also provides that the Company will pay certain expenses relating to such registrations and indemnify the holder of the Glencore Convertible Note against (or make contributions in respect of) certain liabilities that may arise under the Securities Act.

On March 11, 2024, the Company entered into a Note Purchase Agreement (the “Glencore Senior Secured Convertible Note Purchase Agreement”) with Glencore Ltd. and Glencore Canada Corporation, pursuant to which the Company agreed to issue and sell to Glencore Canada Corporation a senior secured convertible note (the “Glencore Senior Secured Convertible Note”) in an aggregate principal amount of $75,000,000. Upon closing of the Glencore Senior Secured Convertible Note, Glencore Canada Corporation and the Company will enter into an amended and restated registration rights agreement substantially on the same terms as the Glencore Registration Rights Agreement (the “Amended and Restated Registration Rights Agreement”).

Among other changes, the Amended and Restated Registration Rights Agreement will update the definition of Registrable Securities to also include common shares issuable upon conversion of the Glencore Senior Secured Convertible Note, upon exercise of the Glencore Senior Secured Convertible Note Warrants and held by such holder and common shares acquired by the holder of the Glencore Convertible Notes and the Glencore Senior Secured Convertible Note, to the extent that such common shares are “restricted securities” under Rule 144 or otherwise are held by an affiliate of the Company.

The Amended and Restated Registration Rights Agreement also extends the length of time for which the Company agrees to keep any resale registration statement (or another shelf registration statement covering the common shares issued or issuable upon conversion of the Glencore Convertible Notes or the Glencore Senior Secured Convertible Note and upon exercise of the Glencore Warrants or the Glencore Senior Secured Convertible Note Warrants) effective to five years after the holder’s receipt of the common shares issued upon conversion of the Glencore Convertible Notes or the Glencore Senior Secured Convertible Note or upon exercise of the Glencore Warrants or the Glencore Senior Secured Convertible Note Warrants, as applicable. The Amended and Restated Registration Rights Agreement also provides that the Company will use its commercially reasonable efforts to facilitate any block trades that the holder of the Glencore Convertible Notes and the Glencore Senior Secured Convertible Note may desire to effect.

Transfer Restrictions

The common shares issued pursuant to the LG Subscription Agreements are subject to certain transfer restrictions.

Glencore has agreed to certain transfer restrictions with respect to the common shares issued or issuable upon conversion of the Glencore Convertible Note, including that Glencore will not transfer such common shares other than to permitted transferees until May 5, 2024.

Pursuant to the terms of the Glencore Senior Secured Convertible Note Purchase Agreement, the holder of the Glencore Senior Secured Convertible Note is permitted to transfer any common shares issued upon conversion of the Glencore Senior Secured Convertible Note or exercise of any of the Glencore Senior Secured Convertible Note Warrants subject to certain transfer restrictions including compliance with U.S. and Canadian securities laws, and a prohibition on private transfers to activist investors, foreign entities of concern or, without the Company’s consent, any material competitor. Any transferees will be required to execute a joinder to the Glencore Senior Secured Convertible Note Purchase Agreement and any transferee that would beneficially own at least 5.0% of the common shares (on an as-converted basis) following the transfer will be subject to a standstill agreement. The common shares issued upon conversion of the Glencore Senior Secured Convertible Note or exercise of any of the Glencore Senior Secured Convertible Note Warrants are also subject to a 12-month lock-up from the closing date of the Glencore Senior Secured Convertible Note investment.

Shareholder Rights Plan

On October 31, 2023, the Company’s Board of Directors adopted a limited duration shareholder rights plan (the “Rights Plan”). Pursuant to the Rights Plan, the Company will issue one right for each common share of the Company outstanding as of the close of business on November 10, 2023.

While the Rights Plan is effective immediately, the rights generally will become exercisable only if an applicable person or group acquires beneficial ownership of 20% or more of the Company’s outstanding common shares in a transaction not approved by the Board of Directors. In that situation, each holder of a right (other than the acquiring person or group) will have the right to purchase, for the purchase price of $12.50, a number of common shares of the Company having a then-current market value of twice the purchase price. In addition, at any time after an applicable person or group acquires 20% or more of the Company’s common shares, the Board of Directors may, at its option, deem all or part of the rights exercised at a ratio of one common share for each outstanding right (other than rights owned by such person or group, which will have become void) for a nil purchase price per right. The Rights Plan has a 364-day term and will expire on October 30, 2024.

The Company entered into an amendment, effective as of March 11, 2024 (“Amendment No. 1”), to the Rights Plan to amend the definition of “Acquiring Person” to exempt Glencore Canada Corporation or its affiliates and associates (such persons together, “Glencore Affiliates”) from the definition of Acquiring Person and to permit Glencore Affiliates’ beneficial ownership in certain circumstances that would otherwise be in excess of the 20% trigger threshold calculated in the manner set forth in the Rights Plan.

Description of Amended and Restated Company Organizational Documents

Annual Meetings

Under the OBCA, the Company must hold its first annual meeting of shareholders within 18 months after the date on which it was incorporated, and after that must hold an annual meeting not later than 15 months after the last annual meeting at such time and place in or outside the Province of Ontario as may be determined by the directors of the Company or, in the absence of such a determination, at the place where the registered office of the Company is located.

Board and Shareholder Ability to Call Shareholder Meetings

The by-laws of the Company provide that meetings of the shareholders may be called by the board of directors at any time. In addition, under the OBCA, the holders of not less than 5% of the issued shares of a corporation that carry the right to vote at a meeting sought to be held may requisition that the directors call a meeting of shareholders for the purposes stated in the requisition. Upon receiving a requisition to call a meeting of shareholders, the directors must, within 21 days after receiving the requisition, call a meeting of shareholders to transact the business stated in the requisition unless a record date has been fixed for a meeting of shareholders and notice of the meeting has been given in accordance with the OBCA; the directors of the Company have called a meeting of shareholder and have given notice of the meeting in accordance with the OBCA; or the business of the meeting as stated in the requisition includes certain matters, including, but not limited to, a proposal the primary purpose of which is to enforce a personal claim or redress a personal grievance against the Company or its directors, officers or security holders. If the directors do not call such a meeting within 21 days after receiving the requisition, any shareholder who signed the requisition may call the meeting. The Company must reimburse the requisitioning shareholders for the expenses reasonably incurred by them in requisitioning, calling and holding the meeting unless the shareholders have not acted in good faith and in the interest of the shareholders of the corporation generally.

Shareholder Meeting Quorum

The by-laws of the Company provide that a quorum of shareholders is present at a meeting of shareholders if the holders of not less than 33 1/3% of the shares entitled to vote at the meeting are present in person or represented by proxy, irrespective of the number of persons actually present at the meeting.

Voting Rights

Under the OBCA, at any meeting of shareholders at which a quorum is present, any action that must or may be taken or authorized by the shareholders, except as otherwise provided under the OBCA, the Company articles or by-laws, may be taken or authorized by an “ordinary resolution,” which is a simple majority of the votes cast by shareholders voting shares that carry the right to vote at general meetings. The Company’s by-laws provide that every motion put to a vote at a meeting of shareholders will be decided by a show of hands unless a ballot is directed by the chair or demanded by any shareholder entitled to vote who is present in person or by proxy. Votes by a show of hands or its functional equivalent result in each person having one vote regardless of the number of shares such person is entitled to vote. If voting is conducted by ballot, each person is entitled to one vote for each share such person is entitled to vote.

Except as provided in the Investment Canada Act, there are no limitations specific to the rights of non-Canadians to hold or vote the common shares under the laws of Canada or the Province of Ontario or in our articles.

Shareholder Action by Written Consent

Under the OBCA, shareholder action without a meeting may be taken by a resolution signed by all the shareholders or their attorney authorized in writing entitled to vote on that resolution at a meeting of shareholders. A written resolution of shareholders is as valid as if it had been passed at a meeting of those shareholders. A written resolution of shareholders dealing with all matters required by the OBCA to be dealt with at a meeting of shareholders, and signed by all the shareholders or their attorney authorized in writing entitled to vote on that resolution at that meeting, satisfies all the requirements of the OBCA relating to that meeting of shareholders.

Access to Books and Records and Dissemination of Information

The Company must keep at its registered office, or at such other place in Ontario as designated by the directors of the Company, the documents, copies, registers, minutes and other records which the Company is required by the OBCA to keep at such places. The Company must prepare and maintain, among other specified documents, adequate accounting records. Under the OBCA, any director, shareholder or creditor of the Company may, free of charge, examine certain of the Company’s records during the usual business hours of the Company.

Election and Appointment of Directors

The articles do not provide for the board of directors to be divided into classes.

At any general meeting of shareholders at which directors are to be elected, a separate vote of shareholders entitled to vote will be taken with respect to each candidate nominated for director. Pursuant to the OBCA, any casual vacancy occurring on the board may be filled by a quorum of the remaining directors, subject to certain exceptions. If the Company does not have a quorum of directors, or if there has been a failure to elect the number of directors required by the articles or the OBCA, the directors then in office must forthwith call a special meeting of shareholders to fill the vacancy and, if the directors fail to call a meeting or if there are no directors then in office, the meeting may be called by any shareholder. Pursuant to the OBCA, where empowered by a special resolution, the directors may, between meetings of shareholders, appoint one or more additional directors, but the number of additional directors may not exceed one and one third times the number of directors required to have been elected at the last annual meeting of shareholders.

The minimum number of directors the Company may have is one and the maximum number of directors is ten, as set out in the articles. The OBCA provides that any amendment to the articles to increase or decrease the minimum or maximum number of directors requires the approval of shareholders by a special resolution.

Removal of Directors

Pursuant to the OBCA, the shareholders may remove any director before the expiration of his or her term of office by ordinary resolution at an annual or special meeting of shareholders, provided that, where the holders of any class or series of shares have an exclusive right to elect one or more directors, a director so elected may only be removed by an ordinary resolution at a meeting of the shareholders of that class or series. In that event, the shareholders may elect, by ordinary resolution, another individual as director to fill the resulting vacancy.

Proceedings of Board of Directors

At all meetings of the directors of the Company, every question will be decided by a majority of the votes cast and, in the case of an equality of votes, the chair of the meeting will not have a second or casting vote. A resolution of the directors or of any committee of the directors consented to in writing by all of the directors entitled to vote on it is as valid as if it had been passed at a meeting of the directors or of the committee of the directors duly called and held.

Requirements for Advance Notification of Shareholder Nominations

Pursuant to the by-laws of the Company and subject to the OBCA, the articles of the Company and applicable securities laws, shareholders of record entitled to vote will nominate persons for election to the board of directors of the Company only by providing proper notice to the corporate secretary. In the case of annual meetings, proper notice must be given, generally between 30 and 65 days prior to the date of the annual meeting. However, in the event that the annual meeting of shareholders is to be held on a date that is less than 50 days after the date (the “Notice Date”) that is the earlier of (i) the date that a notice of meeting is filed for such meeting, and (ii) the date on which the first public announcement of the meeting was made, the notice must be given on the 10th day following the Notice Date. In the case of a special meeting called for the purpose of electing directors and which is not also an annual meeting of shareholders, the notice must be given not later than the close of business on the 15th day following the date that is the earlier of (i) the date that a notice of meeting is filed for such meeting, and (ii) the date on which the first public announcement of the special meeting was made. Such notice must include, among other information, certain information with respect to each shareholder nominating persons for elections to the board, a written consent of each nominee consenting to serve as a director, disclosure about any proxy, contract, arrangement, understanding or relationship pursuant to which the nominating shareholder has a right to vote shares and any other information the Company may reasonably require to determine the eligibility of the nominee to serve as a director.

Approval of Amalgamations, Mergers and Other Corporate Transactions

Under the OBCA, certain corporate actions, such as: (i) amalgamations (other than with certain affiliated corporations); (ii) continuances; (iii) sales, leases or exchanges of all, or substantially all, the property of a corporation other than in the ordinary course of business; (iv) reductions of stated capital for any purpose, including in connection with the payment of special distributions (subject, in certain cases, to the satisfaction of solvency tests); and (v) other actions such as liquidations, or arrangements, must be approved by a special resolution of shareholders.

In certain specified cases where share rights or special rights may be prejudiced or interfered with, a special resolution of shareholders to approve the corporate action in question affecting the share rights or special rights, is also required to be approved separately by the holders of a class or series of shares, including a class or series of shares not otherwise carrying voting rights. In specified extraordinary corporate actions, such as approval of plans of arrangements and amalgamations all shares have a vote, whether or not they generally vote and, in certain cases, have separate class votes.

Limitations on Director Liability and Indemnification of Directors and Officers

Under the OBCA, no provision in a contract, the articles, the by-laws or a resolution relieves a director or officer from the duty to act in accordance with the OBCA and its related regulations or relieves him or her from liability for a breach of the OBCA or its regulations.

A director is not liable under the OBCA for certain acts if the director exercised the care, diligence and skill that a reasonably prudent person would have exercised in comparable circumstances, including reliance, in good faith, on (i) financial statements of the corporation represented to the director by an officer of the corporation or in a written report of the auditor of the corporation to fairly reflect the financial position of the corporation in accordance with generally accepted accounting principles; (ii) an interim or other report of the corporation represented to the director by an officer of the corporation to fairly reflect the financial position of the corporation in accordance with generally accepted accounting principles; (iii) a report or advice of an officer or employee of the corporation, where it is reasonable in the circumstances to rely on the report of advice; or (iv) a report of a lawyer, accountant, engineer, appraiser or other person whose profession lends credibility to a statement made by that person.

Under the OBCA, the Company may indemnify its current or former directors or officers or another individual who acts or acted at the Company’s request as a director or officer, or an individual acting in a similar capacity, of another entity, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the individual in respect of any civil, criminal, administrative, investigative or other proceeding in which the individual is involved because of his or her association with the Company or another entity.

The OBCA also provides that the Company may advance monies to a director, officer or other individual for costs, charges and expenses reasonably incurred in connection with such a proceeding; provided that such individual must repay the monies if the individual does not fulfill the conditions described below.

However, indemnification is prohibited under the OBCA unless the individual (i) acted honestly and in good faith with a view to the Company’s best interests, or the best interests of the other entity for which the individual acted as director or officer or in a similar capacity at the Company’s request; and (ii) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, the individual had reasonable grounds for believing that his or her conduct was lawful.

Under the Company’s by-laws, the Company will indemnify to the fullest extent permitted by the OBCA (i) any director or officer of the Company; (ii) any former director or officer of the Company; (iii) any individual who acts or acted at the Company’s request as a director or officer, or in a similar capacity, of another entity, against all costs, charges and expenses reasonably incurred by the individual in respect of any civil, criminal, administrative, investigative or other proceeding in which the individual is involved because of that association with the Company or other entity.

Derivative Suits and Oppression Remedy

Under the OBCA, a complainant (being a current or former director, officer or security holder of a corporation, which includes a beneficial shareholder, and any other person that a court considers to be a proper person to make such an application) of the Company may apply to the Ontario Superior Court of Justice for leave to bring an action in the name and on behalf of the Company or any of its subsidiaries, or to intervene in an existing action to which the Company or any of its subsidiaries is a party, for the purpose of prosecuting, defending or discontinuing an action on behalf of the Company or any of its subsidiaries.

No such action may be brought and no intervention in any action may be made unless the complainant has given the requisite notice of the application for leave to the directors of the Company or its subsidiary of the complainant’s intention to apply to the court and the court is satisfied that (i) the directors of the Company or its subsidiary will not bring, diligently prosecute or defend or discontinue the action; (ii) the complainant is acting in good faith; and (iii) it appears to be in the best interests of the Company or its subsidiary for the action to be brought, prosecuted, defended or discontinued.

Under the OBCA, the court in a derivative action may make any order it thinks fit.

Under the OBCA, a complainant, and, in the case of a public corporation, the Ontario Securities Commission, may apply to the Ontario Superior Court of Justice for any interim or final order the court thinks fit, including, but not limited to, an order restraining the conduct complained of, where the court is satisfied that, in respect of the Company or any of its affiliates, any act or omission of the Company or any of its affiliates effects or threatens to effect a result, the business or affairs of the Company or any of its affiliates are, have been or are threatened to be carried on or conducted in a manner, or the powers of the directors of the Company or any of its affiliates are, have been or are threatened to be exercised in a manner, that is oppressive or unfairly prejudicial to or that unfairly disregards the interests of any security holder, creditor, director or officer of the Company.

Exclusive Forum

The Company’s by-laws provide that, unless the Company consents in writing to the selection of an alternative forum and except as set out below, the Ontario Superior Court of Justice and the appellate courts therefrom will, to the fullest extent permitted by law be the sole and exclusive forum for any derivative action or proceeding brought on behalf of the Company, any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee to the Company, any action asserting a claim arising pursuant to any provision of the OBCA or the Company’s articles or by-laws of the Company, or any action asserting a claim related to the relationships among the Company, its affiliates and their respective shareholders, directors or officers (other than the business carried on by the Company or its affiliates). The Company’s by-laws also provide that, notwithstanding the foregoing, unless the Company consents in writing to the selection of an alternative forum, the federal district courts of the United States of America will have exclusive jurisdiction for the resolution of any complaint asserting a cause of any action brought to enforce a duty or liability created by the Securities Act. The exclusive forum provision in the by-laws will not apply to actions arising under the Securities Act or the Exchange Act. Investors cannot waive compliance with the U.S. federal securities laws and the rules and regulations thereunder.

Amendment of the Articles, By-laws and Alteration of Share Capital

Under the OBCA, the Company may amend the articles by special resolution. For purposes of the OBCA, a special resolution is a resolution submitted to a special meeting of shareholders duly called for the purpose of considering the resolution and passed at the meeting by at least two-thirds of the votes cast or consented to in writing by all shareholders entitled to vote at such a meeting. A special resolution is generally required to approve corporate matters that may materially affect the rights of shareholders or are of a transformative nature for the Company, including, but not limited to, changes to the Company’s authorized capital structure, changes to the rights privileges, restrictions and conditions in respect of any of the Company’s shares, a change in the Company’s name, the winding up, dissolution or liquidation of the Company, and a plan of arrangement with shareholders.

Under the OBCA, the board may, by resolution, make, amend or repeal any by-laws that regulate the business or affairs of the Company. Where the directors make, amend or repeal any by-law, they must submit the by-law, amendment or repeal to the shareholders at the next meeting of shareholders, and the shareholders may confirm, reject or amend the by-law, amendment or repeal. Where a by-law is made, amended or repealed by the directors, the by-law, amendment or repeal is effective from the date of the resolution of the directors until it is confirmed, amended or rejected by shareholders (or, if the directors fail to submit the by-law, amendment or repeal to shareholders, until the date of the shareholders meeting at which it should have been submitted).

DESCRIPTION OF DEBT SECURITIES

We may issue debt securities from time to time, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt. While the terms we have summarized below will apply generally to any debt securities that we may offer under this prospectus, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement. The terms of any debt securities offered under a prospectus supplement may differ from the terms described below. Unless the context requires otherwise, whenever we refer to the indenture, we also are referring to any supplemental indentures that specify the terms of a particular series of debt securities.

We will issue the debt securities under the indenture that we will enter into with the trustee named in the indenture. The indenture will be qualified under the Trust Indenture Act of 1939, as amended, or the Trust Indenture Act. We have filed the form of indenture as an exhibit to the registration statement of which this prospectus is a part, and supplemental indentures and forms of debt securities containing the terms of the debt securities being offered will be filed as exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference from reports that we file with the SEC.

The following summary of material provisions of the debt securities and the indenture is subject to, and qualified in its entirety by reference to, all of the provisions of the indenture applicable to a particular series of debt securities. We urge you to read the applicable prospectus supplements and any related free writing prospectuses related to the debt securities that we may offer under this prospectus, as well as the complete indenture that contains the terms of the debt securities.

General

The indenture does not limit the amount of debt securities that we may issue. It provides that we may issue debt securities up to the principal amount that we may authorize and that the debt securities may be in any currency or currency unit that we may designate. Except for the limitations on consolidation, merger and sale of all or substantially all of our assets contained in the indenture, the terms of the indenture do not contain any covenants or other provisions designed to give holders of any debt securities protection against changes in our operations, financial condition or transactions involving us.

We will describe in the applicable prospectus supplement the terms of the series of debt securities being offered, including:

•	the title of the series of debt securities;

•	any limit upon the aggregate principal amount that may be issued or authenticated and delivered pursuant to the indenture;

•	the maturity date or dates;

•	the form of the debt securities of the series;

•	the applicability of any guarantees;

•	whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;

•	whether the debt securities rank as senior debt, senior subordinated debt, subordinated debt or any combination thereof, and the terms of any subordination;

•

if the price (expressed as a percentage of the aggregate principal amount thereof) at which such debt securities will be issued is a price other than the principal amount thereof, the portion of the principal amount thereof payable upon declaration of acceleration of the maturity thereof, or if applicable, the portion of the principal amount of such debt securities that is convertible into another security or the method by which any such portion shall be determined;

•

the interest rate or rates, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;

•	our right, if any, to defer payment of interest and the maximum length of any such deferral period;

•

if applicable, the date or dates after which, or the period or periods during which, and the price or prices at which, we may, at our option, redeem some or all of the series of debt securities pursuant to any optional or provisional redemption provisions and the terms of those redemption provisions;

•

the date or dates, if any, on which, and the price or prices at which we are obligated, pursuant to any mandatory sinking fund or analogous fund provisions or otherwise, to redeem, or at the holder’s option to purchase, the series of debt securities and the currency or currency unit in which the debt securities are payable;

•	the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof;

•

any and all terms, if applicable, relating to any auction or remarketing of the debt securities of that series and any security for our obligations with respect to such debt securities and any other terms which may be advisable in connection with the marketing of debt securities of that series;

•	whether the debt securities of the series shall be issued in whole or in part in the form of a global security or securities;

•

the terms and conditions, if any, upon which such global security or securities may be exchanged in whole or in part for other individual securities; and the depositary for such global security or securities;

•

if applicable, the provisions relating to conversion or exchange of any debt securities of the series and the terms and conditions upon which such debt securities will be so convertible or exchangeable, including the conversion or exchange price, as applicable, or how it will be calculated and may be adjusted, any mandatory or optional (at our option or the holders’ option) conversion or exchange features, the applicable conversion or exchange period and the manner of settlement for any conversion or exchange;

•	if other than the full principal amount thereof, the portion of the principal amount of debt securities of the series which shall be payable upon declaration of acceleration of the maturity thereof;

•	additions to or changes in the covenants applicable to the particular debt securities being issued, including, among others, the consolidation, merger or sale covenant;

•

additions to or changes in the events of default with respect to the securities and any change in the right of the trustee or the holders to declare the principal, premium, if any, and interest, if any, with respect to such securities to be due and payable;

•	additions to or changes in or deletions of the provisions relating to covenant defeasance and legal defeasance;

•	additions to or changes in the provisions relating to satisfaction and discharge of the indenture;

•	additions to or changes in the provisions relating to the modification of the indenture both with and without the consent of holders of debt securities issued under the indenture;

•	the currency of payment of debt securities if other than U.S. dollars and the manner of determining the equivalent amount in U.S. dollars;

•	whether interest will be payable in cash or additional debt securities at our or the holders’ option and the terms and conditions upon which the election may be made;

•	the terms and conditions, if any, upon which we will pay amounts in addition to the stated interest, premium, if any and principal amounts of the debt securities of the series in respect of any tax,

assessment or governmental charge and, if so, whether the Company will have the option to redeem such debt securities of the series in lieu of making such payment;

•	any restrictions on transfer, sale or assignment of the debt securities of the series; and

•

any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities, any other additions or changes in the provisions of the indenture, and any terms that may be required by us or advisable under applicable laws or regulations.

We may issue the debt securities issued under the indenture as “discount securities,” which means they may be sold at a discount below their stated principal amount. These debt securities, as well as other debt securities that are not issued at a discount, may be issued with “original issue discount,” or OID, for U.S. federal income tax purposes because of interest payment and other characteristics or terms of the debt securities. Material U.S. federal income tax and Canadian federal income tax considerations applicable to debt securities issued with OID will be described in more detail in any applicable prospectus supplement.

Conversion or Exchange Rights

We will set forth in the applicable prospectus supplement the terms on which a series of debt securities may be convertible into or exchangeable for our common shares or our other securities. We will include provisions as to settlement upon conversion or exchange and whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of common shares or our other securities that the holders of the series of debt securities receive would be subject to adjustment.

Consolidation, Merger or Sale of Assets

Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the indenture will not contain any covenant that restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of our assets as an entirety or substantially as an entirety. However, any successor to or acquirer of such assets (other than a subsidiary of ours) must assume all of our obligations under the indenture or the debt securities, as appropriate.

Events of Default Under the Indenture

Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the following are events of default under the indenture with respect to any series of debt securities that we may issue:

•

if we fail to pay any installment of interest on any series of debt securities, as and when the same shall become due and payable, and such default continues for a period of 90 days; provided, however, that a valid extension of an interest payment period by us in accordance with the terms of any indenture supplemental thereto shall not constitute a default in the payment of interest for this purpose;

•

if we fail to pay the principal of, or premium, if any, on any series of debt securities as and when the same shall become due and payable whether at maturity, upon redemption, by declaration or otherwise, or in any payment required by any sinking or analogous fund established with respect to such series; provided, however, that a valid extension of the maturity of such debt securities in accordance with the terms of any indenture supplemental thereto shall not constitute a default in the payment of principal or premium, if any;

•

if we fail to observe or perform any other covenant or agreement contained in the debt securities or the indenture, other than a covenant specifically relating to another series of debt securities, and our failure continues for 90 days after we receive written notice of such failure, requiring the same to be remedied and stating that such is a notice of default thereunder, from the trustee or holders of at least 25% in aggregate principal amount of the outstanding debt securities of the applicable series; and

•	if specified events of bankruptcy, insolvency or reorganization occur.

If an event of default with respect to debt securities of any series occurs and is continuing, other than an event of default specified in the last bullet point above, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series, by notice to us in writing, and to the trustee if notice is given by such holders, may declare the unpaid principal of, premium, if any, and accrued interest, if any, due and payable immediately. If an event of default specified in the last bullet point above occurs with respect to us, the principal amount of and accrued interest, if any, of each issue of debt securities then outstanding shall be due and payable without any notice or other action on the part of the trustee or any holder.

The holders of a majority in principal amount of the outstanding debt securities of an affected series may waive any default or event of default with respect to the series and its consequences, except defaults or events of default regarding payment of principal, premium, if any, or interest, unless we have cured the default or event of default in accordance with the indenture. Any waiver shall cure the default or event of default.

Subject to the terms of the indenture, if an event of default under an indenture shall occur and be continuing, the trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the trustee reasonable indemnity. The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the debt securities of that series, provided that:

•	the direction so given by the holder is not in conflict with any law or the applicable indenture; and

•

subject to its duties under the Trust Indenture Act, the trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

A holder of the debt securities of any series will have the right to institute a proceeding under the indenture or to appoint a receiver or trustee, or to seek other remedies only if:

•	the holder has given written notice to the trustee of a continuing event of default with respect to that series;

•	the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made written request;

•	such holders have offered to the trustee indemnity satisfactory to it against the costs, expenses and liabilities to be incurred by the trustee in compliance with the request; and

•

the trustee does not institute the proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series other conflicting directions within 90 days after the notice, request and offer.

These limitations do not apply to a suit instituted by a holder of debt securities if we default in the payment of the principal, premium, if any, or interest on, the debt securities.

We will periodically file statements with the trustee regarding our compliance with specified covenants in the indenture.

Modification of Indenture; Waiver

We and the trustee may change an indenture without the consent of any holders with respect to specific matters:

•	to cure any ambiguity, defect or inconsistency in the indenture or in the debt securities of any series;

•	to comply with the provisions described above under “Description of Debt Securities—Consolidation, Merger or Sale of Assets;”

•	to provide for uncertificated debt securities in addition to or in place of certificated debt securities;

•

to add to our covenants, restrictions, conditions or provisions such new covenants, restrictions, conditions or provisions for the benefit of the holders of all or any series of debt securities, to make the occurrence, or the occurrence and the continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default or to surrender any right or power conferred upon us in the indenture;

•

to add to, delete from or revise the conditions, limitations, and restrictions on the authorized amount, terms, or purposes of issue, authentication and delivery of debt securities, as set forth in the indenture;

•	to make any change that does not adversely affect the interests of any holder of debt securities of any series in any material respect;

•

to provide for the issuance of and establish the form and terms and conditions of the debt securities of any series as provided above under “Description of Debt Securities—General” to establish the form of any certifications required to be furnished pursuant to the terms of the indenture or any series of debt securities, or to add to the rights of the holders of any series of debt securities;

•	to evidence and provide for the acceptance of appointment under any indenture by a successor trustee; or

•	to comply with any requirements of the SEC in connection with the qualification of any indenture under the Trust Indenture Act.

In addition, under the indenture, the rights of holders of a series of debt securities may be changed by us and the trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series that is affected. However, unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, we and the trustee may make the following changes only with the consent of each holder of any outstanding debt securities affected:

•	extending the fixed maturity of any debt securities of any series;

•	reducing the principal amount, reducing the rate of or extending the time of payment of interest, or reducing any premium payable upon the redemption of any series of any debt securities; or

•	reducing the percentage of debt securities, the holders of which are required to consent to any amendment, supplement, modification or waiver.

Discharge

Each indenture provides that we can elect to be discharged from our obligations with respect to one or more series of debt securities, except for specified obligations, including obligations to:

•	provide for payment;

•	register the transfer or exchange of debt securities of the series;

•	replace stolen, lost or mutilated debt securities of the series;

•	pay principal of and premium and interest on any debt securities of the series;

•	maintain paying agencies;

•	hold monies for payment in trust;

•	recover excess money held by the trustee;

•	compensate and indemnify the trustee; and

•	appoint any successor trustee.

In order to exercise our rights to be discharged, we must deposit with the trustee money or government obligations sufficient to pay all the principal of, any premium, if any, and interest on, the debt securities of the series on the dates payments are due.

Form, Exchange and Transfer

We will issue the debt securities of each series only in fully registered form without coupons and, unless we provide otherwise in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple thereof. The indenture provides that we may issue debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company, or DTC, or another depositary named by us and identified in the applicable prospectus supplement with respect to that series. To the extent the debt securities of a series are issued in global form and as book-entry, a description of terms relating to any book-entry securities will be set forth in the applicable prospectus supplement.

At the option of the holder, subject to the terms of the indenture and the limitations applicable to global securities described in the applicable prospectus supplement, the holder of the debt securities of any series can exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

Subject to the terms of the indenture and the limitations applicable to global securities set forth in the applicable prospectus supplement, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the debt securities that the holder presents for transfer or exchange, we will impose no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.

We will name in the applicable prospectus supplement the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

If we elect to redeem the debt securities of any series, we will not be required to:

•

issue, register the transfer of, or exchange any debt securities of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of the mailing; or

•	register the transfer of or exchange any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities we are redeeming in part.

Information Concerning the Trustee

The trustee, other than during the occurrence and continuance of an event of default under an indenture, undertakes to perform only those duties as are specifically set forth in the applicable indenture. Upon an event of default under an indenture, the trustee must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the trustee is under no obligation to exercise any of the powers given it by the indenture at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.

Payment and Paying Agents

Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.

We will pay principal of and any premium and interest on the debt securities of a particular series at the office of the paying agents designated by us, except that unless we otherwise indicate in the applicable prospectus supplement, we will make interest payments by check that we will mail to the holder or by wire transfer to certain holders. Unless we otherwise indicate in the applicable prospectus supplement, we will designate the corporate trust office of the trustee as our sole paying agent for payments with respect to debt securities of each series. We will name in the applicable prospectus supplement any other paying agents that we initially designate for the debt securities of a particular series. We will maintain a paying agent in each place of payment for the debt securities of a particular series.

All money we pay to a paying agent or the trustee for the payment of the principal of or any premium or interest on any debt securities that remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the debt security thereafter may look only to us for payment thereof.

Governing Law

The indenture and the debt securities will be governed by and construed in accordance with the internal laws of the State of New York, except to the extent that the Trust Indenture Act is applicable.

DESCRIPTION OF WARRANTS

The following description, together with the additional information we may include in any applicable prospectus supplements, summarizes the material terms and provisions of the warrants that we may offer under this prospectus and the related warrant agreements and warrant certificates. While the terms summarized below will apply generally to any warrants that we may offer, we will describe the particular terms of any series of warrants in more detail in the applicable prospectus supplement. If we indicate in the prospectus supplement, the terms of any warrants offered under that prospectus supplement may differ from the terms described below. Specific warrant agreements will contain additional important terms and provisions and will be incorporated by reference as an exhibit to the registration statement, which includes this prospectus.

General

We may issue warrants for the purchase of our common shares, preferred shares and/or debt securities in one or more series. We may issue warrants independently or together with common shares, preferred shares, and/or debt securities, and the warrants may be attached to or separate from these securities.

We will evidence each series of warrants by warrant certificates that we will issue under a separate warrant agreement. We will enter into the warrant agreement with a warrant agent. We will indicate the name and address of the warrant agent in the applicable prospectus supplement relating to a particular series of warrants.

We will describe in the applicable prospectus supplement the terms of the series of warrants, including:

•	the title of such warrants;

•	the offering price and aggregate number of warrants offered;

•	the currency for which the warrants may be purchased and payable;

•	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;

•	if applicable, the date on and after which the warrants and the related securities will be separately transferable;

•

in the case of warrants to purchase debt securities, the principal amount of debt securities purchasable upon exercise of one warrant and the price at, and currency in which, this principal amount of debt securities may be purchased upon such exercise;

•

in the case of warrants to purchase common shares or preferred shares, the number of common shares or preferred shares, as the case may be, purchasable upon the exercise of one warrant and the price at which these shares may be purchased upon such exercise;

•	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreement and the warrants;

•	the terms of any rights to redeem or call the warrants;

•	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;

•	the periods during which, and places at which, the warrants are exercisable;

•	the manner of exercise;

•	the dates on which the right to exercise the warrants will commence and expire;

•	the manner in which the warrant agreement and warrants may be modified;

•	U.S. federal income tax and Canadian federal income tax consequences of holding or exercising the warrants;

•	the terms of the securities issuable upon exercise of the warrants; and

•	any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

DESCRIPTION OF RIGHTS

We may issue rights to purchase debt securities, common shares, preferred shares or other securities. These rights may be issued independently or together with any other security offered hereby and may or may not be transferable by the shareholder receiving the rights in such offering. The applicable prospectus supplement may add, update or change the terms and conditions of the rights as described in this prospectus. We urge you to read the applicable prospectus supplement and any related free writing prospectus, as well as the complete rights agreements and rights certificates that contain the terms of the rights.

The applicable prospectus supplement will describe the specific terms of any offering of rights for which this prospectus is being delivered, including the following:

•	the price, if any, per right;

•	the exercise price payable for debt securities, preferred shares, common shares, or other securities upon the exercise of the rights;

•	the number of rights issued or to be issued to each shareholder;

•	the number and terms of debt securities, preferred shares, common shares, or other securities which may be purchased per right;

•	the extent to which the rights are transferable;

•	any other terms of the rights, including the terms, procedures and limitations relating to the exchange and exercise of the rights;

•	the date on which the holder’s ability to exercise the rights shall commence, and the date on which the rights shall expire;

•	the extent to which the rights may include an over-subscription privilege with respect to unsubscribed securities; and

•	if applicable, the material terms of any standby underwriting or purchase arrangement entered into by us in connection with the offering of such rights.

Holders may exercise rights as described in the applicable prospectus supplement. Upon receipt of payment and the rights certificate properly completed and duly executed at the corporate trust office of the rights agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the applicable securities purchased upon exercise of the rights. If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than shareholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements with one or more underwriters or other purchasers, pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed for after such offering, as described in the applicable prospectus supplement.

The description in the applicable prospectus supplement of any rights that we may offer will not necessarily be complete and will be subject, and qualified in its entirety by reference, to the applicable rights agreement and rights certificate, which will be filed with the SEC.

DESCRIPTION OF UNITS

We may issue units consisting of any combination of the other types of securities offered under this prospectus in one or more series. We may evidence each series of units by unit certificates that we will issue under a separate agreement. We may enter into unit agreements with a unit agent. Each unit agent will be a bank or trust company that we select. We will indicate the name and address of any unit agent in the applicable prospectus supplement relating to a particular series of units.

The following description, together with the additional information included in any applicable prospectus supplement, summarizes certain features of the units that we may offer under this prospectus. We urge you to read the applicable prospectus supplement and any related free writing prospectus, as well as the complete unit agreements that contain the terms of the units. If we offer any units, certain terms of that series of units will be described in the applicable prospectus supplement, including, without limitation, the following, as applicable:

•	the title of the series of units;

•	the terms of the units and of the other securities comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately;

•	identification and description of the separate constituent securities comprising the units;

•	a description of the terms of any unit agreement governing the units

•	the price or prices at which the units will be issued;

•	a description of the provisions for the payment, settlement, transfer or exchange of the units;

•	the date, if any, on and after which the constituent securities comprising the units will be separately transferable;

•	a discussion of certain U.S. federal income tax and Canadian federal income tax considerations applicable to the units; and

•	any other terms of the units and their constituent securities.

The description in the applicable prospectus supplement of any units that we may offer will not necessarily be complete and will be subject, and qualified in its entirety by reference, to the applicable unit agreement, which will be filed with the SEC.

FORMS OF SECURITIES

Unless we indicate differently in an applicable prospectus supplement, each debt security, warrant and unit we may issue under this prospectus will be represented either by a certificate issued in definitive form to a particular investor or by one or more global securities representing the entire issuance of securities. Certificated securities in definitive form and global securities will be issued in registered form. Definitive securities name you or your nominee as the owner of the security, and in order to transfer or exchange these securities or to receive payments other than interest or other interim payments, you or your nominee must physically deliver the securities to the trustee, registrar, paying agent or other agent, as applicable. Global securities name a depositary or its nominee as the owner of the debt securities, warrants or units represented by these global securities. The depositary maintains a computerized system that will reflect each investor’s beneficial ownership of the securities through an account maintained by the investor with its broker/dealer, bank, trust company or other representative, as we explain more fully below.

Global Securities

We may issue the registered debt securities, warrants and units in the form of one or more fully registered global securities that will be deposited with a depositary or its nominee identified in the applicable prospectus supplement and registered in the name of that depositary or nominee. In those cases, one or more registered global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal or face amount of the securities to be represented by registered global securities. Unless and until it is exchanged in whole for securities in definitive registered form, a registered global security may not be transferred except as a whole by and among the depositary for the registered global security, the nominees of the depositary or any successors of the depositary or those nominees.

If not described below, any specific terms of the depositary arrangement with respect to any securities to be represented by a registered global security will be described in the prospectus supplement relating to those securities. We anticipate that the following provisions will apply to all depositary arrangements.

Ownership of beneficial interests in a registered global security will be limited to persons, called participants, that have accounts with the depositary or persons that may hold interests through participants. Upon the issuance of a registered global security, the depositary will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal or face amounts of the securities beneficially owned by the participants. Any dealers, underwriters or agents participating in the distribution of the securities will designate the accounts to be credited. Ownership of beneficial interests in a registered global security will be shown on, and the transfer of ownership interests will be effected only through, records maintained by the depositary, with respect to interests of participants, and on the records of participants, with respect to interests of persons holding through participants. The laws of some states may require that some purchasers of securities take physical delivery of these securities in definitive form. These laws may impair your ability to own, transfer or pledge beneficial interests in registered global securities.

So long as the depositary, or its nominee, is the registered owner of a registered global security, that depositary or its nominee, as the case may be, will be considered the sole owner or holder of the securities represented by the registered global security for all purposes under the applicable indenture, warrant agreement or unit agreement. Except as described below, owners of beneficial interests in a registered global security will not be entitled to have the securities represented by the registered global security registered in their names, will not receive or be entitled to receive physical delivery of the securities in definitive form and will not be considered the owners or holders of the securities under the applicable indenture, warrant agreement or unit agreement. Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for that registered global security and, if that person is not a participant, on the procedures of the participant through which the person owns its interest, to exercise any rights of a holder under the applicable indenture, warrant agreement or unit agreement. We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take under the applicable indenture, warrant agreement or unit agreement, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take that action, and the participants would authorize beneficial owners owning through them to give or take that action or would otherwise act upon the instructions of beneficial owners holding through them.

Principal, premium, if any, and interest payments on debt securities, and any payments to holders with respect to warrants or units, represented by a registered global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the registered global security. None of the Company, the trustee, any warrant agent, unit agent or any other agent of the Company, or any of their respective agents will have any responsibility or liability for any aspect of the records relating to payments made on account of beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

We expect that the depositary for any of the securities represented by a registered global security, upon receipt of any payment of principal, premium, interest or other distribution of underlying securities or other property to holders on that registered global security, will immediately credit participants’ accounts in amounts proportionate to their respective beneficial interests in that registered global security as shown on the records of the depositary. We also expect that payments by participants to owners of beneficial interests in a registered global security held through participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of those participants.

If the depositary for any of these securities represented by a registered global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Exchange Act, and a successor depositary registered as a clearing agency under the Exchange Act is not appointed by us within 90 days, we will issue securities in definitive form in exchange for the registered global security that had been held by the depositary. Any securities issued in definitive form in exchange for a registered global security will be registered in the name or names that the depositary gives to the relevant trustee, warrant agent, unit agent or other relevant agent of ours or theirs. It is expected that the depositary’s instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in the registered global security that had been held by the depositary. In addition, we may at any time determine that the securities of any series shall no longer be represented by a global security and will issue securities in definitive form in exchange for such global security pursuant to the procedure described above.

PLAN OF DISTRIBUTION

The Company may offer and sell, from time to time, some or all of the securities covered by this prospectus up to a total amount of $200,000,000. The Company has registered the securities covered by this prospectus for offer and sale by it so that those securities may be freely sold to the public by the Company. Registration of the securities covered by this prospectus does not mean, however, that those securities necessarily will be offered or sold.

Securities covered by this prospectus may be sold from time to time, in one or more transactions, at market prices prevailing at the time of sale, at prices related to market prices, at a fixed price or prices subject to change, at varying prices determined at the time of sale or at negotiated prices. The securities being offered by this prospectus may be sold:

•	in ordinary brokers’ transactions;

•	transactions involving cross or block trades;

•	through brokers, dealers or underwriters who may act solely as agents;

•	to or through one or more underwriters on a firm commitment or agency basis;

•	through put or call option transactions relating to the securities covered by this prospectus;

•	through broker-dealers (acting as agent or principal);

•	directly to purchasers, including the Company’s affiliates, through a specific bidding or auction process, on a negotiated basis or otherwise;

•	sales “at the market” to or through a market maker or into an existing trading market, on an exchange or otherwise;

•	through any other method permitted pursuant to applicable law and described in a prospectus supplement; or

•	through a combination of any such methods of sale.

At any time a particular offer of the securities covered by this prospectus is made, a revised prospectus or prospectus supplement, if required, will be distributed, which will set forth the aggregate amount of securities covered by this prospectus being offered and the terms of the offering, including the public offering price or the purchase price of the securities or the other consideration to be paid therefore and the proceeds from such sale, any options under which underwriters may purchase additional securities from the Company, the delayed delivery arrangements, the name or names of any underwriters, dealers, brokers or agents, any discounts, commissions, concessions and other items constituting compensation from the Company, any discounts, commissions or concessions allowed or reallowed or paid to dealers, and any securities exchanges on which the securities may be listed. Such prospectus supplement, and, if necessary, a post-effective amendment to the registration statement of which this prospectus is a part, will be filed with the SEC to reflect the disclosure of additional information with respect to the distribution of the securities covered by this prospectus. In order to comply with the securities laws of certain states, if applicable, the securities sold under this prospectus may only be sold through registered or licensed broker-dealers. In addition, in some states the securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from registration or qualification requirements is available and is complied with.

The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

The distribution of the securities may be affected from time to time in one or more transactions, including:

•	block transactions (which may involve crosses) and transactions on the NYSE or any other organized market where the securities covered by this prospectus may be traded;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its own account pursuant to a prospectus supplement;

•	ordinary brokerage transactions and transactions in which a broker-dealer solicits purchasers;

•	sales “at the market” to or through a market maker or into an existing trading market, on an exchange or otherwise; and

•	sales in other ways not involving market makers or established trading markets, including direct sales to purchasers.

In addition, we may issue the securities as a dividend or distribution. In some cases, we or any dealers acting for us may also repurchase the securities and reoffer them to the public by one or more of the methods described above.

The securities covered by this prospectus may be sold at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices relating to the prevailing market prices or at negotiated prices. The consideration may be cash or another form negotiated by the parties. Agents, underwriters or broker-dealers may be paid compensation for offering and selling the securities covered by this prospectus. That compensation may be in the form of discounts, concessions or commissions to be received from the Company or from the purchasers of the securities covered by this prospectus. Any dealers and agents participating in the distribution of the securities covered by this prospectus may be deemed to be underwriters, and compensation received by them on resale of the securities covered by this prospectus may be deemed to be underwriting discounts. If any such dealers or agents were deemed to be underwriters, they may be subject to statutory liabilities under the Securities Act.

Sales through Underwriters or Dealers

If underwriters are used in a sale, the securities covered by this prospectus will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale, or under delayed delivery contracts or other contractual commitments. Securities covered by this prospectus may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. If an underwriter or underwriters are used in the sale of the securities covered by this prospectus, an underwriting agreement will be executed with the underwriter or underwriters, as well as any other underwriter or underwriters, with respect to a particular underwritten offering of the securities covered by this prospectus, and will set forth the terms of the transactions, including compensation of the underwriters and dealers and the public offering price, if applicable. The prospectus and prospectus supplement will be used by the underwriters to resell the securities covered by this prospectus.

If a dealer is used in the sale of the securities covered by this prospectus, the Company will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. To the extent required, the Company will set forth in the prospectus supplement the name of the dealer and the terms of the transactions.

Sales through Agents

Agents may from time to time solicit offers to purchase the securities covered by this prospectus. If required, the Company will name in the applicable prospectus supplement any agent involved in the offer or sale of the securities and set forth any compensation payable to the agent. Unless otherwise indicated in the prospectus supplement, any agent will be acting on a best efforts basis for the period of its appointment. Any agent selling the securities covered by this prospectus may be deemed to be an underwriter, as that term is defined in the Securities Act, of the securities.

Direct Sales

The Company may directly solicit offers to purchase the securities covered by this prospectus and may make sales of such securities directly to institutional investors or others, without using agents, underwriters or dealers.

These persons may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale of the securities covered by this prospectus. To the extent required, the prospectus supplement will describe the terms of any such sales, including the terms of any bidding or auction process, if used.

Delayed Delivery Contracts

If so indicated in the applicable prospectus supplement, the Company may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase offered securities from the Company at the public offering price set forth in such prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. Such contracts will be subject only to those conditions set forth in the prospectus supplement and the prospectus supplement will set forth the commission payable for solicitation of such contracts.

Market Making, Stabilization and Other Transactions

Certain persons participating in an offering may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids that stabilize, maintain or otherwise affect the price of the offered securities. These activities may maintain the price of the offered securities at levels above those that might otherwise prevail in the open market, including by entering stabilizing bids, effecting syndicate covering transactions or imposing penalty bids, each of which is described below:

•	A stabilizing bid means the placing of any bid, or the effecting of any purchase, for the purpose of pegging, fixing or maintaining the price of a security.

•

A syndicate covering transaction means the placing of any bid on behalf of the underwriting syndicate or the effecting of any purchase to reduce a short position created in connection with the offering.

•

A penalty bid means an arrangement that permits the managing underwriter to reclaim a selling concession from a syndicate member in connection with the offering when offered securities originally sold by the syndicate member are purchased in syndicate covering transactions.

These transactions may be effected on an exchange or automated quotation system, if the securities covered by this prospectus are listed on that exchange or admitted for trading on that automated quotation system, or in the over-the-counter market or otherwise. Stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the offered securities to be higher than it would be in the absence of the transactions. The underwriters may, if they commence these transactions, discontinue them at any time.

Any securities covered by this prospectus that qualify for sale pursuant to Rule 144 or Regulation S under the Securities Act may be sold under Rule 144 or Regulation S rather than pursuant to this prospectus.

To the extent that the Company makes sales to or through one or more underwriters or agents in at-the-market offerings, the Company will do so pursuant to the terms of a distribution agreement between the Company and the underwriters or agents. If the Company engages in at-the-market sales pursuant to a distribution agreement, the Company will offer and sell the securities to or through one or more underwriters or agents, which may act on an agency basis or on a principal basis. During the term of any such agreement, the Company may sell the securities on a daily basis in exchange transactions or otherwise as agreed with the underwriters or agents. The distribution agreement will provide that any securities sold will be sold at prices related to the then prevailing market prices. Therefore, exact figures regarding proceeds that will be raised or commissions to be paid cannot be determined at this time and will be described in a prospectus supplement. Pursuant to the terms of the distribution agreement, the Company also may agree to sell, and the relevant underwriters or agents may agree to solicit offers to purchase, blocks of the Company’s securities. The terms of each such distribution agreement will be set forth in more detail in a prospectus supplement to this prospectus.

In connection with offerings made through underwriters or agents, the Company may enter into agreements with such underwriters or agents pursuant to which the Company receives the Company’s outstanding securities in consideration for the securities being offered to the public for cash. In connection with these arrangements, the underwriters or agents may also sell securities covered by this prospectus to hedge their positions in these outstanding securities, including in short sale transactions. If so, the underwriters or agents may use the securities received from the Company under these arrangements to close out any related open borrowings of securities.

Derivative Transactions and Hedging

The Company, the underwriters or other agents may engage in derivative transactions involving the securities covered by this prospectus. These derivatives may consist of short sale transactions and other hedging activities. The underwriters may acquire a long or short position in the securities, hold or resell securities acquired and purchase options or futures on the securities and other derivative instruments with returns linked to or related to changes in the price of the securities. In order to facilitate these derivative transactions, the Company may enter into security lending or repurchase agreements with the underwriters. The underwriters may effect the derivative transactions through sales of the securities to the public, including short sales, or by lending the securities in order to facilitate short sale transactions by others. The underwriters may also use the securities purchased or borrowed from the Company or others (or, in the case of derivatives, securities received from the Company in settlement of those derivatives) to directly or indirectly settle sales of the securities or close out any related open borrowings of the securities.

Loan or Pledge of Securities

The Company may loan or pledge the securities to a financial institution or other third party that in turn may sell the securities using this prospectus and an applicable prospectus supplement. Such financial institution or third party may transfer its short position to investors in the securities or in connection with a simultaneous offering of other securities offered by this prospectus.

Electronic Auctions

The Company may also make sales through the Internet or through other electronic means. Since the Company may from time to time elect to offer the securities directly to the public, with or without the involvement of agents, underwriters or dealers, utilizing the Internet or other forms of electronic bidding or ordering systems for the pricing and allocation of such securities, you should pay particular attention to the description of that system the Company will provide in a prospectus supplement.

Such electronic system may allow bidders to directly participate, through electronic access to an auction site, by submitting conditional offers to buy that are subject to acceptance by us, and which may directly affect the price or other terms and conditions at which such securities are sold. These bidding or ordering systems may present to each bidder, on a so-called “real-time” basis, relevant information to assist in making a bid, such as the clearing spread at which the offering would be sold, based on the bids submitted, and whether a bidder’s individual bids would be accepted, prorated or rejected. Of course, many pricing methods can and may also be used.

Upon completion of such an electronic auction process, securities will be allocated based on prices bid, terms of bid or other factors. The final offering price at which the offered securities would be sold and the allocation of the offered securities among bidders would be based in whole or in part on the results of the Internet or other electronic bidding process or auction.

General Information

Underwriters, dealers, brokers and agents that we may use from time to time in offering the securities may be entitled under agreements entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments that they may be required to make. If required, the prospectus supplement will describe the terms and conditions of the indemnification or contribution.

Underwriters, dealers, brokers and agents that we may use from time to time in offering the securities may engage in transactions with, or perform services for, us and our affiliates in the ordinary course of business.

Underwriters, dealers and agents that participate in the distribution of the offered securities may be underwriters as defined in the Securities Act, and any discounts or commissions received by them from the Company and any profit on the resale of the securities by them may be treated as underwriting discounts and commissions under the Securities Act. Any underwriters, dealers or agents used in the offer or sale of the securities will be identified and their compensation described in an applicable prospectus supplement.

Under the securities laws of some jurisdictions, the securities offered by this prospectus may be sold in those jurisdictions only through registered or licensed brokers or dealers.

Any person participating in the distribution of securities registered under the registration statement that includes this prospectus will be subject to applicable provisions of the Exchange Act, and the applicable SEC rules and regulations, including, among others, Regulation M, which may limit the timing of purchases and sales of any of the Company’s securities by that person. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of the Company’s securities to engage in market-making activities with respect to the Company’s securities. These restrictions may affect the marketability of the Company’s securities and the ability of any person or entity to engage in market-making activities with respect to the Company’s securities.

TAXATION

The material U.S. federal income tax and, to the extent applicable, material Canadian federal income tax consequences relating to the purchase, ownership and disposition of any of the securities offered by this prospectus will be set forth in the prospectus or applicable prospectus supplement pertaining to those securities.

ENFORCEMENT OF CIVIL LIABILITIES

We are incorporated under the laws of the Province of Ontario. Some of our directors and officers, and some of the experts named in this prospectus, are residents of Canada or otherwise reside outside of the United States, and all or a substantial portion of their assets, and a substantial portion of our assets, are located outside of the United States. We have appointed an agent for service of process in the United States, but it may be difficult for shareholders who reside in the United States to effect service within the United States upon those directors, officers and experts who are not residents of the United States. It may also be difficult for shareholders who reside in the United States to realize in the United States upon judgments of courts of the United States predicated upon our civil liability and the civil liability of our directors, officers and experts under the United States federal securities laws. There can be no assurance that U.S. investors will be able to enforce against us, members of our board of directors, officers or certain experts named herein who are residents of Canada or other countries outside the United States, any judgments in civil and commercial matters, including judgments under the federal securities laws.

We have appointed Puglisi & Associates, 850 Library Avenue, Suite 204, Newark, DE 19711 as our agent to receive service of process with respect to any action brought against us under the federal securities laws of the United States or of any state in the United States.

LEGAL MATTERS

The validity of the common shares offered by this prospectus and certain legal matters as to Canadian law will be passed upon by McCarthy Tétrault LLP. We have been advised on U.S. securities matters by Freshfields Bruckhaus Deringer US LLP.

EXPERTS

The financial statements of Li-Cycle Holdings Corp. for the years ended December 31, 2023 and October 31, 2022 and the two-month period ended December 31, 2022, incorporated by reference in this prospectus by reference to Li-Cycle Holdings Corp.’s Annual Report on Form 10-K for the year ended December 31, 2023, and the effectiveness of the Company’s internal control over financial reporting as of December 31, 2023 and October 31, 2022 have been audited by KPMG LLP, an independent registered public accounting firm, as stated in their report. Such financial statements are incorporated by reference in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

The audit report covering the December 31, 2023 consolidated financial statements contains an explanatory paragraph that states the Company’s recurring losses from operations from inception, negative cash flows from operations, resulting negative working capital and the pause on construction raise substantial doubt about the Company’s ability to continue as a going concern. The consolidated financial statements do not include any adjustments that might result from the outcome of that uncertainty.

The offices of KPMG LLP are located at 100 New Park Place, Suite 1400, Vaughan, ON L4K 0J3.

The financial statements of Li-Cycle Holdings Corp. for the year ended October 31, 2021, incorporated by reference in this prospectus by reference to Li-Cycle Holdings Corp.’s Annual Report on Form 10-K for the year ended December 31, 2023, have been audited by Deloitte LLP, an independent registered public accounting firm, as stated in their report. Such financial statements are incorporated by reference in reliance upon the report of such firm given their authority as experts in accounting and auditing.

The offices of Deloitte LLP are located at 8 Adelaide Street West, Suite 200, Toronto, ON M5H 0A9, Canada.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement (including amendments and exhibits to the registration statement) on Form S-3 under the Securities Act. For purposes of this section, the term registration statement means the original registration statement and any and all amendments including the schedules and exhibits to the original registration statement or any amendment. This prospectus, which is part of the registration statement, does not contain all of the information set forth in the registration statement and the exhibits and schedules to the registration statement. For further information, we refer you to the registration statement and the exhibits and schedules filed as part of the registration statement. If a document has been filed as an exhibit to the registration statement, we refer you to the copy of the document that has been filed. Each statement in this prospectus relating to a document filed as an exhibit is qualified in all respects by the filed exhibit.

We are subject to the information reporting requirements of the Exchange Act, and we are required to file reports, proxy statements and other information with the SEC. The SEC maintains an Internet website that contains reports and other information regarding issuers that file electronically with the SEC. Our filings with the SEC are available to the public through the SEC’s website at http://www.sec.gov.

We maintain a corporate website at www.li-cycle.com. The information posted on or accessible through our website is not incorporated into this prospectus. We have included our website address in this prospectus solely for informational purposes and the references to our websites are intended to be inactive textual references only. Accordingly, no information in any of these internet addresses is included or incorporated herein.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with or furnish to them. This means that we can disclose important information to you by referring you to those documents. Each document incorporated by reference is current only as of the date of such document, and the incorporation by reference of such documents shall not create any implication that there has been no change in our affairs since the date thereof or that the information contained therein is current as of any time subsequent to its date. The information incorporated by reference is considered to be a part of this prospectus and should be read with the same care. When we update the information contained in documents that have been incorporated by reference by making future filings with the SEC, the information incorporated by reference in this prospectus is considered to be automatically updated and superseded. In other words, in the case of a conflict or inconsistency between information contained in this prospectus and information incorporated by reference into this prospectus, you should rely on the information contained in the document that was filed later.

We incorporate by reference the documents listed below and any documents filed with the SEC in the future under Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (including all such documents we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement but excluding any information furnished to rather than filed with the SEC) until the offerings made under this prospectus are completed. Under no circumstances shall any information furnished under Item 2.02 or 7.01 of Form 8-K be deemed incorporated herein by reference unless such Form 8-K expressly provides to the contrary.

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed with the SEC on March 15, 2024; and

•

the description of the securities contained in our registration statement on  Form 8-A filed on August 10, 2021 pursuant to Section 12 of the Exchange Act, together with all amendments and reports filed for the purpose of updating that description.

We will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon his or her written or oral request, a copy of any or all documents referred to above which have been or may be incorporated by reference into this prospectus other than exhibits which are not specifically incorporated by reference into those documents. You can request those documents from the below:

Li-Cycle Holdings Corp. 207 Queens Quay West, Suite 590, Toronto, ON M5J 1A7 Canada (877) 542-9253

We have not authorized any other person to provide you with any information other than the information contained in this prospectus and the documents incorporated by reference herein. We do not take responsibility for, or provide any assurance as to the reliability of, any different or additional information. We are not making an offer to sell any securities in any jurisdiction where the offer or sale is not permitted. You should assume the information appearing in this prospectus and the documents incorporated by reference herein are accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates.

Li-Cycle Holdings Corp.

5,000,000 Units, with each Unit consisting of:

One Common Share

One Series A Warrant to Purchase One Common Share

One Series B Warrant to Purchase One Common Share

10,000,000 Pre-Funded Units, with each Pre-Funded Unit consisting of:

One Pre-Funded Warrant to Purchase One Common Share

One Series A Warrant to Purchase One Common Share

One Series B Warrant to Purchase One Common Share

10,000,000 Common Shares Underlying the Pre-Funded Warrants

15,000,000 Common Shares Underlying the Series A Warrants

15,000,000 Common Shares Underlying the Series B Warrants

PROSPECTUS SUPPLEMENT

Aegis Capital Corp.

January 15, 2025